Registration No. 33-89510
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------


                         POST EFFECTIVE AMENDMENT NO. 3


                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            The Equitable Life Assurance Society of the United States
             (Exact name of registrant as specified in its charter)
        ---------------------------------------------------------

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
    ------------------------------------------------------------------------


                                  MARY P. BREEN
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL


            The Equitable Life Assurance Society of the United States
              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
       ------------------------------------------------------------------

                      THE EQUITABLE LIFE ASSURANCE SOCIETY
                              OF THE UNITED STATES

                          SUPPLEMENT DATED MAY 1, 1998
                                       to
                             EQUI-VEST(R) PROSPECTUS
                                DATED MAY 1, 1998

              FOR EMPLOYEES OF EMPLOYERS ASSOCIATED WITH REALTY ONE


         This Supplement modifies certain information contained in the prospectus dated May 1, 1998 ("Prospectus") as it relates to certain series 200 Trusteed Contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). The Series 200 Trusteed Contracts, modified as described below (the "Modified Trusteed Contracts"), are offered to employees of employers associated with Realty One, a real estate brokerage firm, on the basis described in the Prospectus, except that the Contingent Withdrawal Charge applicable to the Modified Trusteed Contracts will be waived for all plan assets invested under such Contracts, except for any withdrawal of plan assets which were invested in the Guaranteed Interest Account less than 120 days prior to such withdrawal. Except as modified above, the discussion under "Contingent Withdrawal Charge" with respect to Trusteed Contracts beginning at page 58 of the Prospectus is applicable to the Modified Trusteed Contracts.



         The Annual Administrative Charge is waived. The discussion under "Annual Administrative Charge" on page 59 of the Prospectus is, therefore, inapplicable.




888-1145

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                          SUPPLEMENT DATED MAY 1, 1998
                                       TO
                             EQUI-VEST(R) PROSPECTUS
                                DATED MAY 1, 1998

                 For Employees of Allegheny County, Pennsylvania


This Supplement modifies certain information contained in the prospectus dated May 1, 1998 ("Prospectus") as it relates to the Series 200 EDC Contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). The Series 200 EDC Contracts, modified as described below (the "Modified EDC Contracts"), are offered to employees of Allegheny County, Pennsylvania, on the basis described in the Prospectus, except that the Contingent Withdrawal Charge and Annual Administrative Charge applicable to the Modified EDC Contracts will be as follows:

o Contingent   Withdrawal  Charge.  The  Contingent  Withdrawal  Charge  ("CWC")
  schedule for the Modified EDC Contract is as follows:

  Contract Year(s)                           CWC
  ----------------                           ---
         1                                     6%
         2                                     5
         3                                     4
         4                                     3
         5                                     2
         6+                                    0

This table replaces the table on page 58 of the Prospectus.

No CWC will apply in the event of the:
     -- Death
     -- Disability
     -- Separation from service from Allegheny County
     -- Retirement
of the participant.

The Annual Administrative Charge is waived. The discussion under "Annual Administrative Charge," beginning at page 59 of the Prospectus is, therefore, not applicable.

888-1146

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                          SUPPLEMENT DATED MAY 1, 1998
                                       TO
                             EQUI-VEST(R) PROSPECTUS
                                DATED MAY 1, 1998

    This Supplement modifies certain information in the prospectus dated May 1, 1998 for EQUI-VEST group and individual deferred variable annuity contracts offered by Equitable Life. Capitalized terms in this Supplement have the same meanings as in the prospectus.

    In addition to other options described in "Distribution Options" under Part 6 of the prospectus, the following distribution options may be available to participants in certain public employee deferred compensation plans in the State of Iowa. If such plans permit the use of such options, your Employer may select one of the following options upon receipt of your irrevocable election to receive payments in such form:

1.  MINIMUM DISTRIBUTION OPTION

    Beginning in the year that you are required to begin minimum distribution payments under the Code and applicable U.S. Treasury regulations and each year thereafter, we will make annual payments to you subject to the rules of the Code and to our administrative rules then in effect. The amount of each payment will be calculated as described in this item 1.

    Each year, we will calculate an annual amount equal to the minimum distribution required under Section 401(a)(9) of the Code and applicable Treasury regulations. The minimum distribution for each such year will be determined by dividing (a) your Annuity Account Value as of December 31 of the previous year, by (b) a life expectancy factor described below.

    As you may elect under the terms of your Employer's plan, the life expectancy factor is either a single life expectancy factor (based on your life expectancy) or a joint life expectancy factor (based on the joint lives of you and your spouse). Either such factor will be determined based on tables contained in Section 401(a)(9) of the Code or applicable Treasury regulations.

    If the joint life expectancy factor is elected, your designated beneficiary for minimum distribution purposes must be your spouse, unless the naming of a non-spouse beneficiary is permitted pursuant to our rules in effect at the time a beneficiary is named (such naming is not permitted at this date).

    Life expectancy factors will be recalculated each year, unless (a) you elect not to recalculate or (b) the beneficiary is not your spouse. If life expectancy is not recalculated, then each life expectancy factor is based on the calculation for the calendar year in which you (and the beneficiary, if joint life expectancy applies) begin receiving minimum distributions reduced by one for each subsequent calendar year.

    The election of the life expectancy factor to be used and whether recalculation is to apply will be irrevocable.

    The calculation procedure may be changed as necessary in our sole discretion to comply with the minimum distribution rules under Section 401(a)(9) of the Code and applicable Treasury regulations.

2.  COMBINATION OF SYSTEMATIC WITHDRAWAL AND MINIMUM DISTRIBUTION OPTION

    Beginning on the date of the first payment of your plan benefits, if we are directed by your Employer under the terms of the Employer's plan, we will make systematic withdrawal payments to you as follows at the frequency you have elected (annually, quarterly or monthly), subject to our administrative rules then in effect. The systematic withdrawal option described in "Distribution Options" under Part 6 of the prospectus will be in combination with the Minimum Distribution Option as described below.

    Prior to the year that minimum distributions are required to start, we will pay the amount of each systematic withdrawal payment of the type you have selected. Based on your elections regarding your beneficiary and recalculations of life expectancy as described in item 1 above, we will calculate annually the required imputed minimum distribution amount and determine whether an additional payment to you is required. The calculation of such imputed minimum distribution amount will be made on a basis consistent with the required minimum distribution rules described in item 1 above, using the tables contained in Section 401(a)(9) of the Code and applicable Treasury regulations. Beginning with the year that minimum distributions are required to start, we will calculate annually the required minimum distribution and determine whether an additional payment to you is required. If required, an imputed minimum distribution payment or a required minimum distribution payment, as applicable, will be made in addition to the systematic withdrawal payments.

    If at any time after you have made the irrevocable election under your Employer's plan as described above, the Internal Revenue Service disallows the basis for calculating the payments as described in this item 2, we will have the right, in our sole discretion, to change the basis for calculating the payments as we deem necessary in order to meet the requirements of the Code and applicable Treasury regulations.

                        FOR USE ONLY WITH PEDC CONTRACTS
                              IN THE STATE OF IOWA

888-1147

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                          SUPPLEMENT DATED MAY 1, 1998
                                       TO
                            EQUI-VEST (R) PROSPECTUS
                                DATED MAY 1, 1998

This supplement modifies certain information in the prospectus dated May 1, 1998 (the "Prospectus") for EQUI-VEST group and individual deferred variable annuity contracts offered by Equitable Life. Equitable Life will offer its EQUI-VEST Series 200 TSA contracts modified with Rider 95MDHOSP (the "Modified TSA Contract") only to employees (age 75 and below) of hospitals and non-profit healthcare organizations doing business in Maryland. This Supplement describes the material differences between the Modified TSA Contract and the EQUI-VEST Series 200 TSA contract described in the Prospectus.
Capitalized terms in this Supplement have the same meaning as in the Prospectus.

Material differences between the Modified TSA Contract and the TSA provisions described in the EQUI-VEST Prospectus include the following:

     o CONTINGENT WITHDRAWAL CHARGE. The Contingent Withdrawal Charge schedule for the Modified TSA Contract is as follows:

                          CONTINGENT WITHDRAWAL CHARGES

                 CONTRACT YEAR(S)                      CHARGE
                 ----------------                      ------
                        1                                6%
                        2                                5
                        3                                4
                        4                                3
                        5                                2
                        6+                               0

         This table replaces the EQUI-VEST Series 200 Contingent Withdrawal Charge table "Deductions and Charges" in Part 7 of the Prospectus.

     o No contingent withdrawal charge will apply to funds transferred on or after January 18, 1996 into the Modified TSA Contract from another tax sheltered annuity contract qualified under Section 403(b) of the Code and issued by an insurance company other than Equitable Life.

     o LOANS. Loans will be available under the Modified TSA Contract when the TSA plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Only one outstanding loan will be permitted at any time. There is a minimum loan amount of $1,000 and a maximum loan amount which varies depending on the participant's Annuity Account Value but may never exceed $50,000. For more complete details and rules on Loans see "Loans (for TSA and Corporate Trusteed Only)" in Part 6 of the Prospectus, "Certain Rules Applicable to Plan Loans" in Part 9 and "Part 1: Additional Loan Provisions" in the Statement of Additional Information.

     o EXCEPTIONS TO THE CONTINGENT WITHDRAWAL CHARGE. For the modified TSA Contract, the "How the Contingent Withdrawal Charge is Applied for Series 100 and 200 IRA, SEP, SIMPLE IRA, TSA, EDC and Annuitant-Owned HR-10 Contracts" Section in "Part 7: Deductions and Charges" has been revised as follows:

         No charge will be applied to any amount withdrawn from the TSA Contract if:

         -- the Annuitant has separated from service, or

         -- the Annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code, or

         -- the Annuitant makes a withdrawal at any time if he qualifies to receive Social Security disability benefits as certified by the Social Security Administration or any successor agency.

     o ANNUAL ADMINISTRATIVE CHARGE. No annual administrative charge will be charged to participants in the Modified TSA Contract.


                      FOR USE ONLY IN THE STATE OF MARYLAND

888-1148

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


                             EQUI-VEST(R) SUPPLEMENT
                                DATED MAY 1, 1998
                                       TO
                             EQUI-VEST(R) PROSPECTUS
                                DATED MAY 1, 1998

This Supplement (SUPPLEMENT) adds and modifies certain information in the EQUI-VEST PERSONAL RETIREMENT PROGRAMS AND EMPLOYER-SPONSORED RETIREMENT PROGRAMS prospectus dated May 1, 1998 (PROSPECTUS) for EQUI-VEST annuities, group and individual deferred variable annuity contracts (CONTRACTS) offered by The Equitable Life Assurance Society of the United States (EQUITABLE LIFE). You may obtain an additional copy of the Prospectus, free of charge by writing us at P.O. Box 2996, New York, NY 10116-2996, or by calling us toll-free at 1-800-628-6673.

This Supplement provides information about EQUI-VEST that prospective investors should know before investing. You should read it carefully and retain it for future reference. Capitalized terms in this Supplement have the same meanings as in the Prospectus, unless the content indicates otherwise.

LIMITED OPPORTUNITY FOR EQUI-VEST TO TRANSFER FROM THE GUARANTEED INTEREST ACCOUNT. If you elect to make all Investment Options available (Maximum Fund Choice), your EQUI-VEST Contract permits you to transfer a limited amount of your Annuity Account Value out of the Guaranteed Interest Account to any other Investment Option. See TRANSFERS in your prospectus. From March 16, 1998 through JULY 10, 1998, we are relaxing our Contract rules to permit you to transfer amounts of Annuity Account Value out of the Guaranteed Interest Account to any other Investment Option, without limitation. However, any amount transferred must be at least $300 or, if less, the entire amount in the Guaranteed Interest Account. In order to take advantage of this transfer opportunity, your written transfer request must be received in our Administrative Office by JULY 10, 1998. Your transfer request may also be received through the EQUI-VEST Telephone Operated Support (TOPS) System. TOPS is generally available on a 24-hour basis, 7 days a week. The TOPS toll-free number is 1-800-755-7777. Your transfer request through TOPS must be received by 4:00 P.M. Eastern Time on JULY 10, 1998. We reserve the right to extend this offer beyond this date without notice.





            THIS SUPPLEMENT SHOULD BE RETAINED FOR FUTURE REFERENCE.
               Copyright 1998 The Equitable Life Assurance Society
                   of the United States. All rights reserved.

888-1060

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                          SUPPLEMENT DATED MAY 1, 1998
                                       TO
                             EQUI-VEST(R) PROSPECTUS
                                DATED MAY 1, 1998

This supplement modifies certain information in the prospectus dated May 1, 1998 (the "Prospectus") for EQUI-VEST group and individual deferred variable annuity contracts offered by Equitable Life. Equitable Life will offer a modified version of its EQUI-VEST Series 200 TSA contracts (the "Modified TSA Agreement") only to participants in qualifying retirement programs of certain nonprofit healthcare organizations. This Supplement describes the material differences between the Modified TSA Agreement and the EQUI-VEST Series 200 TSA contract described in the Prospectus. Capitalized terms in this Supplement have the same meaning as in the Prospectus.

Material differences between the Modified TSA Agreement and the TSA provisions described in the EQUI-VEST Prospectus include the following:

   o CONTINGENT WITHDRAWAL CHARGE. The Contingent Withdrawal Charge schedule for the Modified TSA Agreement is as follows:

                          CONTINGENT WITHDRAWAL CHARGES
                          -----------------------------

                 CONTRACT YEAR(S)                      CHARGE
                 ----------------                      ------
                        1                                6%
                        2                                5
                        3                                4
                        4                                3
                        5                                2
                        6+                               0

         This table replaces the EQUI-VEST Series 200 Contingent Withdrawal Charge table in "Deductions and Charges" (Part 7 of the Prospectus).

     o EXCEPTIONS TO THE CONTINGENT WITHDRAWAL CHARGE. For the modified TSA Agreement, the section entitled "How the Contingent Withdrawal Charge is Applied for Series 100 and 200 IRA, SEP, SIMPLE IRA, TSA, EDC and Annuitant-Owned HR-10 Contracts" in "Part 7: Deductions and Charges" has been revised to add the following waivers:

         No charge will be applied to any amount withdrawn from the Modified TSA Agreement if:

         -- the Annuitant has separated from service, or

         -- the Annuitant makes a withdrawal at any time if he qualifies to receive Social Security disability benefits as certified by the Social Security Administration or any successor agency.

     o ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge to participants under the Modified TSA Agreement is at maximum the charge described in the Prospectus -- that is, it is equal to the lesser of $30 or 2% or the Annuity Account Value on the last Business Day of each year (adjusted to include any withdrawals made during the year), to be prorated for a fractional year. This charge may be reduced or waived when a Modified TSA Agreement is used by the employer and the required participant services are performed at a modified or minimum level.




                     FOR USE ONLY IN THE STATE OF ILLINOIS.


888-1161

                                  EQUI-VEST(R)
                          PERSONAL RETIREMENT PROGRAMS
                                       AND
                     EMPLOYER-SPONSORED RETIREMENT PROGRAMS
                          PROSPECTUS, DATED MAY 1, 1998


--------------------------------------------------------------------------------

 VARIABLE ANNUITY CONTRACTS FUNDED THROUGH THE INVESTMENT FUNDS OF
                               SEPARATE ACCOUNT A
                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------

This prospectus describes group and individual deferred variable annuity contracts (CONTRACTS) offered by The Equitable Life Assurance Society of the United States (EQUITABLE LIFE). The EQUI-VEST Contracts are designed for retirement savings and long-range financial planning as part of a retirement savings plan. Contributions in EQUI-VEST Contracts accumulate on a Federal income tax-deferred basis, and at a future date you can receive a stream of periodic payments, including a fixed or variable annuity.

EQUI-VEST Personal Retirement Programs include individual  retirement  annuities
(IRAS) and those established through rollovers from tax-favored retirement plans (QP IRAS) as well as non-qualified annuities (NQS).

EQUI-VEST Employer-Sponsored Retirement Programs include SEPs, SIMPLE IRAs, TSAs, EDCs, Trusteed and Annuitant-Owned HR-10 Plans, as described in this prospectus.

EQUI-VEST offers the investment options (INVESTMENT OPTIONS) listed below. These Investment Options include the Guaranteed Interest Account, which is part of Equitable Life's general account and pays interest at guaranteed fixed rates, twenty-four variable investment funds (INVESTMENT FUNDS) of Separate Account A (SEPARATE ACCOUNT), and ten Fixed Maturity Periods (FIXED MATURITY PERIODS) in the Fixed Maturity Account (in states where approved).


-------------------------------------------------------------------------------------------------------------------------------
                                       INVESTMENT FUNDS                                           OTHER INVESTMENT OPTIONS
-------------------------------------------------------------------------------------------------------------------------------

o Alliance Money Market         o Alliance Small Cap Growth    o EQ/ Putnam Balanced           o Guaranteed Interest Account
o Alliance Intermediate         o Alliance Conservative        o MFS Research                  o Fixed Maturity Account:
  Government Securities           Investors                    o MFS Emerging Growth Companies   A choice of ten Fixed
o Alliance High Yield           o Alliance Balanced            o Morgan Stanley Emerging         Maturity Periods with
o Alliance Quality Bond         o Alliance Growth Investors      Markets Equity                  expiration dates 1999
o Alliance Growth & Income      o T. Rowe Price International  o Warburg Pincus Small Company    through 2008
o Alliance Equity Index           Stock                          Value
o Alliance Common Stock         o T. Rowe Price Equity Income  o Merrill Lynch World Strategy
o Alliance Global               o EQ/Putnam Growth & Income    o Merrill Lynch Basic Value
o Alliance International          Value                          Equity
o Alliance Aggressive Stock
-------------------------------------------------------------------------------------------------------------------------------

We invest each Investment Fund in shares of a corresponding portfolio (PORTFOLIO) of either Class IA shares of The Hudson River Trust (HRT) or in Class IB shares of the EQ Advisors Trust (EQAT), two mutual funds whose shares are purchased by the separate accounts of insurance companies. The prospectuses for HRT (in which the "Alliance" Investment Funds invest) and EQAT (in which the other Investment Funds invest), directly follow this prospectus and describe the investment objectives, policies and risks of the Portfolios.


Amounts allocated to a Fixed Maturity Period within the Fixed Maturity Account accumulate on a fixed basis and are credited with interest at a rate we set (RATE TO MATURITY) for the entire period. On each business day (BUSINESS DAY) we will determine the Rate to Maturity available for amounts newly allocated to Fixed Maturity Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, terminations and certain other transactions from a Fixed Maturity Period before its expiration date (EXPIRATION DATE). Each Fixed Maturity Period has its own Rate to Maturity.


Participants may choose from a variety of payout options. If an annuity is selected as the retirement payout option, variable and fixed annuities are available. Fixed annuities are funded through Equitable Life's general account. Variable payments will be funded through your choice of Investment Funds investing in HRT.


This prospectus provides information about EQUI-VEST that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless it is attached to current prospectuses for HRT and EQAT, which you should also read carefully. The HRT and EQAT prospectuses are attached to this prospectus.

Registration statements relating to the Separate Account and to interests under the Fixed Maturity Periods have been filed with the Securities and Exchange Commission (SEC). The Statement of Additional Information (SAI), dated May 1, 1998, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to the Processing Office or calling 1-800-628-6673, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

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May 1, 1998 888-1144 Cat. No. 127653 Copyright 1998 The Equitable Life Assurance Society of the United States, New York, New York, 10104. All rights reserved.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1997 and a current report on Form 8-K dated April 7, 1998, are incorporated herein by reference.


      All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

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                          PROSPECTUS TABLE OF CONTENTS

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GENERAL TERMS                                      PAGE  5

PART 1:    SUMMARY                                 PAGE  7
Equitable Life                                        7
Deferred Variable Annuities                           7
Types of Retirement Programs                          7
Investment Options                                    9
Selecting Investment Options                          9
Contributions                                         9
Transfers                                             9
Services We Provide                                   9
Distribution Options and Death
   Benefits                                          11
SPDA Variable Distribution Option                    11
Withdrawals and Termination                          11
Loans                                                11
Taxes                                                12
Deductions and Charges                               12
10-Day Free Look for EQUI-VEST                       12
Fee Tables and Examples                              13

PART 2:    SEPARATE ACCOUNT A AND
           ITS INVESTMENT FUNDS                    PAGE 24
Separate Account A                                   24
Trusts                                               24
HRT's Manager and Investment Adviser                 25
EQAT's Manager                                       26
EQAT's Investment Advisers                           26
Investment Policies and Objectives of
   the Trusts' Portfolios                            28

PART 3:    INVESTMENT PERFORMANCE                  PAGE 30
Investment Fund Performance                          30
Communicating Performance Data                       40


PART 4:    THE GUARANTEED INTEREST
           ACCOUNT                                 PAGE 41

PART 5:    THE FIXED
           MATURITY ACCOUNT                        PAGE 42
Allocations to Fixed Maturity Periods                42
Availability of Fixed Maturity Periods               42
Rates to Maturity and Present Value
   Per $100 of Maturity Amount                       42
Options at Expiration Date                           42
Market Value Adjustment for Transfers,
   Withdrawals or Termination Prior
   to the Expiration Date                            43
PART 6:    PROVISIONS OF THE EQUI-VEST
           CONTRACTS                               PAGE 45
The EQUI-VEST Contract Series                        45
Selecting Investment Options                         45
Contributions under the Contracts                    45
Annuity Account Value                                47
Transfers                                            47
Automatic Transfer Options
   Investment Simplifier                             48
Asset Rebalancing Service
Automatic NQ Deposit Service                         49
Loans (for TSA and Corporate Trusteed
   Only)                                             49
Assignment and Funding Changes                       49
Partial Withdrawals and Termination                  49
Third Party Transfers or Exchanges                   50
Requirements for Distributions                       50
Distribution Options                                 51
Guaranteed Death Benefit                             53
Your Beneficiary                                     53
Proceeds                                             54

PART 7:    DEDUCTIONS AND CHARGES                  PAGE 55
All Contracts                                        55
EQUI-VEST Traditional IRA, QP IRA, Roth
   IRA, SEP, SIMPLE IRA and
   NQ Contracts (Series 300 and 400 Only)            56
All EQUI-VEST EDC, TSA and
   Trusteed Contracts plus Traditional IRA,
   QP IRA, Roth IRA, SEP, SIMPLE IRA
   and NQ (Series 100 and 200 Only)                  59

PART 8:    VOTING RIGHTS                           PAGE 63
HRT and EQAT Voting Rights                           63
Voting Rights of Others                              63
Separate Account Voting Rights                       63
Changes in Applicable Law                            63

PART 9:    FEDERAL TAX AND
           ERISA MATTERS                           PAGE 64
Annuities                                            64
Tax Changes                                          64
Taxation of Non-Qualified Annuities                  64
General Rules of Federal and State
   Income Tax Withholding;
   Information Reporting                             65
Other Withholding                                    66
Special Rules for NQ and
   Trusteed Contracts Issued
   in Puerto Rico                                    66
Special Rules for Tax-Favored
   Retirement Programs                               66
Qualified Plans                                      66
Tax-Sheltered Annuity
   Arrangements (TSAs)                               67
General Discussion of IRAs                           72
Cancellation                                         73
Traditional Individual Retirement Annuities
   ("Traditional IRAs")                              73

Illustration of Guaranteed Rates                     78
Annuity Account Values and Cash
   Values (Tables)                                   79
Roth IRAs
   (Roth Individual Retirement Annuities)            80
Simplified Employee Pensions (SEPs)                  83
SIMPLE IRAs (Savings Incentive
   Match Plans)                                      84
Public and Tax-Exempt Organization
   Employee Deferred Compensation Plans
   (EDC Plans)                                       85

PART 10:   INDEPENDENT ACCOUNTANTS                 PAGE 86

PART 11:   LEGAL PROCEEDINGS                       PAGE 86

APPENDIX I: AN EXAMPLE OF
   FIXED MATURITY PERIOD MARKET
   VALUE ADJUSTMENT                                PAGE 87

STATEMENT OF ADDITIONAL
   INFORMATION TABLE OF CONTENTS                   PAGE 88

HOW TO OBTAIN THE EQUI-VEST
   STATEMENT OF ADDITIONAL
   INFORMATION                                     PAGE 88

--------------------------------------------------------------------------------

                                  GENERAL TERMS

--------------------------------------------------------------------------------

In this prospectus, the terms "we," "our" and "us" mean The Equitable Life Assurance Society of the United States (EQUITABLE LIFE). The terms "you" and "your" refer to the Contract Owner.

ACCUMULATION UNIT -- Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund. The "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Fund on a given date.


ANNUITANT/PARTICIPANT -- We use the term Annuitant in our Contracts and in our Certificates we use the term Participant. In either case, these terms mean the individual who is the measuring life for determining annuity benefits and generally the person who is entitled to receive those benefits. This person may, in certain cases, not be the Contract or Certificate Owner. The Annuitant or Participant will have the right to exercise rights under a Contract or Certificate only if that person is also the Contract or Certificate Owner. Throughout this prospectus, we will use the term "Annuitant" to refer to both Annuitants and Participants.


ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options under your Contract, plus the amount of any loan reserve account. The sum of the amounts in the Investment Options on any Business Day equals (1) the value of your Investment Funds on that date, (2) the value in the Guaranteed Interest Account on that date plus (3) the sum of your Market Adjusted Amounts in the Fixed Maturity Periods on that date. See "Annuity Account Value" in Part 6.


BUSINESS DAY -- Generally, our Business Day is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We are closed on national business holidays including Martin Luther King, Jr. Day and the Friday after Thanksgiving. Additionally, we may choose to close on the day immediately preceding or following a national business holiday or due to emergency conditions. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time.


CASH VALUE -- The Annuity Account Value minus any applicable withdrawal charges and minus any outstanding loan.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTRACT/CERTIFICATE -- When EQUI-VEST is offered under a group Contract, the document provided to participating individuals is called a Certificate rather than a Contract. When EQUI-VEST is offered on an individual basis, the document provided is a Contract. Throughout this prospectus, we will use the term "Contract" to refer to both Contracts and Certificates.

CONTRACT DATE/PARTICIPATION DATE -- We use the term Contract Date in our Contracts and in our Certificates we use the term Participation Date. In either case, this is the Business Day we receive at our Processing Office, the properly completed and signed application form for your Contract, any other required documentation and a contribution (unless payment is being made through your employer). Throughout this prospectus, we will use the term "Contract Date" to refer to both the Contract Date and Participation Date.

CONTRACT OWNER/CERTIFICATE OWNER -- The Annuitant, employer, trustee or other party, whichever owns the Contract or Certificate. References to "Contracts" and "Contract Owners" in this prospectus include the Certificates and their Certificate Owners. Throughout this prospectus, we will use the term "Contract Owner" to refer to both the Contract Owner and Certificate Owner.

CONTRACT YEAR/PARTICIPATION YEAR -- We use the term Contract Year in our Contracts and in our Certificates we use the term Participation Year. In either case, this is the 12-month period beginning on either your Contract Date or each anniversary of that date. Throughout this prospectus, we will use the term "Contract Year" to refer to both Contract Year and Participation Year.


CURRENT TOTAL ACCOUNT BALANCE -- The sum of the amounts in your Investment Funds and your Guaranteed Interest Account, plus the total Book Value of all of your Fixed Maturity Periods. See "Market Value Adjustment for Transfers, Withdrawals or Termination Prior to the Expiration Date" in Part 5.

ERISA -- The Employee Retirement Income Security Act of 1974, as amended.


EQAT -- The EQ Advisors Trust, a mutual fund in which some of the assets of Separate Account A are invested.

EXPIRATION DATE -- The date on which a Fixed Maturity Period ends.

FIXED MATURITY ACCOUNT -- The Account that contains the Fixed Maturity Periods. The Fixed Maturity Account is referred to as the "Guaranteed Period Account" in the Contracts.

FIXED MATURITY PERIOD (PERIODS) -- Any of the periods of time ending on an Expiration Date that are available for investment under certain Series 400 Contracts. Fixed Maturity Periods are referred to as "Guarantee Periods" in the Contracts.

GUARANTEED INTEREST ACCOUNT -- The Investment Option that pays interest at guaranteed fixed rates and is part of our general account. The Guaranteed Interest Account is referred to as "Guaranteed Interest Division" in some EQUI-VEST Certificates.

HRT -- The Hudson River Trust, a mutual fund in which some of the assets of Separate Account A are invested.

INVESTMENT FUNDS -- In some EQUI-VEST Contracts, the Investment Funds are referred to as Investment Divisions. These are the twenty-four variable investment funds of Separate Account A. Throughout this prospectus, we will use the term "Investment Funds" to refer to both Investment Funds and Investment Divisions.

INVESTMENT  OPTIONS  --  The  choices  for  investment  of  contributions:   the
twenty-four Investment Funds, the Guaranteed Interest Account, each available Fixed Maturity Period within the Fixed Maturity Account.


IRA -- The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. Depending on the context, this term may cover Traditional IRAs and it may also include SEP IRAs, SIMPLE IRAs, or QP IRAs. In addition, it may cover Roth IRAs.


MATURITY AMOUNT -- The amount in a Fixed Maturity Period on its Expiration Date. The Maturity Amount is referred to as the "Maturity Value" in the Contracts.


MAXIMUM FUND CHOICE -- One of two methods for selecting Investment Options -- This election will result in restrictions on the amount transferable out of the Guaranteed Interest Account, but will allow the Contract Owner to allocate contributions to any Investment Fund, the Guaranteed Interest Account and (for Owners of Series 400 IRA, QP IRA and NQ Contracts only, subject to state approval) the Fixed Maturity Account. See "Selecting Investment Options" in Part 1.


MAXIMUM TRANSFER FLEXIBILITY -- One of two methods for selecting Investment Options--this election allows the Contract Owner to allocate contributions to certain HRT and EQAT Investment Options and to the Guaranteed Interest Account, with no transfer restrictions on the amount transferable out of the Guaranteed Interest Account.

ORIGINAL CONTRACTS/CERTIFICATES -- EQUI-VEST Contracts under which the EQUI-VEST Contract Owner has not elected to add Investment Options other than the Guaranteed Interest Account and the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock Funds. These Contracts prohibit transfers into the Money Market Fund.

PARTICIPANT -- An individual who participates in an Employer's plan funded by an EQUI-VEST Contract.

PORTFOLIOS -- The portfolios of EQAT or HRT that correspond to the Investment Funds of the Separate Account.

PROCESSING OFFICE -- The office to which all contributions, written requests or other written communications must be sent. See "Services We Provide" in Part 1.

RATE TO MATURITY -- The interest rate established for each Business Day for each Fixed Maturity Period. Rates to Maturity are referred to as "Guaranteed Rates" in the Contracts.

SAI -- The EQUI-VEST Statement of Additional Information.

SEPARATE ACCOUNT -- Our Separate Account A.

SUCCESSOR ANNUITANT AND OWNER -- The individual who upon the death of the Annuitant and Owner succeeds as the Annuitant and Owner of the Contract. You can designate a Successor Annuitant and Owner under Series 300 and 400 Contracts if the following conditions are met: (1) you are both Annuitant and Owner and (2) you name your spouse as the sole beneficiary.

SUCCESSOR OWNER -- The individual who upon your death will succeed you as Owner of your Contract. A Successor Owner can be designated under Series 300 and 400 Contracts.

TRANSACTION DATE -- The Business Day we receive a contribution or acceptable written or TOPS transaction request providing the information we need at our Processing Office. If your contribution or request is not accompanied by complete information or is mailed to the wrong address, the Transaction Date will be the date we receive such complete information at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day -- unless under certain circumstances, a future date certain is specified in the request.


TRUSTS  --  The  Hudson  River  Trust  (HRT)  and  EQ  Advisors   Trust  (EQAT),
collectively.


VALUATION PERIOD -- Each Business Day together with any consecutive preceding non-Business Day(s).

--------------------------------------------------------------------------------

                                 PART 1: SUMMARY

--------------------------------------------------------------------------------

The following Summary is qualified in its entirety by more detailed information appearing elsewhere in the prospectus (see "Prospectus Table of Contents" on page 3) and the terms of applicable Contracts. Please be sure to read the prospectus in its entirety.

EQUITABLE LIFE

EQUITABLE LIFE is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our Home Office is located at 1290 Avenue of the Americas, New York, New York 10104. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.


Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the "Holding Company"). The largest shareholder of the Holding Company is AXA-UAP (AXA), a French company. As of December 31, 1997, AXA beneficially owned 58.7% of the outstanding common stock of the Holding Company. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $274.1 billion of assets as of December 31, 1997, including third party assets of approximately $216.9 billion. We are one of the nation's leading pension fund managers. These assets are primarily managed for retirement and annuity programs for businesses, tax-exempt organizations and individuals. This broad customer base includes nearly half of the Fortune 100 companies, more than 42,000 small businesses, state and local retirement funds in more than half of the 50 states, approximately 250,000 employees of educational and nonprofit institutions, as well as nearly 500,000 other individuals. Millions of Americans are covered by Equitable Life's annuity, life and pension contracts.

DEFERRED VARIABLE ANNUITIES

EQUI-VEST is a series of deferred variable annuity contracts. Deferred variable annuities are designed for retirement savings and long-range financial planning. There are a variety of payout options at retirement, including a lump sum and a variety of investment choices while your contributions are accumulating. Contributions are generally allowed to accumulate on a Federal income tax-deferred basis, and at a future date you can receive a stream of periodic payments. Tax deferral is one of the advantages of an annuity over many other kinds of investments. In addition, annuities offer individuals the opportunity to receive an assured stream of payments for life.

Under Federal tax law, an individual, employer or trustee may, subject to various limits, purchase an annuity to fund a tax-favored retirement program, such as an IRA or qualified retirement plan. In many cases, the individual or employer makes contributions to the tax-favored retirement program with pre-tax dollars. Alternatively, annuities may be purchased with after-tax dollars by individuals who wish to create additional retirement savings. Payments or withdrawals may be taxable and early withdrawals may be subject to a tax penalty and/or a contingent withdrawal charge.


TYPES OF RETIREMENT PROGRAMS

EQUI-VEST is designed to meet the retirement savings needs of individuals and those working for businesses and other organizations.

EQUI-VEST PERSONAL RETIREMENT PROGRAMS:


o  TRADITIONAL IRA

   An individual retirement annuity (IRA), which is not a Roth IRA, for regular, rollover or direct transfer IRA contributions made by an individual. The Contract Owner must also be the Annuitant.

o  QP IRA

   A Traditional IRA which is a conduit to hold rollover distributions (QP IRA) from either a qualified plan or a tax-sheltered annuity (TSA). Such distributions are held in a QP IRA in order to avoid commingling with Traditional IRA contributions, thereby preserving the owner's right to roll the distributions back to a qualified plan or TSA in the future. The Contract Owner must also be the Annuitant. Unless otherwise indicated, Traditional IRA rules apply to QP IRA.

o  ROTH IRA

   A Roth individual retirement annuity (ROTH IRA) for after-tax contributions made by an individual, the distributions from which may be tax free under specified circumstances. The Contract Owner must also be the Annuitant.

o  NQ
   A non-qualified (NQ) annuity is an annuity which is generally not used to fund any type of qualified retirement plan and may be purchased only with funds contributed by or on behalf of an individual. The Annuitant and Contract Owner need not be the same.

EQUI-VEST EMPLOYER-SPONSORED RETIREMENT PROGRAMS:

o  SEP AND SARSEP


   A Traditional  IRA Contract used to fund a simplified  employee  pension plan
   (SEP) sponsored by sole proprietorships, partnerships or corporations. Each individual employee covered by the SEP is the Contract Owner of the IRA set up on his or her behalf and must also be the Annuitant. Contributions are made directly by the employer.

   SEPs funded by salary reduction are called SARSEPs (SARSEP). SARSEPS permit an employer to reduce an employee's compensation for the purpose of making contributions. Unless otherwise noted, all references to SEP Contracts include SARSEP arrangements. Although as of December 31, 1996, new employers may not establish a SARSEP, contributions may be made to existing Contracts and new employees of existing units may be offered Contracts. Unless otherwise indicated, Traditional IRA rules apply to SEP IRAs, including SARSEP IRAs.

o  SIMPLE IRA

   A Traditional IRA Contract used to fund a savings incentive match plan (SIMPLE IRA) sponsored by any type of employer. Contributions are made under a salary reduction program which permits an employer to reduce an employee's compensation for the purpose of the employee's making contributions to the plan. The employer must also make either matching or nonelective contributions to the plan with respect to the employee's account. Each individual employee covered by the SIMPLE IRA is the Contract Owner of the IRA set up on his or her behalf and must also be the Annuitant. Unless otherwise indicated, Traditional IRA rules apply to SIMPLE IRAs.

o  UNINCORPORATED AND CORPORATE TRUSTEED

   Unincorporated Trustee-Owned Contracts used to fund qualified defined contribution plans of employers who are sole proprietorships, partnerships, or business trusts. These plans are known as "HR-10" or "Keogh" plans. Corporate Trusteed Contracts fund retirement plans of incorporated employers. Such Corporate Trusteed Contracts are no longer offered for sale by Equitable to new employers. However, for existing business units we still issue Contracts to new employees and accept contributions. In addition, contributions are made by the employer for the benefit of employees who become Annuitants under the Contract. We do not act as trustee for these plans, so the employer must select a trustee.

   In the past, EQUI-VEST was available to fund HR-10 (Keogh) plans where the Contracts were owned by the Annuitants themselves (Annuitant-Owned HR-10), rather than by a trustee. Although we still issue such Annuitant-Owned HR-10 Contracts to employees whose employer's plans enrolled on this basis, plans of this type are no longer available under EQUI-VEST to new employer groups.


o  TSA

   A Code Section 403(b) tax-sheltered annuity (TSA) for public schools and nonprofit entities organized under Code Section 501(c)(3). Contributions are made by the employer either directly or through a salary reduction agreement entered into with the employee. Each employee is the Contract Owner and must also be the Annuitant.

o  UNIVERSITY TSA

   A TSA, originally designed to meet the needs of restricted plans of some universities, may be used for any TSA plan that prohibits loans and has additional restrictions not found in the basic TSA. Contributions are made by the employer either directly or through a salary reduction agreement entered into with the employee. Each employee is the Contract Owner and must also be the Annuitant. Unless otherwise noted, references to TSA Contracts include University TSAs.

o  EDC

   Contracts used to fund Code Section 457 Employee Deferred Compensation (EDC) plans of state and municipal governments and other tax-exempt organizations. Contributions are made by the employer on behalf of the employee generally pursuant to a salary reduction agreement. The employer or a trust is the Contract Owner but the employee is the Annuitant. The EDC program currently is not available for state or municipal government plans in Texas.

o  PAYROLL DEDUCTION IRA AND NQ


   The employer establishes a payroll deduction program which assists in remitting the employees' own contributions to the Contract. The employer does not sponsor any plan.

Later in this prospectus we refer to program features which are specific to particular types of retirement programs. Under some employer-sponsored plans, the availability of certain features may be limited. Employers can provide more detail about such plans.


Only NQ and Trusteed Contracts may be sold in Puerto Rico, and the tax aspects described in this prospectus may differ. Please consult your tax adviser.

INVESTMENT OPTIONS

The following Investment Options are offered: The Guaranteed Interest Account, and 24 variable Investment Funds listed earlier and described in greater detail in Parts 2 and 3. Each Investment Fund invests in shares of a corresponding Portfolio of either the HRT (Class IA) or the EQAT (Class IB), respectively. The attached HRT and EQAT prospectuses describe the investment objectives and policies of the Portfolios available to Contract Owners. Also subject to state regulatory approval, our Fixed Maturity Account with its choice of ten Fixed Maturity Periods is available under Series 400 IRA, QP IRA, and NQ Contracts.

If an  employer's  plan is  intended to comply  with the  requirements  of ERISA
Section 404(c), the Employer or the Plan Trustee is responsible for making sure that the Investment Options chosen constitute a broad range of investment choices as required by the Department of Labor's (DOL) regulation under ERISA
Section 404(c).  See "Certain Rules  Applicable to Plans Designed to Comply with
Section 404(c) of ERISA" in Part 9.

Educational information about investing which may be useful for Participants is contained in "Part 10: Key Factors in Retirement Planning" in the SAI. The SAI is available free of charge by calling 1-800-628-6673.

SELECTING INVESTMENT OPTIONS

Under EQUI-VEST Trusteed Contracts, the Employer or Plan Trustee will choose the Investment Options available to the Participant. Under all other Contracts, the Contract Owner makes that choice. If any of the Options listed below are selected, there will be restrictions on the amount you can transfer out of the Guaranteed Interest Account. Additionally, if you are participating through your Employer's plan and your Employer makes any of these Options available to you, whether or not you select them, you will be subject to such restrictions. The Options that result in restrictions are: Alliance Conservative Investors, Alliance Money Market, Alliance Intermediate Government Securities, Alliance Quality Bond, Alliance High Yield and the Fixed Maturity Periods.

EQUI-VEST Original Contracts and Certificates limit you to only the Guaranteed Interest Account and the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock Funds.

CONTRIBUTIONS

Generally, contributions may be made at any time: in single sum amounts, on a regular basis or as your financial situation permits. For some types of retirement plans, contributions must be made by the Employer. Different minimum contribution limits apply to different EQUI-VEST Contracts.


Contributions are credited as of the Transaction Date, if they are accompanied by properly completed forms. Failure to use the proper form, or to complete the form properly, may result in a delay in crediting contributions. Contributions not made by wire transfer, the Automatic Investment Program or payroll deduction must be made by check, drawn on a bank in the U.S. clearing through the Federal Reserve System, and payable in U.S. dollars to Equitable Life. Third party checks endorsed to Equitable Life are not acceptable forms of payment except in cases of a rollover from a qualified plan, a tax-free exchange under the Code or a trustee check that involves no refund. All checks are accepted subject to collection. Equitable Life reserves the right to reject a payment if an unacceptable form of payment is received. Under EQUI-VEST Trusteed Contracts, either you or the Plan Trustee, or both, as applicable, must instruct us to allocate contributions to one or several Investment Options that are available under your Employer's plan.


Under all other EQUI-VEST Contracts, you, as Owner, may instruct us to allocate your contributions to one or several Investment Options.

Allocation percentages must be in whole numbers and the sum must equal 100%. Contributions made to an Investment Fund purchase Accumulation Units in that Investment Fund.

TRANSFERS

Under the EQUI-VEST Trusteed and EDC Contracts, either the Participant or Owner, or the Plan Trustee, or both as applicable, may direct us to transfer among the investment options. Under other EQUI-VEST Contracts, you may make such transfers. There is no charge for these transfers. If you have an Original Contract, restrictions will apply to transfers into the Alliance Money Market Fund from any of the other Investment Options. Minimum transfer amounts may apply.

SERVICES WE PROVIDE

Your Equitable Representative can help you with any questions you have. In addition, there are a number of services designed to keep you informed.

REGULAR REPORTS

We currently provide written confirmation of every financial transaction, and:


o  Annual statement as of the close of the Calendar Year;

o  Statement as of the last day of the Contract Year.


We reserve the right to change the frequency of these reports.

ADDITIONAL SERVICES

Materials and seminars of an educational nature to assist retirement planning needs of Participants can be arranged through your Equitable Representative. Your Equitable Representative can also schedule retirement planning workshops to facilitate plan enrollment periods.

TELEPHONE OPERATED PROGRAM SUPPORT
(TOPS) SYSTEM

TOPS is designed to provide up-to-date information via touch-tone telephone. TOPS is available under all EQUI-VEST Contracts, but in certain plans, the use of TOPS may be limited by the plan provisions. Use TOPS:

o  for current Annuity Account Value;

o  for current allocation percentages;

o  for the number of units held in the Investment Funds under your account;

o to change your allocation percentages and/or transfer money among the Investment Funds and the Guaranteed Interest Account; or

o  to elect Investment Simplifier.


A personal identification number is required to use certain TOPS features. We have established procedures that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation of instructions communicated by telephone. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any losses arising out of any action on our part or any failure or omission to act as a result of our own negligence, lack of good faith, or willful misconduct. In light of the procedures established, we will not be liable for following telephone instructions that we reasonably believe to be genuine. We reserve the right to terminate or modify any telephone or automated transfer/withdrawal service we provide upon 90 days written notice.

TOPS is normally available daily, 24 hours a day, by calling toll-free, 800-755-7777. However, Equitable will not be responsible for the unavailability of the system for any reason. Transfers made after the close of our Business Day or on a non-Business Day are not effective until the following Business Day.


TOLL-FREE TELEPHONE SERVICES

We maintain toll-free numbers for your convenience. See the chart below.

WRITTEN COMMUNICATION

All items received at the proper address prior to 4:00 p.m. Eastern Time on a Business Day will be effective on the same Business Day. Written requests will be processed as of the date a properly completed request is received at our Processing Office.


YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your Contract and operate the Investment Options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life believes it has identified those of its systems critical to business operations that are not Year 2000 compliant. By year end 1998, Equitable Life expects that the work of modifying or replacing non-compliant systems will substantially be completed and expects a comprehensive test of its Year 2000 compliance will be performed in the first half of 1999. Equitable Life is in the process of seeking assurances from third party service providers that they are acting to address the Year 2000 issue with the goal of avoiding any material adverse effect on services provided to Contract Owners and on operations of the Investment Options. Any significant unresolved difficulty related to the Year 2000 compliance initiatives could have a material adverse effect on the ability to administer your Contract and operate the Investment Options. Assuming the timely completion of computer modifications by Equitable Life and third party service providers, there should be no material adverse effect on the ability to perform these functions.


WHERE TO REACH US
-------------------------------------------------------------------------------------------------------------------------------
                                                                      CONTRIBUTIONS:
                                                                      FOR EDC, TSA, TRUSTEED,
              FOR ALL WRITTEN REQUESTS                                ANNUITANT-OWNED HR-10, SEP,
              AND COMMUNICATIONS          CONTRIBUTIONS:              SIMPLE IRA, AND IRA AND NQ  LOAN REPAYMENTS:
              (OTHER THAN CONTRIBUTIONS   FOR IRA & NQ OWNERS WHO     WHEN CONTRIBUTIONS ARE      FOR TSA AND CORPORATE
              AND LOAN REPAYMENTS)        CONTRIBUTE INDIVIDUALLY     REMITTED BY THE EMPLOYER    TRUSTEED LOAN REPAYMENTS
-------------------------------------------------------------------------------------------------------------------------------
  REGULAR     EQUI-VEST                   Equitable Life              Equitable Life              Equitable Life
    MAIL      Administration Office       EQUI-VEST Administration    EQUI-VEST Administration    Loan Repayment
              Equitable Life              Office -- Individual         Office -- Unit Collections   EQUI-VEST Lockbox
              P.O. Box 2996               Collections                 P.O. Box 13463              P.O. Box 13496
              New York NY  10116-2996     P.O. Box 13459              Newark, NJ  07188-0463      Newark, NJ  07188-0496
                                          Newark, NJ  07188-0459
-------------------------------------------------------------------------------------------------------------------------------
  EXPRESS     EQUI-VEST                   Equitable Life              Equitable Life                          N/A
    MAIL      Administration Office       c/o First Chicago           c/o First Chicago
              Equitable Life              National Processing Center  National Processing Center
              200 Plaza Drive,            300 Harmon Meadow           300 Harmon Meadow
              2nd Floor                   Boulevard, 3rd Floor        Boulevard, 3rd Floor
              Secaucus, NJ  07094         Secaucus, NJ  07094         Secaucus, NJ  07094
                                          Attn: Box 13459             Attn: Box 13463
-------------------------------------------------------------------------------------------------------------------------------
  TOPS                                                         1-800-755-7777


-------------------------------------------------------------------------------------------------------------------------------
    DAILY                                                      1-800-841-0801
    UNIT VALUE
-------------------------------------------------------------------------------------------------------------------------------
  CUSTOMER SERVICE REPRESENTATIVES
    (AVAILABLE 8:00 A.M.-7:00 P.M.,                            1-800-628-6673
    EASTERN
    TIME, ON EACH BUSINESS DAY MONDAY
    THROUGH THURSDAY AND UNTIL 5:00 P.M.
    ON FRIDAY)
-------------------------------------------------------------------------------------------------------------------------------




DISTRIBUTION OPTIONS AND DEATH BENEFITS

EQUI-VEST Contracts provide several different types of distribution options, including:

o  fixed and variable annuities;

o  lump sum payments;

o  partial withdrawals;

o  required minimum distributions;

o  payments for a specific period of time;

o our Systematic Withdrawal option under EQUI- VEST (not available for amounts allocated to the Fixed Maturity Account).

There is a death benefit if the Annuitant dies before an annuity payout begins. The beneficiary will be paid the greater of the Annuity Account Value minus any outstanding loan balance (including accrued interest) or the minimum death benefit. The minimum death benefit will not be less than the total contributions adjusted for total withdrawals and any applicable taxes, less any outstanding loan balance (including accrued interest).

SPDA VARIABLE DISTRIBUTION OPTION

In addition to offering a variable annuity distribution option to participants in EQUI-VEST, we also make the variable annuity distribution option described in
Part 6 under "Distribution Options: Fixed and Variable Annuity Forms" available to owners of Equitable Life's single premium deferred annuity (SPDA) contracts. SPDA contractholders who are considering purchasing a variable distribution option should review the section on Distribution Options in Part 6, "Part 2:
Separate Account A and Its Investment Funds," "Part 3: Investment Performance," and the sections of the Statement of Additional Information which discuss the variable annuity distribution option. Also see "Part 9: Federal Tax and ERISA Matters" and the HRT prospectus attached.

WITHDRAWALS AND TERMINATION


Subject to Federal Regulations and the provisions of any applicable employer plan, you may withdraw funds at any time by completing and submitting the proper form(s). These forms are available from your Equitable Representative or from our Processing Office. Withdrawals may be subject to a minimum amount or to a contingent withdrawal charge. Withdrawals from Fixed Maturity Periods prior to their Expiration Dates will result in a market value adjustment.

Premature withdrawals or contract terminations (generally prior to age 59 1/2) may be restricted and subject to an early withdrawal Federal income tax penalty. See "Part 9: Federal Tax and ERISA Matters."


LOANS

Certain EQUI-VEST Contracts permit loans without incurring a contingent withdrawal charge (except in the event of a default). Such loans are administered in accordance with current or proposed regulations, as we deem appropriate. See "Loans (for TSA and Corporate Trusteed Only)" in Part 6 for more information.

TAXES

Generally, any earnings attributable to your Annuity Account Value will not be included in your taxable income until distributions are made. See "Part 9:
Federal Tax and ERISA Matters."

DEDUCTIONS AND CHARGES

Keep in mind that these programs are designed for retirement savings and long-range financial planning; certain charges will not apply unless you make early withdrawals from your Contract.

Following is a summary of the different types of deductions and charges which may be applicable.


o CHARGE TO INVESTMENT FUNDS -- We make a daily charge for certain expenses of the Contract. It covers death benefits, mortality risks, expenses and expense risks. The daily Accumulation Unit Value is quoted net of these charges. These charges will vary by Contract, and are at a maximum effective annual rate of 1.35% for all Funds other than the Alliance Money Market, Alliance Common Stock and Alliance Balanced Funds which are at a maximum effective annual rate of 1.49%. Further, EQUI-VEST Series 100 and 200 Contracts impose an overall limit of 1.75% on total Separate Account and Trust expenses for the Alliance Money Market, Alliance Common Stock, Alliance Aggressive Stock and Alliance Balanced Funds.

o TRUST CHARGES TO PORTFOLIOS -- Investment advisory fees and other fees and expenses of the HRT and the EQAT are charged daily against the Trust's assets. These charges are reflected in the Portfolio's daily share price and in the daily Accumulation Unit Value for the Investment Funds.

o ADMINISTRATIVE CHARGES -- The administrative charge is currently at a maximum of $30 a year but may be less under certain Contracts.


   The charge is deducted each Contract Year from your Annuity Account Value in the Guaranteed Interest Account and Investment Funds and, in certain cases, from the Fixed Maturity Periods.


o CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES -- Generally, charges for state premium taxes and other applicable taxes, if any, are deducted when an annuity payment option is elected. The current tax charge that might be imposed varies by state and ranges from 0% to 3.50%; however, the rate is 1% in Puerto Rico and 5% in the Virgin Islands.

o CONTINGENT WITHDRAWAL CHARGE -- If you terminate your participation under a Contract or make a partial withdrawal, your Annuity Account Value, as applicable, may be subject to a contingent withdrawal charge that will be used to cover sales and promotional expenses. This charge will not exceed 6% of the amount withdrawn. The amount withdrawn includes the amount you request and the withdrawal charge. Important exceptions and limitations eliminate or reduce the contingent withdrawal charge. See "Part 7: Deductions and Charges."


o CHARGE ON THIRD PARTY TRANSFER OR EXCHANGE -- You may instruct us to make a direct transfer to a third party of amounts under your Contract, or request that your Contract be exchanged for another contract or certificate issued by another carrier. Certain Contracts permit us to deduct a charge of $25 per occurrence for such transfers or exchanges.


10-DAY FREE LOOK FOR EQUI-VEST


You have the right to examine your EQUI-VEST Contract for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days. This right applies only to the initial owner of a Contract.

For contributions allocated to Investment Funds, your refund will equal those contributions plus or minus any investment gain or loss through the date we receive your Contract at our Processing Office. Certain daily charges will also be automatically deducted. For contributions allocated to the Guaranteed Interest Account, the refund will equal the amount allocated to the Guaranteed Interest Account without interest. For contributions allocated to the Fixed Maturity Account, the refund will equal the amount of your contributions plus any crediting of interest, and plus or minus any market value adjustment. Some states or Federal income tax regulations may require that we calculate the refund differently. We follow these same procedures if you change your mind before a Contract has been issued, but after a contribution has been made.


In certain cases, there may be tax implications to cancelling your Contract during the 10-day free look period.

FEE TABLES AND EXAMPLES


The EQUI-VEST Contracts may differ in terms of the fees that are charged. One of the following Tables will apply to you. To determine which Table applies you need to know which EQUI-VEST Series you own or are considering purchasing. For a description of the different EQUI-VEST Series, see "Part 6: The EQUI-VEST Contract Series." These Tables, and the related Examples, will assist you in understanding the various costs and expenses under your EQUI-VEST Contract so that you may compare them with other products. Except as described in Notes 5 and 7 below, the Tables reflect expenses of both the Separate Account and the applicable Trust for the year ended December 31, 1997.

Certain expenses and fees shown in the relevant table for your Contract may not apply to you. To determine whether a particular item in a Table applies (and the actual amount, if any) consult the section of the prospectus for your EQUI-VEST Contract series indicated in the notes to the Table. A charge for applicable state or local taxes may be deducted from contributions in some states. See "Charges for State Premium and Other Applicable Taxes" in Part 7.


As explained in Parts 4 and 5, the Guaranteed Interest Account and the Fixed Maturity Account are not a part of the Separate Account and are not covered by the following Tables and Examples. The only expenses shown in the Tables which apply to the Guaranteed Interest Account and the Fixed Maturity Account are the Contingent Withdrawal Charge, the Annual Administrative Charge and the Third Party Transfer or Exchange Fee, if applicable. Also see "Income Annuity Distribution Options" in Part 6 for the description of an administrative charge which may apply when you annuitize.


TABLE 1: EQUI-VEST SERIES 100


Description of Expenses
-----------------------

CONTRACT OWNER TRANS0ACTION EXPENSES
   SALES LOAD ON PURCHASES .....................................     NONE
   MAXIMUM CONTINGENT WITHDRAWAL CHARGE (1) ....................     6%
   MAXIMUM ANNUAL ADMINISTRATIVE CHARGE (2) ....................     $30


-------------------------------------------------------------------------------------------------------------------------------
                                                            ALLIANCE
                                             ALLIANCE     INTERMEDIATE    ALLIANCE                    ALLIANCE     ALLIANCE
                                              MONEY        GOVERNMENT     QUALITY       ALLIANCE       GROWTH       EQUITY
                                              MARKET       SECURITIES       BOND       HIGH YIELD     & INCOME       INDEX
                                         --------------------------------------------------------------------------------------

MAXIMUM SEPARATE ACCOUNT AND HRT ANNUAL
   EXPENSES (3)                               1.75%             N/A           N/A           N/A            N/A          N/A
   Separate Account Annual Expenses (4)
     Mortality and Expense Risk Fees           .65%            .50%          .50%          .50%           .50%         .50%
     Other Expenses                            .84%            .84%          .84%          .84%           .84%         .84%
-------------------------------------------------------------------------------------------------------------------------------
       Total Separate Account Annual
         Expenses                             1.49% (3)       1.34%         1.34%         1.34%          1.34%        1.34%
   HRT Annual Expenses (4)
     Investment Advisory Fees                  .35%            .50%          .53%          .60%           .55%         .32%
     Other Expenses                            .04%            .06%          .05%          .04%           .04%         .04%
-------------------------------------------------------------------------------------------------------------------------------
       Total HRT Annual Expenses (5)(6)        .39%(3)         .56%          .58%          .64%           .59%         .36%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        ALLIANCE
                                            ALLIANCE             ALLIANCE   ALLIANCE     SMALL    ALLIANCE                ALLIANCE
                                             COMMON    ALLIANCE   INTER-   AGGRESSIVE     CAP   CONSERVATIVE   ALLIANCE    GROWTH
                                             STOCK      GLOBAL   NATIONAL     STOCK      GROWTH   INVESTORS    BALANCED   INVESTORS
                                         ------------------------------------------------------------------------------------------
MAXIMUM SEPARATE ACCOUNT AND HRT ANNUAL
   EXPENSES (3)                              1.75%          N/A       N/A     1.75%        N/A       N/A        1.75%         N/A
   Separate Account Annual Expenses (4)
     Mortality and Expense Risk Fees          .65%         .50%      .50%      .50%       .50%      .50%         .65%        .50%
     Other Expenses                           .84%         .84%      .84%      .84%       .84%      .84%         .84%        .84%
-----------------------------------------------------------------------------------------------------------------------------------
       Total Separate Account Annual
         Expenses                            1.49% (3)    1.34%     1.34%     1.34% (3)  1.34%     1.34%        1.49% (3)   1.34%
   HRT Annual Expenses (4)
     Investment Advisory Fees                 .37%         .65%      .90%      .54%       .90%      .48%         .42%        .52%
     Other Expenses                           .03%         .08%      .18%      .03%       .05%      .07%         .05%        .05%
-----------------------------------------------------------------------------------------------------------------------------------
       Total HRT Annual Expenses (5)(6)       .40%(3)      .73%     1.08%      .57%(3)    .95%      .55%         .47%(3)     .57%
-----------------------------------------------------------------------------------------------------------------------------------


TABLE 1: EQUI-VEST SERIES 100 (CONTINUED)
-------------------------------------------------------------------------------------------------------------------------------
                                                                           EQ/PUTNAM GROWTH
                                           T. ROWE PRICE    T. ROWE PRICE          &           EQ/ PUTNAM
                                           INTERNATIONAL    EQUITY INCOME    INCOME VALUE       BALANCED       MFS RESEARCH
                                          STOCK PORTFOLIO     PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO
                                         --------------------------------------------------------------------------------------

MAXIMUM SEPARATE ACCOUNT AND EQAT ANNUAL
   EXPENSES                                     N/A              N/A              N/A              N/A              N/A
   Separate Account Annual Expenses
     Mortality and Expense Risk Fees            .50%             .50%             .50%             .50%             .50%
     Other Expenses                             .84%             .84%             .84%             .84%             .84%
-------------------------------------------------------------------------------------------------------------------------------
       Total Separate Account Annual
         Expenses                              1.34%            1.34%            1.34%            1.34%            1.34%
EQAT Annual Expenses
   Investment Management and
     Advisory Fee                               .75%             .55%             .55%             .55%             .55%
     Rule 12b-1 Fee (7)                         .25%             .25%             .25%             .25%             .25%
     Other Expenses                             .20%             .05%             .05%             .10%             .05%
-------------------------------------------------------------------------------------------------------------------------------
       Total EQAT Annual Expenses (8)          1.20%             .85%             .85%             .90%             .85%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
                                           MFS EMERGING    MORGAN STANLEY    WARBURG PINCUS    MERRILL LYNCH    MERRILL LYNCH
                                            GROWTH COM-   EMERGING MARKETS    SMALL COMPANY   WORLD STRATEGY     BASIC VALUE
                                         PANIES PORTFOLIO EQUITY PORTFOLIO   VALUE PORTFOLIO     PORTFOLIO    EQUITY PORTFOLIO
                                         --------------------------------------------------------------------------------------

MAXIMUM SEPARATE ACCOUNT AND EQAT ANNUAL
   EXPENSES                                     N/A              N/A              N/A              N/A              N/A
   Separate Account Annual Expenses
     Mortality and Expense Risk Fees            .50%             .50%             .50%             .50%             .50%
     Other Expenses                             .84%             .84%             .84%             .84%             .84%
-------------------------------------------------------------------------------------------------------------------------------
       Total Separate Account Annual
         Expenses                              1.34%            1.34%            1.34%            1.34%            1.34%
EQAT Annual Expenses
   Investment Management and
     Advisory Fee                               .55%            1.15%             .65%             .70%             .55%
     Rule 12b-1 Fee (7)                         .25%             .25%             .25%             .25%             .25%
     Other Expenses                             .05%             .35%             .10%             .25%             .05%
-------------------------------------------------------------------------------------------------------------------------------
       Total EQAT Annual Expenses (8)           .85%            1.75%            1.00%            1.20%             .85%
-------------------------------------------------------------------------------------------------------------------------------


TABLE 2: EQUI-VEST SERIES 200
Description of Expenses
-----------------------

CONTRACT OWNER TRANSACTION EXPENSES
SALES LOAD ON PURCHASES ..............................................   NONE
MAXIMUM CONTINGENT WITHDRAWAL CHARGE (1) .............................   6%
MAXIMUM ANNUAL ADMINISTRATIVE CHARGE (2) .............................   $30


-------------------------------------------------------------------------------------------------------------------------------
                                                           ALLIANCE
                                            ALLIANCE     INTERMEDIATE    ALLIANCE                    ALLIANCE      ALLIANCE
                                              MONEY       GOVERNMENT     QUALITY       ALLIANCE       GROWTH        EQUITY
                                             MARKET       SECURITIES       BOND       HIGH YIELD     & INCOME       INDEX
                                         --------------------------------------------------------------------------------------

MAXIMUM SEPARATE ACCOUNT AND HRT ANNUAL
   EXPENSES (3)                               1.75%            N/A           N/A           N/A           N/A           N/A
   Separate Account Annual Expenses (4)
     Mortality and Expense Risk Fees          1.15%          1.09%         1.09%         1.09%         1.09%         1.09%
     Other Expenses                            .25%           .25%          .25%          .25%          .25%          .25%
-------------------------------------------------------------------------------------------------------------------------------
       Total Separate Account Annual
         Expenses                             1.40% (3)      1.34%         1.34%         1.34%         1.34%         1.34%
   HRT Annual Expenses (4)
     Investment Advisory Fees                  .35%           .50%          .53%          .60%          .55%          .32%
     Other Expenses                            .04%           .06%          .05%          .04%          .04%          .04%
-------------------------------------------------------------------------------------------------------------------------------
       Total HRT Annual Expenses (5)(6)        .39%(3)        .56%          .58%          .64%          .59%          .36%
-------------------------------------------------------------------------------------------------------------------------------


TABLE 2: EQUI-VEST SERIES 200 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        ALLIANCE
                                            ALLIANCE              ALLIANCE   ALLIANCE    SMALL     ALLIANCE                ALLIANCE
                                             COMMON     ALLIANCE   INTER-   AGGRESSIVE    CAP    CONSERVATIVE  ALLIANCE     GROWTH
                                             STOCK       GLOBAL   NATIONAL    STOCK      GROWTH   INVESTORS    BALANCED   INVESTORS
                                         -------------------------------------------------------------------------------------------

MAXIMUM SEPARATE ACCOUNT AND
   HRT ANNUAL EXPENSES (3)                   1.75%        N/A       N/A      1.75%        N/A       N/A         1.75%         N/A
   Separate Account Annual Expenses (4)
     Mortality and Expense Risk Fees         1.15%       1.09%     1.09%     1.09%       1.09%     1.09%        1.15%        1.09%
     Other Expenses                           .25%        .25%      .25%      .25%        .25%      .25%         .25%         .25%
----------------------------------------------------------------------------------------------------------------------------------
       Total Separate Account Annual
         Expenses                            1.40% (3)   1.34%     1.34%     1.34%(3)    1.34%     1.34%        1.40%(3)     1.34%
   HRT Annual Expenses (4)
     Investment Advisory Fees                 .37%        .65%      .90%      .54%        .90%      .48%         .42%         .52
     Other Expenses                           .03%        .08%      .18%      .03%        .05%      .07%         .05%         .05
----------------------------------------------------------------------------------------------------------------------------------
       Total HRT Annual Expenses (5)(6)       .40%(3)     .73%     1.08%      .57%(3)     .95%      .55%         .47%(3)      .57
----------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
                                                                                EQ/PUTNAM
                                            T. ROWE PRICE     T. ROWE PRICE      GROWTH &       EQ/ PUTNAM
                                            INTERNATIONAL     EQUITY INCOME    INCOME VALUE      BALANCED       MFS RESEARCH
                                           STOCK PORTFOLIO      PORTFOLIO       PORTFOLIO        PORTFOLIO       PORTFOLIO
                                         --------------------------------------------------------------------------------------

MAXIMUM SEPARATE ACCOUNT AND
   EQAT ANNUAL EXPENSES                         N/A                N/A              N/A             N/A              N/A
   Separate Account Annual Expenses
     Mortality and Expense Risk Fees            .50%               .50%             .50%            .50%             .50%
     Other Expenses                             .84%               .84%             .84%            .84%             .84%
-------------------------------------------------------------------------------------------------------------------------------
       Total Separate Account Annual
         Expenses                              1.34%              1.34%            1.34%           1.34%            1.34%
EQAT Annual Expenses
   Investment Management and                    .75%               .55%             .55%            .55%             .55%
     Advisory Fee
     Rule 12b-1 Fee (7)                         .25%               .25%             .25%            .25%             .25%
     Other Expenses                             .20%               .05%             .05%            .10%             .05%
-------------------------------------------------------------------------------------------------------------------------------
       Total EQAT Annual Expenses (8)          1.20%               .85%             .85%            .90%             .85%
-------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------

                                            MFS EMERGING     MORGAN STANLEY     WARBURG PINCUS   MERRILL LYNCH   MERRILL LYNCH
                                             GROWTH COM-    EMERGING MARKETS    SMALL COMPANY   WORLD STRATEGY    BASIC VALUE
                                          PANIES PORTFOLIO  EQUITY PORTFOLIO   VALUE PORTFOLIO     PORTFOLIO    EQUITY PORTFOLIO
                                         --------------------------------------------------------------------------------------

MAXIMUM SEPARATE ACCOUNT AND
   EQAT ANNUAL EXPENSES                         N/A                N/A              N/A             N/A              N/A
   Separate Account Annual Expenses
     Mortality and Expense Risk Fees            .50%               .50%             .50%            .50%             .50%
     Other Expenses                             .84%               .84%             .84%            .84%             .84%
-------------------------------------------------------------------------------------------------------------------------------
       Total Separate Account Annual
         Expenses                              1.34%              1.34%            1.34%           1.34%            1.34%
EQAT Annual Expenses
   Investment Management and
     Advisory Fee                               .55%              1.15%             .65%            .70%             .55%
     Rule 12b-1 Fee (7)                         .25%               .25%             .25%            .25%             .25%
     Other Expenses                             .05%               .35%             .10%            .25%             .05%
-------------------------------------------------------------------------------------------------------------------------------
       Total EQAT Annual Expenses (8)           .85%              1.75%            1.00%           1.20%             .85%
-------------------------------------------------------------------------------------------------------------------------------

-------------------
Notes:
(1) The contingent withdrawal charge is a percentage of specified contributions or amounts withdrawn, depending on the Contract. Important exceptions and limitations may eliminate or reduce the contingent withdrawal charge. See "Contingent Withdrawal Charge" in Part 7.

(2) Many Contracts are exempt from this charge. The Annual Administrative Charge is the lesser of $30 or 2% of the Annuity Account Value. See "Annual Administrative Charge" in Part 7.


(3) The amounts shown in the Table under "Maximum Separate Account and HRT Annual Expenses," when added together, are not permitted to exceed a total annual rate of 1.75% of the value of the assets held in the Alliance Money Market, Alliance Common Stock, Alliance Aggressive Stock and Alliance Balanced Funds. For Series 100 Contracts, without this expense limitation, total Separate Account Annual Expenses plus HRT Annual Expenses for 1997 would have been 1.88%, 1.89%, 1.91%, and 1.96% for the Alliance Money Market, Alliance Common Stock, Alliance Aggressive Stock and Alliance Balanced Funds, respectively. For Series 200 Contracts, without this expense limitation, total Separate Account Annual Expenses plus HRT Annual Expenses for 1997 would have been 1.79%, 1.80%, 1.91%, and 1.87% for the Alliance Money Market, Alliance Common Stock, Alliance Aggressive Stock and Alliance Balanced Funds, respectively. For Series 100 Contracts, Separate Account Annual Expenses are guaranteed not to exceed a total annual rate of 1.49% for the Alliance Money Market, Alliance Balanced and Alliance Common Stock Funds and an annual rate of 1.34% for all other Investment Funds. See "Limitation on Charges" in Part 7.


(4) Separate Account and HRT expenses are shown as a percentage of each Investment Fund's or Portfolio's average value. "Mortality and Expense Risk Fees" includes death benefit charges. "Other Expenses" under "Separate Account Annual Expenses" includes financial accounting expenses. See
    "Limitation on Charges," "Charges to Investment Funds" and "Charges to Portfolios" in Part 7.

(5) Effective May 1, 1997, a new Investment Advisory Agreement was entered into between HRT and Alliance Capital Management L.P., HRT's Investment Adviser, which effected changes in HRT's management fee and expense structure. See HRT's prospectus for more information.


    The tables above reflecting HRT's expenses are based on average portfolio net assets for the year ended December 31, 1997 and have been restated to reflect (i) the fees that would have been paid to Alliance if the current advisory agreement had been in effect as of January 1, 1997 and (ii) estimated accounting expenses for the year ending December 31, 1997.


(6) The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the HRT. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. HRT's expenses are shown as a percentage of each Portfolio's average portfolio net assets. See "Charges to Portfolios" in Part 7.


(7) The Class IB shares of EQAT are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans" ) adopted by EQAT pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that EQAT, on behalf of each Portfolio, may charge annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Contracts.

(8) All EQAT Portfolios commenced operations on May 1, 1997 except the Morgan Stanley Emerging Markets Equity Portfolio, which commenced operations on August 20, 1997.

    The maximum investment management and advisory fees for each EQAT Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses; however, EQ Financial Consultants, Inc. ("EQ Financial"), EQAT's manager, has entered into an expense limitation agreement with respect to each Portfolio ("Expense Limitation Agreement"), pursuant to which EQ Financial has agreed to waive or limit its fees and assume other expenses. Under the Expense Limitation Agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited for the respective average daily net assets of each Portfolio as follows: 0.60% for Merrill Lynch Basic Value Equity, MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value and
    T. Rowe Price Equity Income; 0.65% for EQ/Putnam Balanced; 0.75% for Warburg Pincus Small Company Value; 0.95% for Merrill Lynch World Strategy and T. Rowe Price International Stock; and 1.50% for Morgan Stanley Emerging Markets Equity.

    Absent the expense limitation, "Other Expenses" for 1997 on an annualized basis for each of the Portfolios would have been as follows: 0.80% for Warburg Pincus Small Company Value; 0.94% for T. Rowe Price Equity Income; 0.95% for EQ/Putnam Growth & Income Value; 0.98% for MFS Research; 1.02% for MFS Emerging Growth Companies; 1.09% for Merrill Lynch Basic Value Equity; 1.21% for Morgan Stanley Emerging Markets Equity; 1.56% for T. Rowe Price International Stock; 1.75% for EQ/Putnam Balanced; and 2.10% for Merrill Lynch World Strategy.

    Each Portfolio may at a later date make a reimbursement to EQ Financial for any of the management fees waived or limited and other expenses assumed and paid by EQ Financial pursuant to the Expense Limitation Agreement provided, that among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the EQAT prospectus for more information.

EXAMPLES: EQUI-VEST SERIES 100 AND 200

For each type of Series 100 and 200 Contract, the examples which follow show the expenses that a hypothetical Contract Owner would pay in the surrender and nonsurrender situations noted below, assuming a single contribution of $1,000 on the Contract Date invested in one of the Investment Funds listed and a 5% annual return on assets and no waiver of the contingent withdrawal charge.(1) For purposes of these examples, the annual administrative charge is computed by reference to the actual aggregate annual administrative charges as a percentage of the total assets held under all EQUI-VEST Contracts.

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH PERIOD SHOWN, THE EXPENSE WOULD BE:
FOR IRA (TRADITIONAL, ROTH AND CERTAIN QP IRA(2)), SEP, EDC AND PARTICIPANT-OWNED HR-10 CONTRACTS:



---------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR         3 YEARS         5 YEARS         10 YEARS
                                                    -----------------------------------------------------------------

Alliance Money Market                                    $80.93          $124.74         $164.32         $256.17
Alliance Intermediate Government Securities               82.41           129.21          171.87          272.02
Alliance Quality Bond                                     82.60           129.80          172.87          274.12
Alliance High Yield                                       83.19           131.59          175.87          280.38
Alliance Growth & Income                                  82.70           130.10          173.37          275.16
Alliance Equity Index                                     80.43           123.25          161.79          250.84
Alliance Common Stock                                     80.93           124.74          164.32          256.17
Alliance Global                                           84.08           134.26          180.36          289.70
Alliance International                                    87.53           144.59          197.66          325.14
Alliance Aggressive Stock                                 80.93           124.74          164.32          256.17
Alliance Small Cap Growth                                 86.25           140.76              --              --
Alliance Conservative Investors                           82.31           128.91          171.37          270.97
Alliance Balanced                                         80.93           124.74          164.32          256.17
Alliance Growth Investors                                 82.50           129.51          172.37          273.07
T. Rowe Price International Stock Portfolio               88.72           148.12              --              --
T. Rowe Price Equity Income Portfolio                     85.27           137.81              --              --
EQ/Putnam Growth & Income Value Portfolio                 85.27           137.81              --              --
EQ/Putnam Balanced Portfolio                              85.76           139.29              --              --
MFS Research Portfolio                                    85.27           137.81              --              --
MFS Emerging Growth Companies Portfolio                   85.27           137.81              --              --
Morgan Stanley Emerging Markets Equity Portfolio          94.14           164.17              --              --
Warburg Pincus Small Company Value Portfolio              86.75           142.24              --              --
Merrill Lynch World Strategy Portfolio                    88.72           148.12              --              --
Merrill Lynch Basic Value Equity Portfolio                85.27           137.81              --              --
---------------------------------------------------------------------------------------------------------------------


FOR TSA AND QP IRA CONTRACTS:(3)
---------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR         3 YEARS         5 YEARS         10 YEARS
                                                    -----------------------------------------------------------------
Alliance Money Market                                    $74.74          $118.17         $164.32         $256.17
Alliance Intermediate Government Securities               76.23           122.67          171.87          272.02
Alliance Quality Bond                                     76.43           123.26          172.87          274.12
Alliance High Yield                                       77.02           125.06          175.87          280.38
Alliance Growth & Income                                  76.53           123.56          173.37          275.16
Alliance Equity Index                                     74.24           116.66          161.79          250.84
Alliance Common Stock                                     74.74           118.17          164.32          256.17
Alliance Global                                           77.92           127.75          180.36          289.70
Alliance International                                    81.39           138.15          197.66          325.14
Alliance Aggressive Stock                                 74.74           118.17          164.32          256.17
Alliance Small Cap Growth                                 80.10           134.30              --              --
Alliance Conservative Investors                           76.33           122.96          172.37          273.07
Alliance Balanced                                         74.74           118.17          164.32          256.17
Alliance Growth Investors                                 76.33           122.96          172.37          273.07
T. Rowe Price International Stock Portfolio               82.58           141.70              --              --
T. Rowe Price Equity Income Portfolio                     79.11           131.32              --              --
EQ/Putnam Growth & Income Value Portfolio                 79.11           131.32              --              --
EQ/Putnam Balanced Portfolio                              79.60           132.81              --              --
MFS Research Portfolio                                    79.11           131.32              --              --
MFS Emerging Growth Companies Portfolio                   79.11           131.32              --              --
Morgan Stanley Emerging Markets Equity Portfolio          88.04           157.86              --              --
Warburg Pincus Small Company Value Portfolio              80.60           135.78              --              --
Merrill Lynch World Strategy Portfolio                    82.58           141.70              --              --
Merrill Lynch Basic Value Equity Portfolio                79.11           131.32              --              --
---------------------------------------------------------------------------------------------------------------------


FOR TRUSTEED AND NQ CONTRACTS:
---------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR         3 YEARS         5 YEARS         10 YEARS
                                                    -----------------------------------------------------------------

Alliance Money Market                                     $74.74          $118.17        $161.44         $219.56
Alliance Intermediate Government Securities                76.23           122.67         169.46          235.96
Alliance Quality Bond                                      76.43           123.26         170.53          238.13
Alliance High Yield                                        77.02           125.06         173.72          244.61
Alliance Growth & Income                                   76.53           123.56         171.06          239.21
Alliance Equity Index                                      74.24           116.66         158.75          214.03
Alliance Common Stock                                      74.74           118.17         161.44          219.56
Alliance Global                                            77.92           127.75         178.50          254.26
Alliance International                                     81.39           138.15         196.89          290.94
Alliance Aggressive Stock                                  74.74           118.17         161.44          219.56
Alliance Small Cap Growth                                  80.10           134.30             --              --
Alliance Conservative Investors                            76.13           122.37         168.93          234.88
Alliance Balanced                                          74.74           118.17         161.44          219.56
Alliance Growth Investors                                  76.33           122.96         170.00          237.05
T. Rowe Price International Stock Portfolio                82.58           141.70             --              --
T. Rowe Price Equity Income Portfolio                      79.11           131.32             --              --
EQ/Putnam Growth & Income Value Portfolio                  79.11           131.32             --              --
EQ/Putnam Balanced Portfolio                               79.60           132.81             --              --
MFS Research Portfolio                                     79.11           131.32             --              --
MFS Emerging Growth Companies Portfolio                    79.11           131.32             --              --
Morgan Stanley Emerging Markets Equity Portfolio           88.04           157.86             --              --
Warburg Pincus Small Company Value Portfolio               80.60           135.78             --              --
Merrill Lynch World Strategy Portfolio                     82.58           141.70             --              --
Merrill Lynch Basic Value Equity Portfolio                 79.11           131.32             --              --
---------------------------------------------------------------------------------------------------------------------



IF YOU DO NOT  SURRENDER  YOUR  CONTRACT  AT THE END OF EACH PERIOD  SHOWN,  THE
EXPENSE WOULD BE: FOR ALL SERIES 100 AND 200 CONTRACTS:
-------------------------------------------------------------------------------------------------------------------------------
                                                                   1 YEAR         3 YEARS         5 YEARS         10 YEARS
                                                              -----------------------------------------------------------------

Alliance Money Market                                              $19.07          $59.00         $101.44         $219.56
Alliance Intermediate Government Securities                         20.64           63.77          109.46          235.96
Alliance Quality Bond                                               20.85           64.40          110.53          238.13
Alliance High Yield                                                 21.48           66.31          113.72          244.61
Alliance Growth & Income                                            20.96           64.72          111.06          239.21
Alliance Equity Index                                               18.55           57.41           98.75          214.03
Alliance Common Stock                                               19.07           59.00          101.44          219.56
Alliance Global                                                     22.43           69.16          118.50          254.26
Alliance International                                              26.10           80.19          136.89          290.94
Alliance Aggressive Stock                                           19.07           59.00              --              --
Alliance Small Cap Growth                                           24.74           76.10          130.09          277.47
Alliance Conservative Investors                                     20.54           63.45          108.93          234.88
Alliance Balanced                                                   19.07           59.00          101.44          219.56
Alliance Growth Investors                                           20.75           64.09          110.00          237.05
T. Rowe Price International Stock Portfolio                         27.36           83.95              --              --
T. Rowe Price Equity Income Portfolio                               23.69           72.95              --              --
EQ/Putnam Growth & Income Value Portfolio                           23.69           72.95              --              --
EQ/Putnam Balanced Portfolio                                        24.21           74.52              --              --
MFS Research Portfolio                                              23.69           72.95              --              --
MFS Emerging Growth Companies Portfolio                             23.69           72.95              --              --
Morgan Stanley Emerging Markets Equity Portfolio                    33.13          101.08              --              --
Warburg Pincus Small Company Value Portfolio                        25.26           77.67              --              --
Merrill Lynch World Strategy Portfolio                              27.36           83.95              --              --
Merrill Lynch Basic Value Equity Portfolio                          23.69           72.95              --              --


-------------------


(1) The amount accumulated could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial annuity payment is less than $20, we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Distribution Options" in Part 6. In some cases, charges for state premium or other taxes will be deducted from the amount applied, if applicable.
(2) These expenses also apply to a Series 100 QP IRA purchased in a state where group Contracts are issued.
(3) These expenses apply only to a Series 100 QP IRA purchased in a state where individual Contracts are issued.
--------------------------------------------------------------------------------

Accumulation Unit Values

The following tables show the Accumulation Unit Values, as of the last Business Day for the periods shown, commencing with the initial offering of each Fund under the Contracts indicated below.



EQUI-VEST: Series 100 and 200

                                                             LAST BUSINESS DAY OF
                               -----------------------------------------------------------------------------------------------------
                                                                  DECEMBER                                                   MARCH
                               ------------------------------------------------------------------------------------------  ---------
                                  1988     1989     1990     1991     1992     1993     1994     1995     1996     1997      1998
                               -----------------------------------------------------------------------------------------------------

Alliance Money Market            $20.32    $21.89   $23.38  $ 24.48  $ 25.01  $ 25.41  $ 26.08  $ 27.22  $ 28.28 $  29.41  $ 29.69
Alliance Intermediate
   Government Securities             --        --       --       --       --       --    98.19   109.80   112.40   118.98   120.46
Alliance Quality Bond                --        --       --       --       --       --    93.87   108.38   112.65   121.30   122.92
Alliance High Yield                  --        --       --       --       --       --    95.88   113.44   137.53   160.74   168.88
Alliance Growth & Income             --        --       --       --       --       --    98.86   121.02   143.37   179.30   199.90
Alliance Equity Index                --        --       --       --       --       --   100.95   135.94   164.12   214.66   243.54
Alliance Common Stock             67.22     83.40    75.67   102.76   104.63   128.80   124.32   162.42   199.05   253.68   287.10
Alliance Global                      --        --       --       --       --       --   104.12   122.06   138.00   151.87   173.58
Alliance International               --        --       --       --       --       --       --   104.15   112.83   107.92   123.10
Alliance Aggressive Stock         18.09     25.86    27.36    50.51    48.30    55.68    52.88    68.73    82.91    90.75   103.24
Alliance Small Cap Growth            --        --       --       --       --       --       --       --       --   125.55   142.82
Alliance Conservative
   Investors                         --        --       --       --       --       --    95.10   112.97   117.25   130.98   137.66
Alliance Balanced                 15.80     19.69    19.40    27.17    26.04    28.85    26.18    30.92    34.06    38.66    41.71
Alliance Growth Investors            --        --       --       --       --       --    96.31   120.08   133.40   153.69   167.83
T. Rowe Price International
   Stock Portfolio                   --        --       --       --       --       --       --       --       --    97.61   109.56
T. Rowe Price Equity Income
   Portfolio                         --        --       --       --       --       --       --       --       --   121.04   131.52
EQ/Putnam Growth & Income
   Value Portfolio                   --        --       --       --       --       --       --       --       --   115.17   127.24
EQ/Putnam Balanced Portfolio         --        --       --       --       --       --       --       --       --   113.46   121.90
MFS Research Portfolio               --        --       --       --       --       --       --       --       --   115.01   133.18
MFS Emerging Growth
   Companies Portfolio               --        --       --       --       --       --       --       --       --   121.34   145.66
Morgan Stanley Emerging
   Markets Equity Portfolio          --        --       --       --       --       --       --       --       --    79.41    82.66
Warburg Pincus Small
   Company Value Portfolio           --        --       --       --       --       --       --       --       --   118.06   126.52
Merrill Lynch World
   Strategy Portfolio                --        --       --       --       --       --       --       --       --   103.77   111.74
Merrill Lynch Basic Value
   Equity Portfolio                  --        --       --       --       --       --       --       --       --   115.97   133.54

TABLE 3: EQUI-VEST SERIES 300 AND 400
Description of Expenses
-----------------------
CONTRACT OWNER TRANSACTION EXPENSES
   SALES LOAD ON PURCHASES ............................................  NONE
   MAXIMUM CONTINGENT WITHDRAWAL CHARGE (1) ...........................  6%
   MAXIMUM/CURRENT ANNUAL ADMINISTRATIVE CHARGE (2) ...................  $65/30
   MAXIMUM/CURRENT THIRD PARTY TRANSFER OR EXCHANGE FEE (3) ...........  $65/25
                                                                  per occurrence

SEPARATE ACCOUNT ANNUAL EXPENSES
   Mortality and Expense Risk Fees (including Death Benefit Charges)...   1.10%
   Other Expenses (4)..................................................    .25%
                                                                         ======
     Total Separate Account Annual Expenses (5)........................   1.35%
                                                                         ======




-------------------------------------------------------------------------------------------------------------------------------
                                                       ALLIANCE
                                           ALLIANCE  INTERMEDIATE   ALLIANCE                ALLIANCE     ALLIANCE   ALLIANCE
                                            MONEY     GOVERNMENT    QUALITY     ALLIANCE     GROWTH       EQUITY     COMMON
                                            MARKET    SECURITIES      BOND     HIGH YIELD   & INCOME      INDEX       STOCK
                                         --------------------------------------------------------------------------------------

HRT ANNUAL EXPENSES
     Investment Advisory Fees                  .35%        .50%         .53%        .60%        .55%         .32%        .37%
     Other Expenses                            .04%        .06%         .05%        .04%        .04%         .04%        .03%
-------------------------------------------------------------------------------------------------------------------------------
       Total HRT Annual Expenses (6)(7)        .39%        .56%         .58%        .64%        .59%         .36%        .40%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                    ALLIANCE    ALLIANCE    ALLIANCE                ALLIANCE
                                           ALLIANCE    ALLIANCE    AGGRESSIVE  SMALL CAP  CONSERVATIVE   ALLIANCE    GROWTH
                                            GLOBAL   INTERNATIONAL   STOCK       GROWTH     INVESTORS    BALANCED   INVESTORS
                                         --------------------------------------------------------------------------------------
HRT ANNUAL EXPENSES
     Investment Advisory Fees                  .65%        .90%         .54%        .90%        .48%         .42%        .52%
     Other Expenses                            .08%        .18%         .03%        .05%        .07%         .05%        .05%
-------------------------------------------------------------------------------------------------------------------------------
       Total HRT Annual Expenses (6)(7)        .73%       1.08%         .57%        .95%        .55%         .47%        .57%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                           EQ/PUTNAM GROWTH
                                           T. ROWE PRICE    T. ROWE PRICE          &           EQ/ PUTNAM
                                           INTERNATIONAL    EQUITY INCOME    INCOME VALUE       BALANCED       MFS RESEARCH
                                          STOCK PORTFOLIO     PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO
                                         --------------------------------------------------------------------------------------
EQAT Annual Expenses
   Investment Management and
     Advisory Fee                               .75%             .55%             .55%             .55%             .55%
     Rule 12b-1 Fee(8)                          .25%             .25%             .25%             .25%             .25%
     Other Expenses                             .20%             .05%             .05%             .10%             .05%
-------------------------------------------------------------------------------------------------------------------------------
       Total EQAT Annual Expenses (9)          1.20%             .85%             .85%             .90%             .85%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                           MFS EMERGING    MORGAN STANLEY    WARBURG PINCUS    MERRILL LYNCH    MERRILL LYNCH
                                            GROWTH COM-   EMERGING MARKETS   SMALL COMPANY   WORLD STRATEGY     BASIC VALUE
                                         PANIES PORTFOLIO EQUITY PORTFOLIO   VALUE PORTFOLIO     PORTFOLIO    EQUITY PORTFOLIO
                                         --------------------------------------------------------------------------------------
EQAT Annual Expenses
   Investment Management and
     Advisory Fee                               .55%            1.15%             .65%             .70%             .55%
     Rule 12b-1 Fee(8)                          .25%             .25%             .25%             .25%             .25%
     Other Expenses                             .05%             .35%             .10%             .25%             .05%
-------------------------------------------------------------------------------------------------------------------------------
       Total EQAT Annual Expenses (9)           .85%            1.75%            1.00%            1.20%             .85%
-------------------------------------------------------------------------------------------------------------------------------

-------------------
Notes:

(1) The contingent withdrawal charge is a percentage of specified contributions. See "Contingent Withdrawal Charge" in Part 7. Important exceptions and limitations may eliminate or reduce the contingent withdrawal charge.

(2) The Annual Administrative Charge is the lesser of $30 or 2% of the Annuity Account Value (adjusted to include any withdrawals made during that year) during the first two Contract Years; and $30 for each Contract Year thereafter. See "Annual Administrative Charge" in Part 7. We reserve the right to increase this fee in the future if our administrative costs increase, but such fee may not exceed an annual maximum of $65, subject to applicable law.

(3) There is a Third Party Transfer or Exchange Fee of $25 per occurrence. We reserve the right to increase this fee in the future, but such fee may not exceed a maximum of $65 per occurrence, subject to applicable law.


(4) The current charge is .24% against the assets of all EQAT Funds, the Alliance Intermediate Government Securities, Alliance Quality Bond, Alliance High Yield, Alliance Growth & Income, Alliance Equity Index, Alliance Global, Alliance International, Alliance Small Cap Growth, Alliance Conservative Investors and Alliance Growth Investors Funds for expenses. We reserve the right to increase the charge back to the maximum at our discretion.


(5) The amounts shown in the table under "Total Separate Account Annual Expenses" are not permitted to exceed a total annual rate of 1.35% of the value of the assets held in the Investment Funds. Separate Account expenses are shown as a percentage of each Investment Fund's average value. See "Limitation on Charges" in Part 7.

(6) Effective May 1, 1997, a new Investment Advisory Agreement was entered into between HRT and Alliance Capital Management L.P., HRT's Investment Adviser, which effected changes in HRT's management fee and expense structure. See HRT's prospectus for more information.


    The tables above reflecting HRT's expenses are based on average portfolio net assets for the year ended December 31, 1997 and have been restated to reflect (i) the fees that would have been paid to Alliance if the current advisory agreement had been in effect as of January 1, 1997 and (ii) estimated accounting expenses for the year ending December 31, 1997.


(7) The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the HRT. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. The HRT's expenses are shown as a percentage of each Portfolio's average portfolio net assets. See "Charges to Portfolios" in Part 7.


(8) The Class IB shares of EQAT are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans" ) adopted by EQAT pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plans provide that EQAT, on behalf of each Portfolio, may charge annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The 12b-1 fee will not be increased for the life of the Contracts.

(9) All EQAT Portfolios commenced operations on May 1, 1997 except the Morgan Stanley Emerging Markets Equity Portfolio, which commenced operations on August 20, 1997.

    The maximum investment management and advisory fees for each EQAT Portfolio cannot be increased without a vote of that Portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses; however, EQ Financial Consultants, Inc. ("EQ Financial"), EQAT's manager, has entered into an expense limitation agreement with respect to each Portfolio ("Expense Limitation Agreement"), pursuant to which EQ Financial has agreed to waive or limit its fees and assume other expenses. Under the Expense Limitation Agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited for the respective average daily net assets of each Portfolio as follows: 0.60% for Merrill Lynch Basic Value Equity, MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value and
    T. Rowe Price Equity Income; 0.65% for EQ/Putnam Balanced; 0.75% for Warburg Pincus Small Company Value; 0.95% for Merrill Lynch World Strategy and T. Rowe Price International Stock; and 1.50% for Morgan Stanley Emerging Markets Equity.

    Absent the expense limitation, "Other Expenses" for 1997 on an annualized basis for each of the Portfolios would have been as follows: 0.80% for Warburg Pincus Small Company Value; 0.94% for T. Rowe Price Equity Income; 0.95% for EQ/Putnam Growth & Income Value; 0.98% for MFS Research; 1.02% for MFS Emerging Growth Companies; 1.09% for Merrill Lynch Basic Value Equity; 1.21% for Morgan Stanley Emerging Markets Equity; 1.56% for T. Rowe Price International Stock; 1.75% for EQ/Putnam Balanced; and 2.10% for Merrill Lynch World Strategy.

    Each Portfolio may at a later date make a reimbursement to EQ Financial for any of the management fees waived or limited and other expenses assumed and paid by EQ Financial pursuant to the Expense Limitation Agreement provided, that among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the EQAT prospectus for more information.

EXAMPLES: EQUI-VEST SERIES 300 AND 400

For each type of Series 300 and 400 Contract, the examples which follow show the expenses that a hypothetical Contract Owner would pay in the surrender and nonsurrender situations noted below, assuming a single contribution of $1,000 on the Contract Date invested in one of the Investment Funds listed, a 5% annual return on assets and no waiver of the contingent withdrawal charge.(1) For purposes of these examples, the annual administrative charge is computed by reference to the actual aggregate annual administrative charges as a percentage of the total assets held under all EQUI-VEST Contracts.

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH PERIOD SHOWN, THE EXPENSE WOULD BE:

---------------------------------------------------------------------------------------------------
                                                   1 YEAR     3 YEARS    5 YEARS     10 YEARS
                                                ---------------------------------------------------

Alliance Money Market                               $74.64    $117.87    $160.90     $218.46
Alliance Intermediate Government Securities          76.23     122.67     169.46      235.96
Alliance Quality Bond                                76.43     123.26     170.53      238.13
Alliance High Yield                                  77.02     125.06     173.72      244.61
Alliance Growth & Income                             76.53     123.56     171.06      239.21
Alliance Equity Index                                74.24     116.66     158.75      214.03
Alliance Common Stock                                74.74     118.17     161.44      219.56
Alliance Global                                      77.92     127.75     178.50      254.26
Alliance International                               81.39     138.15     196.89      290.94
Alliance Aggressive Stock                            76.43     123.26     170.53      238.13
Alliance Small Cap Growth                            80.10     134.30         --          --
Alliance Conservative Investors                      76.13     122.37     168.93      234.88
Alliance Balanced                                    75.44     120.27     165.19      227.24
Alliance Growth Investors                            76.33     122.96     170.00      237.05
T. Rowe Price International Stock Portfolio          82.58     141.70         --          --
T. Rowe Price Equity Income Portfolio                79.11     131.32         --          --
EQ/Putnam Growth & Income Value Portfolio            79.11     131.32         --          --
EQ/Putnam Balanced Portfolio                         79.60     132.81         --          --
MFS Research Portfolio                               79.11     131.32         --          --
MFS Emerging Growth Companies Portfolio              79.11     131.32         --          --
Morgan Stanley Emerging Markets Equity Portfolio     88.04     157.86         --          --
Warburg Pincus Small Company Value Portfolio         80.60     135.78         --          --
Merrill Lynch World Strategy Portfolio               82.58     141.70         --          --
Merrill Lynch Basic Value Equity Portfolio           79.11     131.32         --          --

---------------------------------------------------------------------------------------------------

IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE END OF EACH PERIOD SHOWN, THE EXPENSE WOULD BE:


---------------------------------------------------------------------------------------------------
                                                   1 YEAR     3 YEARS    5 YEARS     10 YEARS
                                                ---------------------------------------------------
Alliance Money Market                               $18.97    $ 58.68    $100.90     $218.46
Alliance Intermediate Government Securities          20.64      63.77     109.46      235.96
Alliance Quality Bond                                20.85      64.40     110.53      238.13
Alliance High Yield                                  21.48      66.31     113.72      244.61
Alliance Growth & Income                             20.96      64.72     111.06      239.21
Alliance Equity Index                                18.55      57.41      98.75      214.03
Alliance Common Stock                                19.07      59.00     101.44      219.56
Alliance Global                                      22.43      69.16     118.50      254.26
Alliance International                               26.10      80.19     136.89      290.94
Alliance Aggressive Stock                            20.85      64.40     110.53      238.13
Alliance Small Cap Growth                            24.74      76.10         --          --
Alliance Conservative Investors                      20.54      63.45     108.93      234.88
Alliance Balanced                                    19.80      61.23     105.19      227.24
Alliance Growth Investors                            20.75      64.09     110.00      237.05
T. Rowe Price International Stock Portfolio          27.36      83.95         --          --
T. Rowe Price Equity Income Portfolio                23.69      72.95         --          --
EQ/Putnam Growth & Income Value Portfolio            23.69      72.95         --          --
EQ/Putnam Balanced Portfolio                         24.21      74.52         --          --
MFS Research Portfolio                               23.69      72.95         --          --
MFS Emerging Growth Companies Portfolio              23.69      72.95         --          --
Morgan Stanley Emerging Markets Equity Portfolio     33.13     101.08         --          --
Warburg Pincus Small Company Value Portfolio         25.26      77.67         --          --
Merrill Lynch World Strategy Portfolio               27.36      83.95         --          --
Merrill Lynch Basic Value Equity Portfolio           23.69      72.95         --          --


-------------------

(1) The amount accumulated could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial annuity payment is less than $20, we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Distribution Options" in Part 6. In some cases, charges for state premium or other taxes will be deducted from the amount applied, if applicable.

--------------------------------------------------------------------------------

Accumulation Unit Values

The following tables show the Accumulation Unit Values, as of the last Business Day for the periods shown, commencing with the initial offering of each Fund under the Contracts indicated below.

EQUI-VEST: SERIES 300 AND 400

---------------------------------------------------------------------------------------------------------------------------------
                                                                                LAST BUSINESS DAY OF
                                                  -------------------------------------------------------------------------------
                                                                             DECEMBER                                  MARCH
                                                  ----------------------------------------------------------------  -------------
                                                       1994            1995            1996             1997            1998
                                                  -------------------------------------------------------------------------------
Alliance Money Market                                 $102.61        $107.04         $111.21          $115.66         $116.78
Alliance Intermediate Government Securities             98.19         109.80          112.40           118.98          120.46
Alliance Quality Bond                                   93.87         108.38          112.65           121.30          122.92
Alliance High Yield                                     95.88         113.44          137.53           160.74          168.88
Alliance Growth & Income                                98.96         121.02          143.37           179.30          199.90
Alliance Equity Index                                  100.95         135.94          164.12           214.66          243.54
Alliance Common Stock                                   97.03         126.78          155.42           198.12          224.23
Alliance Global                                        104.12         122.06          138.00           151.87          173.58
Alliance International                                     --         104.15          112.83           107.92          123.10
Alliance Aggressive Stock                               95.45         123.95          149.41           163.33          185.74
Alliance Small Cap Growth                                  --             --              --           125.55          142.82
Alliance Conservative Investors                         95.10         112.97          117.25           130.98          137.66
Alliance Balanced                                       91.64         108.26          119.26           135.29          145.93
Alliance Growth Investors                               96.31         120.08          133.40           153.69          167.83
T. Rowe Price International Stock Portfolio                --             --              --            97.61          109.56
T. Rowe Price Equity Income Portfolio                      --             --              --           121.04          131.52
EQ/Putnam Growth & Income Value Portfolio                  --             --              --           115.17          127.24
EQ/Putnam Balanced Portfolio                               --             --              --           113.46          121.90
MFS Research Portfolio                                     --             --              --           115.01          133.18
MFS Emerging Growth Companies Portfolio                    --             --              --           121.34          145.66
Morgan Stanley Emerging Markets Equity
   Portfolio                                               --             --              --            79.41           82.66
Warburg Pincus Small Company Value Portfolio               --             --              --           118.06          126.52
Merrill Lynch World Strategy Portfolio                     --             --              --           103.77          111.74
Merrill Lynch Basic Value Equity Portfolio                 --             --              --           115.97          133.54
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------


               PART 2: SEPARATE ACCOUNT A AND ITS INVESTMENT FUNDS


--------------------------------------------------------------------------------

SEPARATE ACCOUNT A

Separate Account A is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940 (1940 ACT). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has many Investment Funds, each of which invests in Class IA or Class IB shares of a corresponding Portfolio of either HRT or EQAT, respectively. You may allocate some or all contributions among the Investment Funds.


The assets of the Separate Account are our property. As a separate account under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Contracts will not be chargeable with liabilities arising out of any other business we may conduct. Accordingly, income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains or losses. This means that assets supporting Annuity Account Value in the Separate Account are not subject to claims of Equitable Life's creditors. We are the issuer of the Contracts, and the obligations set forth in the Contracts (other than those of Annuitants or Contract Owners) are our obligations.

In addition to contributions made under your Contract, we may allocate to the Separate Account monies received under other annuity contracts, certificates or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Contracts or to other contracts, certificates or agreements, or we may transfer them to our general account.

We reserve the right, subject to compliance with applicable law, including approval of Contract Owners, Participants and Plan Trustees if required, (1) to add new Investment Funds (or subdivisions of Investment Funds) to, or remove Investment Funds (or subdivisions of Investment Funds) from, the Separate Account, (2) to combine any two or more Investment Funds or subdivisions thereof, (3) to transfer assets determined by us to be the proportionate share of the class to which the Contracts belong from any of the Investment Funds to another Investment Fund by withdrawing the same percentage of each investment in that Investment Fund with appropriate adjustments to avoid odd lots and fractions, (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act (which may be directed by a committee which may be composed of a majority of persons who are "interested persons" of Equitable Life under the 1940 Act, which committee may be discharged by us at any time) or in any other form permitted by law, including a form that allows us to make direct investments, (5) to deregister the Separate Account under the 1940 Act, (6) to cause one or more Investment Funds to invest in a mutual fund other than or in addition to HRT and EQAT, (7) to discontinue the sale of Contracts, (8) to terminate any employer or plan trustee agreement pursuant to its terms and (9) to restrict or eliminate any voting rights of Contract Owners or other people who have voting rights that affect the Separate Account.

If any changes are made that result in a material change in the underlying investments of an Investment Fund, Contract Owners will be notified. We may make other changes in the Contracts that do not reduce any Cash Value, annuity benefit, Annuity Account Value, or other accrued rights or benefits.

TRUSTS

The Hudson River Trust (HRT) and the EQ Advisors Trust (EQAT) consist of the investment Portfolios listed below. The Funds of the Separate Account invest in these Portfolios according to your contribution allocations and transfers.


-------------------------------------------------------------------------------------------------------------------
                       HRT PORTFOLIOS                                                EQAT PORTFOLIOS
----------------------------------------------------------     ----------------------------------------------------
Fixed Income Series:                                           Equity Series:
o  Alliance Money Market      o  Alliance Quality Bond         o  T. Rowe Price Equity    o  Morgan Stanley
o  Alliance Intermediate      o  Alliance High Yield              Income                     Emerging Markets
   Government Securities                                       o  EQ/Putnam Growth &         Equity
                                                                  Income Value
Equity Series:                                                                            o  Warburg Pincus
o  Alliance Growth & Income   o  Alliance International        o  Merrill Lynch              Small Company Value
o  Alliance Equity Index      o  Alliance Aggressive Stock        Basic Value Equity      o  MFS Emerging
o  Alliance Common Stock      o  Alliance Small Cap Growth     o  MFS Research               Growth Companies
o  Alliance Global                                             o  T. Rowe Price
Asset Allocation Series:                                          International Stock
o  Alliance Conservative      o  Alliance Growth               Asset Allocation Series:
   Investors                     Investors                     o  EQ/Putnam Balanced      o  Merrill Lynch World
o  Alliance Balanced                                                                         Strategy
-------------------------------------------------------------------------------------------------------------------


The Trusts are open-end, management investment companies registered under the 1940 Act, more commonly called mutual funds. As a "series" type of mutual fund, each Trust issues several different series of stock, each of which relates to a different Portfolio of that Trust. HRT commenced operations in January 1976 with a predecessor of its Alliance Common Stock Portfolio. EQAT commenced operations on May 1, 1997. The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a Portfolio's shares are reinvested in full and fractional shares of the Portfolio to which they relate. Each Fund invests in either Class IA or Class IB shares of a corresponding Portfolio. HRT Portfolios sell Class IA shares to the Funds and EQAT Portfolios sell Class IB shares to the Funds. (Class IA shares of the EQAT Portfolios are not offered at this time.)

HRT and EQAT sell shares to Equitable Life separate accounts in connection with Equitable Life's variable life insurance and annuity products. HRT also sells its shares to separate accounts of insurance companies not affiliated with Equitable Life. We currently do not foresee any disadvantages to our policy/contract owners arising out of this. However, HRT's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HRT's response to any of those events insufficiently protects our policy/contract owners, we will see to it that appropriate action is taken to do so. Also, if we ever believe that any of the Trusts' Portfolios is so large as to materially impair the investment performance of the Portfolio or the Trust involved, we will examine other investment options.

All of the Portfolios, except for the Morgan Stanley Emerging Markets Equity Portfolio and Merrill Lynch World Strategy Portfolio, are diversified for 1940 Act purposes. More detailed information about the Trusts, their investment objectives, policies, restrictions, risks, expenses, multiple class distribution systems, the Rule 12b-1 distribution plan relating to Class IB shares and all other aspects of their operations, appears in the HRT prospectus (beginning after this prospectus), the EQAT prospectus (beginning after the HRT prospectus), or in their respective Statements of Additional Information, which are available upon request.


HRT'S MANAGER AND INVESTMENT ADVISER

HRT is managed and its Portfolios are advised by Alliance Capital Management L.P. ("Alliance"), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.

In its role as manager of the HRT, Alliance has overall responsibility for the general management and administration of the HRT, including selecting the portfolio managers for HRT's Portfolios, monitoring their investment programs and results, reviewing brokerage matters, performing fund accounting, overseeing compliance by HRT with various Federal and state statutes, and carrying out the directives of its Board of Trustees. With the approval of the HRT's Trustees, Alliance may enter into agreements with other companies to assist with its administrative and management responsibilities to the HRT.


As investment adviser for all of the HRT Portfolios advised by Alliance, Alliance is responsible for developing the Portfolios' investment programs, making investment decisions for the Portfolios, placing all orders for the purchase and sale of those investments and performing certain limited related administrative functions.

ALLIANCE CAPITAL MANAGEMENT L.P.

Alliance, a leading international investment adviser, provides investment management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.


Alliance is a publicly traded limited partnership incorporated in Delaware. On December 31, 1997, Alliance was managing approximately $218.7 billion in assets. Alliance employs 223 investment professionals, including 83 research analysts. Portfolio managers have average investment experience of more than 14 years.


Alliance is an indirect, majority-owned subsidiary of Equitable Life, and its main office is located at 1345 Avenue of the Americas, New York, New York 10105. Additional information regarding Alliance is located in the HRT prospectus (page numbers are preceded by "HRT") which directly follows this prospectus.

EQAT'S MANAGER


EQ Financial Consultants, Inc. (EQF), subject to the supervision and direction of the Trustees of EQAT, has overall responsibility for the general management and administration of EQAT. EQF is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and a broker-dealer registered under the Securities Exchange Act of 1934, as amended ("1934 Act"). EQF currently furnishes specialized investment advice to other clients, including individuals, pension and profit-sharing plans, trusts, charitable organizations, corporations, and other business entities. EQF is a Delaware corporation and an indirect, wholly owned subsidiary of Equitable Life.

EQF is responsible for providing management and administrative services to EQAT and selects the investment advisers for EQAT's Portfolios, monitors the EQAT Advisers' investment programs and results, reviews brokerage matters, oversees compliance by EQAT with various Federal and state statutes, and carries out the directives of its Board of Trustees. EQ Financial Consultants, Inc.'s main office is located at 1290 Avenue of the Americas, New York, New York 10104.

Pursuant to a service agreement, Chase Global Funds Services Company assists EQF in the performance of its administrative responsibilities to EQAT with other necessary administrative, fund accounting and compliance services.


EQAT'S INVESTMENT ADVISERS


Rowe Price-Fleming International, Inc.; T. Rowe Price Associates, Inc.; Putnam Investment Management, Inc.; Massachusetts Financial Services Company; Morgan Stanley Asset Management Inc.; Warburg Pincus Asset Management, Inc.; and Merrill Lynch Asset Management, L.P. serve as EQAT Advisers only for their respective EQAT Portfolios.


Each EQAT Adviser furnishes EQAT's manager, EQF, with an investment program (updated periodically) for each of its Portfolios, makes investment decisions on behalf of its EQAT Portfolios, places all orders for the purchase and sale of investments for the Portfolio's account with brokers or dealers selected by such Adviser and may perform certain limited related administrative functions.

The assets of each Portfolio are allocated currently among the EQAT Advisers. If an EQAT Portfolio shall at any time have more than one EQAT Adviser, the allocation of an EQAT Portfolio's assets among EQAT Advisers may be changed at any time by EQF.

MASSACHUSETTS FINANCIAL SERVICES COMPANY


Massachusetts Financial Services Company (MFS) is America's oldest mutual fund organization, whose assets under management as of December 31, 1997 were approximately $70.2 billion on behalf of more than 2.7 million investors. MFS advises MFS Research, a domestic equity portfolio, and MFS Emerging Growth Companies, an aggressive equity portfolio. MFS is an indirect subsidiary of Sun Life Assurance Company of Canada and is located at 500 Boylston Street, Boston, MA 02116.

MERRILL LYNCH ASSET MANAGEMENT, L.P

Founded in 1976, Merrill Lynch Asset Management, L.P. (MLAM) is a dedicated asset management affiliate of Merrill Lynch & Co., Inc., a financial management and advisory company with more than a century of experience. As of December 31, 1997, MLAM along with its advisory affiliates held approximately $278 billion in investment company and other portfolio assets under management. MLAM advises Merrill Lynch Basic Value Equity, a domestic equity portfolio with a value approach to investing, and Merrill Lynch World Strategy, a global flexible asset allocation portfolio that invests in equities and fixed income securities worldwide. The company is located at 800 Scudders Mill Road, Plainsboro, NJ 08543.

MORGAN STANLEY ASSET MANAGEMENT INC.

Morgan Stanley Asset Management Inc. (MSAM) provides a broad range of portfolio management services to customers in the United States and abroad and serves as an investment adviser to numerous open-end and closed-end investment companies. MSAM, together with its affiliated institutional investment management companies, had approximately $146 billion in assets under management and fiduciary care as of December 31, 1997. MSAM advises Morgan

Stanley Emerging Markets Equity, an international equity portfolio. MSAM is a subsidiary of Morgan Stanley, Dean Witter & Co. and is located at 1221 Avenue of the Americas, New York, New York 10020.

PUTNAM INVESTMENT MANAGEMENT, INC.

Putnam Investment Management, Inc. (PUTNAM) has been managing mutual funds since 1937. As of December 31, 1997, Putnam and its affiliates managed more than $235 billion in assets. Putnam advises EQ/Putnam Growth & Income Value, a domestic equity portfolio, and EQ/Putnam Balanced, a balanced stock and bond portfolio. Putnam is an indirect subsidiary of Marsh & McLennan Companies, Inc. and is located at One Post Office Square, Boston, MA 02109.

T. ROWE PRICE ASSOCIATES, INC. AND ROWE PRICE-FLEMING INTERNATIONAL, INC.

Founded in 1937, T. Rowe Price provides investment management to both individuals and institutions. With its affiliates, assets under management were over $126 billion as of December 31, 1997. T. Rowe Price advises T. Rowe Price Equity Income, a domestic equity portfolio. The company is located at 100 East Pratt Street, Baltimore, MD 21202.

Rowe Price-Fleming International, Inc., ("PRICE-FLEMING") was founded as a joint venture between T. Rowe Price and Robert Fleming Holdings, Ltd., a diversified British investment organization. Price-Fleming's predominately non-U.S. assets under management were the equivalent of approximately $30 billion as of December 31, 1997. Price-Fleming advises T. Rowe Price International Stock, an international equity portfolio and is located at 100 East Pratt Street, Baltimore, MD 21202.

WARBURG PINCUS ASSET MANAGEMENT, INC.

Warburg Pincus Asset Management, Inc. (WPAM) is a professional investment advisory firm which provides services to investment companies, employee benefit plans, endowment funds, foundations and other institutions and individuals. Assets under management were approximately $19.7 billion as of December 31, 1997. WPAM is indirectly controlled by Warburg, Pincus & Co., a New York partnership, which serves as a holding company of WPAM. Warburg Pincus advises Warburg Pincus Small Company Value, an aggressive equity portfolio. The company is located at 466 Lexington Avenue, New York, NY 10017.


Additional information regarding each of the companies which serve as an EQAT Adviser appears in the EQAT prospectus (page numbers are preceded by "EQAT"), attached at the end of this prospectus.

INVESTMENT POLICIES AND OBJECTIVES OF THE TRUSTS' PORTFOLIOS


Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The objectives and policies of each Portfolio will affect its expected return and its risks. There is no guarantee that these objectives will be achieved.

Contributions allocated to these Portfolios will fluctuate, and may be worth more or less than its original value when you surrender your Contract or make withdrawals. The policies and objectives of the Portfolios are as follows:



-------------------------------------------------------------------------------------------------------------------------------
       PORTFOLIO           TRUST                     INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market       HRT       Primarily high-quality short-term money market      High level of current income
                                      instruments.                                        while preserving assets and
                                                                                          maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
Alliance                    HRT       Primarily debt securities issued or guaranteed      High current income consistent
   Intermediate                       by the U.S. Government, its agencies and            with relative stability of
   Government                         instrumentalities. Each investment will have a      principal
   Securities                         final maturity of not more than 10 years or a
                                      duration not exceeding that of a 10-year
                                      Treasury note.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond       HRT       Primarily investment grade fixed-income             High current income consistent
                                      securities.                                         with preservation of capital
-------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield         HRT       Primarily a diversified mix of high-yield,          High return by maximizing current
                                      fixed-income securities involving greater           income and, to the extent
                                      volatility of price and risk of principal and       consistent with that objective,
                                      income than high-quality fixed-income               capital appreciation
                                      securities. The medium- and lower-quality debt
                                      securities in which the Portfolio may invest
                                      are known as "junk bonds."
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth & Income    HRT       Primarily income producing common stocks and        High total return through a
                                      securities convertible into common stocks.          combination of current income and
                                                                                          capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index       HRT       Selected securities in the S&P 500 Index (the       Total return performance (before
                                      "Index") which the adviser believes will, in        trust expenses and Separate
                                      the aggregate, approximate the performance          Account annual expenses) that
                                      results of the Index.                               approximates the investment
                                                                                          performance of the Index
                                                                                          (including reinvestment of
                                                                                          dividends) at risk level
                                                                                          consistent with that of the Index
-------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock       HRT       Primarily common stock and other equity-type        Long-term growth of capital and
                                      instruments.                                        increasing income
-------------------------------------------------------------------------------------------------------------------------------
Alliance Global             HRT       Primarily equity  securities of non-United          Long-term  growth  of  capital
                                      States as well as United States companies.
-------------------------------------------------------------------------------------------------------------------------------
Alliance                    HRT       Primarily equity securities selected                Long-term growth of capital
   International                      principally to permit participation in
                                      non-United States companies with prospects for
                                      growth.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive         HRT       Primarily common stocks and other equity-type       Long-term growth of capital
   Stock                              securities issued by medium- and other
                                      smaller-sized companies with strong growth
                                      potential.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap          HRT       Primarily common stocks and other equity-type       Long-term growth of capital
   Growth                             securities issued by smaller-sized companies
                                      with strong growth potential.
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
       PORTFOLIO           TRUST                     INVESTMENT POLICY                                OBJECTIVE
-------------------------------------------------------------------------------------------------------------------------------

Alliance                    HRT       Diversified mix of publicly traded,                 High total return without, in the
   Conservative                       fixed-income and equity securities; asset mix       adviser's opinion, undue risk to
   Investors                          and security selection are primarily based upon     principal
                                      factors   expected  to  reduce  risk.  The
                                      Portfolio  is  generally  expected to hold
                                      approximately   70%  of  its   assets   in
                                      fixed-income  securities and 30% in equity
                                      securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Balanced           HRT       Primarily common stocks, publicly traded debt       High return through a combination
                                      securities and high-quality money market            of current income and capital
                                      instruments.  The Portfolio is generally            appreciation
                                      expected to hold 50% of its assets in equity
                                      securities and 50% in fixed-income securities.
-------------------------------------------------------------------------------------------------------------------------------
Alliance Growth             HRT       Diversified mix of publicly traded,                 High total return consistent with
   Investors                          fixed-income and equity securities; asset mix       the adviser's determination of
                                      and security selection based upon factors           reasonable risk
                                      expected to increase  possibility  of high
                                      long-term   return.   The   Portfolio   is
                                      generally  expected to hold  approximately
                                      70% of its assets in equity securities and
                                      30% in fixed-income securities.
-------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price               EQAT      Primarily common stocks of established              Long-term growth of capital
   International Stock                non-United States companies.
-------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity        EQAT      Primarily dividend paying common stocks of          Substantial dividend income and
   Income                             established companies.                              also capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth &          EQAT      Primarily common stocks that offer potential        Capital growth and, secondarily,
   Income Value                       for capital growth and may, consistent with the     current income
   Portfolio                          Portfolio's investment objective, invest in
                                      common stocks that offer potential for current
                                      income.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced          EQAT      A well-diversified portfolio of stocks and          Balanced investment
                                      bonds that will produce both capital growth and
                                      current income.
-------------------------------------------------------------------------------------------------------------------------------
MFS Research                EQAT      A substantial portion of assets invested in         Long-term growth of capital and
                                      common stock or securities convertible into         future income
                                      common stock of companies  believed by the
                                      Adviser to  possess  better  than  average
                                      prospects for long-term growth.
-------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth         EQAT      Primarily (i.e., at least 80% of its assets         Long-term growth of capital
   Companies                          under normal circumstances) in common stocks of
                                      emerging growth companies that the Adviser
                                      believes are early in their life cycle but
                                      which have the potential to become major
                                      enterprises.
-------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging     EQAT      Primarily equity securities of emerging market      Long-term capital appreciation
   Markets Equity                     country issuers with a focus on those in which
                                      the Adviser  believes  the  economies  are
                                      developing   strongly  and  in  which  the
                                      markets are becoming more sophisticated.
-------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small        EQAT      Primarily in a portfolio of equity securities       Long-term capital appreciation
   Company Value                      of small capitalization companies (i.e.,
                                      companies having market capitalizations of
                                      $1  billion or less at the time of initial
                                      purchase) that the Adviser considers to be
                                      relatively undervalued.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World         EQAT      Primarily equity and fixed-income securities,       High total investment return
   Strategy                           including convertible securities, of U.S. and
                                      foreign issuers.
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic         EQAT      Primarily equity securities, that the Portfolio     Capital appreciation and,
   Value Equity                       Adviser believes are undervalued and therefore      secondarily, income
                                      represent basic investment value.
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         PART 3: INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------

INVESTMENT FUND PERFORMANCE


In order to help show how the performance of Investment Funds has affected the Annuity Account Values, the following tables provide a historical view of investment performance for each of the Funds included. The performance shown has been calculated under two methods, as explained under "How Performance Data Are Presented" below. The information presented includes performance results along with data representing unmanaged market indices and similarly managed funds.

Except as noted below, performance data for the Investment Funds reflect (i) the actual historical investment results of the corresponding Portfolios from the date of inception of those Portfolios or the predecessor Portfolios or accounts,
(ii) the actual investment advisory fee, Rule 12b-1 fee, if any, and direct operating expenses of the relevant Portfolios and (iii) for all periods, the Separate Account asset charges assessed under the EQUI-VEST Contract.

Performance for the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock Funds for the period before those Funds were operated as a unit investment trust has been adjusted to reflect the investment advisory fee and expense structure that became applicable to the unit investment trust. See "The Reorganization" in the SAI for additional information.


Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and Accumulation Units may be worth more or less than the original cost when redeemed. The results shown are not an estimate or guarantee of future investment performance, and do not reflect the actual experience of amounts invested under a particular Contract.


HOW PERFORMANCE DATA ARE PRESENTED

Tables 1 and 2 compare annualized rates of return for each Investment Fund along with appropriate benchmarks. Table 3 shows the year-by-year rates of return for each Investment Fund. These performance results are based on the change in the Accumulation Unit value for each Investment Fund for the periods shown.

Investment results in Tables 1, 2, and 3 are net of all charges and expenses assessed against the Investment Funds (including fees and expenses of the Trusts) but exclude the annual administrative charge and any withdrawal charges which would also reduce the actual return. Tables 4 and 5 show performance results after giving effect to all charges and expenses including the annual administrative charge and the contingent withdrawal charge. Since charges under the Contracts may vary, we have assumed, for each charge, the highest that might apply.

Certain of the Investment Funds began operations on a date after the inception date of the corresponding Portfolio. When we advertise the performance of an Investment Fund we will separately set forth the performance of that Fund since its inception date, to the extent required by regulatory authorities.


BENCHMARKS

Market indices are not subject to any charges for investment advisory fees typically associated with a managed portfolio. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio manager is likely to make selections.

INCEPTION DATES AND COMPARATIVE BENCHMARKS

ALLIANCE MONEY MARKET: May 11, 1982; Salomon Brothers Three-Month T-Bill Index (3-Month T-Bill).

ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: April 1, 1991; Lehman Intermediate Government Bond Index (Lehman Intermediate Government).

ALLIANCE QUALITY BOND: October 1, 1993; Lehman Aggregate Bond Index (Lehman Aggregate).

ALLIANCE HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index (Master High Yield).

ALLIANCE GROWTH & INCOME:  October 1, 1993; 75% Standard & Poor's 500 Index (S&P
500) and 25% Value Line Convertibles Index (75% S&P 500/25% Value Line Conv.).

ALLIANCE EQUITY INDEX: March 1, 1994; Standard & Poor's 500 Index (S&P 500).

ALLIANCE COMMON STOCK: August 1, 1968; Standard & Poor's 500 Index (S&P 500).

ALLIANCE GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index (MSCI World).

ALLIANCE INTERNATIONAL: April 3, 1995; Morgan Stanley Capital International Europe, Australia, Far East Index (MSCI EAFE).

ALLIANCE AGGRESSIVE STOCK: May 1, 1984; 50% Russell 2000 Small Stock Index and 50% S&P MidCap Total Return (50% Russell 2000/50% S&P MidCap).

ALLIANCE SMALL CAP GROWTH:  May 1, 1997; Russell 2000 Growth Index (Russell 2000
Gr).

ALLIANCE CONSERVATIVE INVESTORS: October 2, 1989; 70% Lehman Treasury Bond Composite Index and 30% S&P 500 Index (70% Lehman Treas./30% S&P 500).

ALLIANCE BALANCED: May 1, 1984; 50% S&P 500 and 50% Lehman Government/Corporate Bond Index (50% S&P 500/50% Lehman Corp.).

ALLIANCE GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% S&P 500 Index (30% Lehman Treas./70% S&P 500).


T. ROWE PRICE INTERNATIONAL STOCK: May 1, 1997; Morgan Stanley Capital International Europe, Australia, Far East Index (MSCI EAFE).


T. ROWE PRICE EQUITY INCOME: May 1, 1997; Standard & Poor's 500 Index (S&P 500).

EQ/PUTNAM GROWTH & INCOME VALUE:  May 1, 1997;  Standard & Poor's 500 Index (S&P
500).


EQ/PUTNAM BALANCED: May 1, 1997; 60% Standard & Poor's 500 Index and 40% Lehman Government/Corporate Bond Index (60% S&P500/40% Lehman Corp.)


MFS RESEARCH: May 1, 1997; Standard & Poor's 500 Index (S&P 500).


MFS EMERGING GROWTH COMPANIES: May 1, 1997; Russell 2000 Index (Russell 2000).

MORGAN STANLEY EMERGING MARKETS EQUITY: August 20, 1997; Morgan Stanley Capital International Emerging Markets Free Price Return Index (MSCI Emerging Markets).

WARBURG  PINCUS SMALL COMPANY  VALUE:  May 1, 1997;  Russell 2000 Index (Russell
2000).

MERRILL LYNCH WORLD STRATEGY: May 1, 1997; 36% S&P 500/24% MSCI EAFE/21% Salomon Brothers US Treasury Bond 1 Year+/14% Salomon Brothers World Government Bond Ex US/5% 3-Month U.S. T-bill-(Market Composite).


MERRILL LYNCH BASIC VALUE EQUITY: May 1, 1997;  Standard & Poor's 500 Index (S&P
500).

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity and variable life products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating and asset-based charges applicable under variable insurance policies or variable annuity contracts. Lipper data provide a more accurate picture than market indices of EQUI-VEST performance relative to other annuity products.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.


                                                                  TABLE 1:
                                      Annualized Rates of Return for Periods Ended December 31, 1997:
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       PORTFOLIO
                                                                                                             SINCE     INCEPTION
                                                  1 YEAR     3 YEARS     5 YEARS    10 YEARS    20 YEARS   INCEPTION     DATE
                                               -----------------------------------------------------------------------------------
FIXED-INCOME SERIES:
Domestic Fixed Income
ALLIANCE MONEY MARKET                             3.98%       4.07%       3.28%       4.37%        --        5.42%      5/11/82
   Lipper Money Market                            3.95        4.05        3.29        4.41         --        5.77
   3-Month T-Bill                                 5.23        5.41        4.71        5.61         --        6.49
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES       5.85        6.61        4.52          --         --        5.56       4/1/91
   Lipper U.S. Government                         7.60        8.03        5.65          --         --        6.95
   Lehman Intermediate Government                 7.72        8.65        6.39          --         --        7.47
ALLIANCE QUALITY BOND                             7.68        8.92          --          --         --        4.38       10/1/93
   Lipper Corporate Bond A-Rated                  8.04        8.77          --          --         --        4.60
   Lehman Aggregate                               9.65       10.42          --          --         --        6.51
Aggressive Fixed Income
ALLIANCE HIGH YIELD                              16.88       18.79       14.33       11.28         --       10.53       1/2/87
   Lipper High Yield                             12.87       14.23       10.68       10.33         --        9.46
   Master High Yield                             12.83       14.54       11.72       12.09         --       11.39

EQUITY SERIES:
Domestic Equity
T. ROWE PRICE EQUITY INCOME                         --          --          --          --         --       21.04+      5/1/97
   Lipper Equity Income                             --          --          --          --         --       20.91+
   S&P 500                                          --          --          --          --         --       22.55+
EQ/PUTNAM
GROWTH & INCOME VALUE                               --          --          --          --         --       15.17+      5/1/97
   Lipper Growth & Income                           --          --          --          --         --       20.28+
   S&P 500                                          --          --          --          --         --       22.55+
ALLIANCE GROWTH & INCOME                         25.06       21.95          --          --         --       14.36       10/1/93
   Lipper Growth                                 25.47       25.18          --          --         --       17.47
   25% Value Line Conv./75% S&P 500              29.54       28.62          --          --         --       20.14
ALLIANCE EQUITY INDEX                            30.79       28.59          --          --         --       21.72       3/1/94
   Lipper S&P 500 Index Funds                    31.06       29.07          --          --         --       21.96
   S&P 500                                       33.36       31.15          --          --         --       23.84
MERRILL LYNCH
BASIC VALUE EQUITY                                  --          --          --          --         --       15.97+      5/1/97
   Lipper Growth & Income                           --          --          --          --         --       20.28+
   S&P 500                                          --          --          --          --         --       22.55+
ALLIANCE COMMON STOCK                            27.45       26.84       19.38       16.45      16.17       11.58       8/1/68
   Lipper Growth                                 24.35       24.72       16.01       15.40      15.20         N/A
   S&P 500                                       33.36       31.15       20.27       18.05      16.66       12.25
MFS RESEARCH                                        --          --          --          --         --       15.01+      5/1/97
   Lipper Growth                                    --          --          --          --         --       21.89+
   S&P 500                                          --          --          --          --         --       22.55+
International Equity
ALLIANCE GLOBAL                                  10.05       13.41       14.57       12.20         --       10.19       8/27/87
   Lipper  Global                                12.99       14.18       13.94        7.21         --        3.84
   MSCI World                                    15.76       16.62       15.34       10.57         --        8.22
ALLIANCE INTERNATIONAL                           -4.35          --          --          --         --        4.74       4/3/95
   Lipper International                           5.47          --          --          --         --       11.42
   MSCI EAFE                                      1.78          --          --          --         --        6.15
T. ROWE PRICE
INTERNATIONAL STOCK                                 --          --          --          --         --       -2.39+      5/1/97
   Lipper International                             --          --          --          --         --        3.41+
   MSCI EAFE                                        --          --          --          --         --        2.85+
MORGAN STANLEY EMERGING MARKETS EQUITY              --          --          --          --         --      -20.59*      8/20/97
   Lipper Emerging Markets                          --          --          --          --         --         N/A
   MSCI Emerging Markets                            --          --          --          --         --      -21.43*
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 This table continues on next page
+ Return for this Fund is unannualized and represents 8 months of performance.
* Return for this Fund is unannualized and represents 5 months of performance.


                                                                  TABLE 1:
                                                   Annualized Rates of Return (continued):
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     PORTFOLIO
                                                                                                           SINCE     INCEPTION
                                                1 YEAR     3 YEARS     5 YEARS    10 YEARS    20 YEARS   INCEPTION     DATE
                                             -----------------------------------------------------------------------------------
EQUITY SERIES (CONTINUED):
Aggressive Equity
ALLIANCE AGGRESSIVE STOCK                       9.31%      19.61%      13.34%     17.37%         --       17.40%      5/1/84
   Lipper Mid-Cap Growth                       12.11       15.54        9.27      14.32          --       15.87
   50% Russell 2000/50% S&P Mid-Cap            27.31       24.88       17.11      17.74          --       16.11
WARBURG PINCUS
SMALL COMPANY VALUE                               --          --          --          --         --       18.06+      5/1/97
   Lipper Small-Cap                               --          --          --          --         --       26.66+
   Russell 2000 Growth                            --          --          --          --         --       28.68+
ALLIANCE SMALL CAP GROWTH                         --          --          --          --         --       25.55+      5/1/97
   Lipper Small-Cap                               --          --          --          --         --       26.66+
   Russell 2000 Growth                            --          --          --          --         --       27.66+
MFS EMERGING GROWTH
COMPANIES                                         --          --          --          --         --       21.34+      5/1/97
   Lipper Mid-Cap                                 --          --          --          --         --       20.88+
   Russell 2000                                   --          --          --          --         --       28.68+

ASSET ALLOCATION SERIES:
ALLIANCE CONSERVATIVE INVESTORS                11.71       11.26        7.33          --         --        8.06       10/2/89
   Lipper Income                               15.51       15.54       11.61          --         --       10.57
   70% Lehman Treas./30% S&P 500               16.71       17.18       11.87          --         --       11.39
EQ/PUTNAM BALANCED                                --          --          --          --         --       13.46+      5/1/97
   Lipper Balanced                                --          --          --          --         --       14.79+
   40% Lehman Gov't./Corp./60% S&P 500            --          --          --          --         --       17.17+
ALLIANCE BALANCED                              13.44       13.87        8.22       10.73         --       10.40       5/1/84
   Lipper Flexible Portfolio                   18.23       17.09       11.52       11.93         --       10.94
   50% Lehman Gov't./Corp./70% S&P 500         21.56       21.68       14.63       21.19         --       14.84
ALLIANCE GROWTH INVESTORS                      15.21       16.86       11.64          --         --       14.17       10/2/89
   Lipper Flexible Portfolio                   18.23       17.09       11.52          --         --       11.10
   30% Lehman Gov't./Corp./70% S&P 500         26.28       25.64       17.02          --         --       14.48
MERRILL LYNCH WORLD STRATEGY                      --          --          --          --         --        3.77+      5/1/97
   Lipper Global Flexible Portfolio               --          --          --          --         --        8.52+
   Market Composite                               --          --          --          --         --       10.81+
--------------------------------------------------------------------------------------------------------------------------------
+ Return for this Fund is unannualized and represents 8 months of performance.
* Return for this Fund is unannualized and represents 5 months of performance.


                                                                  TABLE 2:
                                       CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1997:
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          PORTFOLIO
                                                                                                                SINCE     INCEPTION
                                                     1 YEAR     3 YEARS     5 YEARS    10 YEARS    20 YEARS   INCEPTION     DATE
                                                  ----------------------------------------------------------------------------------
FIXED-INCOME SERIES:
Domestic Fixed Income
ALLIANCE MONEY MARKET                                3.98%      12.72%      17.50%        53.33%        --      128.35%    5/11/82
   Lipper Money Market                               3.95       12.64       17.61         54.00         --      151.25
   3-Month T-Bill                                    5.23       17.13       25.87         72.64         --      199.34
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES          5.85       21.17       24.71           --          --       44.12     4/1/91
   Lipper U.S. Government                            7.60       26.12       31.70           --          --       57.40
   Lehman Intermediate Government                    7.72       28.25       36.31           --          --       62.74
ALLIANCE QUALITY BOND                                7.68       29.23         --            --          --       19.98    10/1/93
   Lipper Corporate Bond A-Rated                     8.04       28.70       34.61        108.58         --       21.09
   Lehman Aggregate                                  9.65       34.63         --            --          --       30.78
Aggressive Fixed Income
ALLIANCE HIGH YIELD                                 16.88       67.64       95.34        191.09         --      200.61    1/2/87
   Lipper High Yield                                12.87       49.17       66.26        169.15         --      173.12
   Master High Yield                                12.83       50.26       74.04        213.08         --      227.68

EQUITY SERIES:
Domestic Equity
T. ROWE PRICE EQUITY INCOME                           --         --           --           --           --       21.04     5/1/97
   Lipper Equity Income                               --         --           --           --           --       20.91
   S&P 500                                            --         --           --           --           --       22.55
EQ/PUTNAM
GROWTH & INCOME VALUE                                 --         --           --           --           --       15.17     5/1/97
   Lipper Growth & Income                             --         --           --           --           --       28.28
   S&P 500                                            --         --           --           --           --       22.55
ALLIANCE GROWTH & INCOME                            25.06      81.36          --           --           --       76.86    10/1/93
   Lipper Growth & Income                           25.47      96.46          --           --           --       98.58
   25% Value Line Conv./75% S&P 500                 29.54     112.80          --           --           --      118.17
ALLIANCE EQUITY INDEX                               30.79     112.64          --           --           --      112.55    3/1/94
   Lipper S&P 500 Index Funds                       31.06     115.03          --           --           --      114.07
   S&P 500                                          33.36     125.60          --           --           --      127.24
MERRILL LYNCH BASIC VALUE EQUITY                      --         --           --           --           --       15.97     5/1/97
   Lipper Growth & Income                             --         --           --           --           --       20.28
   S&P 500                                            --         --           --           --           --       22.55
ALLIANCE COMMON STOCK                               27.45     104.05       142.46       358.71     1,902.88   2,407.79    8/1/68
   Lipper Growth                                    24.35      94.70       111.15       321.71     1,602.96   1,659.17
   S&P 500                                          33.36     125.60       151.62       425.67     2,080.13   2,248.74
MFS RESEARCH                                         --          --           --           --           --       15.01    5/1/97
   Lipper Growth                                     --          --           --           --           --       21.89
   S&P 500                                           --          --           --           --           --       22.55
International Equity
ALLIANCE GLOBAL                                     10.05       45.86        97.38       216.20          --      172.97    8/27/87
   Lipper  Global                                   12.99       49.53        93.26       100.58          --       47.66
   MSCI World                                       15.76       58.59       104.13       173.03          --      126.45
ALLIANCE INTERNATIONAL                              -4.35         --           --           --           --       13.56    4/3/95
   Lipper International                              5.47         --           --           --           --       35.07
   MSCI EAFE                                         1.78         --           --           --           --       17.83
T. ROWE PRICE
INTERNATIONAL STOCK                                  --           --           --           --           --       -2.39    5/1/97
   Lipper International                              --           --           --           --           --        3.41
   MSCI EAFE                                         --           --           --           --           --        2.85
MORGAN STANLEY EMERGING MARKETS EQUITY               --           --           --           --           --      -20.59   8/20/97
   Lipper Emerging Markets                           --           --           --           --           --        N/A
   MSCI Emerging Market                              --           --           --           --           --      -21.43
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   This table continues on next page


                                      TABLE 2: CUMULATIVE RATES OF RETURN (CONTINUED):
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Portfolio
                                                                                                       Since     Inception
                                            1 Year     3 Years     5 Years    10 Years    20 Years   Inception     Date
EQUITY SERIES (Continued):                ----------------------------------------------------------------------------------
Aggressive Equity
ALLIANCE AGGRESSIVE STOCK                    9.31%      71.12%      87.02%     396.16%        --        795.31%    5/1/84
   Lipper Mid-Cap Growth                    12.11       56.12       59.26      311.80         --        478.26
   50% Russell 2000/50% S&P Mid-Cap         27.31       94.76      120.25      412.08         --        436.52
WARBURG PINCUS
SMALL COMPANY VALUE                            --          --          --          --         --         18.06     5/1/97
   Lipper Small-Cap                            --          --          --          --         --         26.66
   Russell 2000                                --          --          --          --         --         28.68
ALLIANCE SMALL CAP GROWTH                      --          --          --          --         --         25.55     5/1/97
   Lipper Small-Cap                            --          --          --          --         --         26.66
   Russell 2000 Growth                         --          --          --          --         --         27.66
MFS EMERGING GROWTH COMPANIES                  --          --          --          --         --         21.34     5/1/97
   Lipper Mid-Cap                              --          --          --          --         --         20.88
   Russell 2000                                --          --          --          --         --         28.68

ASSET ALLOCATION SERIES:
ALLIANCE CONSERVATIVE INVESTORS             11.71       37.74       42.41          --         --         89.50     10/2/89
   Lipper Income                            15.51       54.60       73.34          --         --        129.83
   70% Lehman Treas./30% S&P 500            16.71       60.91       75.18          --         --        143.55
EQ/PUTNAM BALANCED                             --          --          --          --         --         13.46     5/1/97
   Lipper Balanced                             --          --          --          --         --         14.79
   40% Lehman Gov't./Corp./60% S&P 500         --          --          --          --         --         17.17
ALLIANCE BALANCED                           13.44       47.63       48.43      177.12         --        286.60     5/1/84
   Lipper Flexible Portfolio                18.23       61.05       73.02      209.82         --        246.50
   50% Lehman Gov't./Corp./70% S&P 500      21.56       80.14       97.96      583.14         --        376.27
ALLIANCE GROWTH INVESTORS                   15.21       59.58       73.39          --         --        198.23     10/2/89
   Lipper Flexible Portfolio                18.23       61.05       73.02          --         --        140.59
   30% Lehman Gov't./Corp./70% S&P 500      26.28       98.32      119.42          --         --        205.24
MERRILL LYNCH WORLD STRATEGY                   --          --          --          --         --          3.77     5/1/97
   Lipper Global Flexible Portfolio            --          --          --          --         --          8.52
   Market Composite                            --          --          --          --         --         10.81
----------------------------------------------------------------------------------------------------------------------------


                                                            TABLE 3:
                                                  YEAR-BY-YEAR RATES OF RETURN
--------------------------------------------------------------------------------------------------------------------------------
                                      1988     1989     1990     1991     1992     1993     1994     1995     1996      1997
                                    --------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                 5.94%    7.72%    6.82%    4.69%    2.16%    1.58%    2.62%    4.32%    3.90%     3.98%
ALLIANCE INTERMEDIATE GOVERNMENT
   SECURITIES                           --       --       --    10.94*    4.17     9.09    -5.65    11.81     2.38      5.85
ALLIANCE QUALITY BOND                   --       --       --       --       --    -0.84*   -6.37    15.46     3.94      7.68
ALLIANCE HIGH YIELD                   8.25     3.71    -2.43    22.78    10.80    21.48    -4.09    18.32    21.23     16.88
ALLIANCE GROWTH & INCOME                --       --       --       --       --    -0.59*   -1.90    22.42    18.47     25.06
ALLIANCE EQUITY INDEX                   --       --       --       --       --       --    -0.04*   34.66    20.73     30.79
ALLIANCE COMMON STOCK                21.55    24.07    -9.27    35.81     1.82    23.11    -3.48    30.64    22.55     27.45
ALLIANCE GLOBAL                       9.38    25.02    -7.33    28.79    -1.86    30.34     3.82    17.23    13.06     10.05
ALLIANCE INTERNATIONAL                  --       --       --       --       --       --       --     9.60*    8.33     -4.35
ALLIANCE AGGRESSIVE STOCK            -0.39    42.87     5.73    84.57    -4.47    15.17    -5.11    29.87    20.54      9.31
ALLIANCE SMALL CAP GROWTH               --       --       --       --       --       --       --       --       --     25.55*
ALLIANCE CONSERVATIVE INVESTORS         --     2.75*    4.97    18.23     4.36     9.27    -5.38    18.79     3.79     11.71
ALLIANCE BALANCED                    13.27    24.60    -1.46    40.02    -4.15    10.80    -9.27    18.13    10.16     13.44
ALLIANCE GROWTH INVESTORS               --     3.65*    9.12    46.90     3.52    13.71    -4.44    24.68    11.09     15.21
T. ROWE PRICE INTERNATIONAL STOCK
   PORTFOLIO                            --        --        --        --        --        --        --        --       -2.39*
T. ROWE PRICE EQUITY INCOME
   PORTFOLIO                            --       --       --       --       --       --       --       --       --     21.04*
EQ/PUTNAM GROWTH & INCOME VALUE
   PORTFOLIO                            --       --       --       --       --       --       --       --       --     15.17*
EQ/PUTNAM BALANCED PORTFOLIO            --       --       --       --       --       --       --       --       --     13.46*
MFS RESEARCH PORTFOLIO                  --       --       --       --       --       --       --       --       --     15.01*
MFS EMERGING GROWTH COMPANIES
   PORTFOLIO                            --       --       --       --       --       --       --       --       --     21.34*
MORGAN STANLEY EMERGING MARKETS
   EQUITY PORTFOLIO                     --        --        --        --        --        --        --        --      -20.59*
WARBURG PINCUS SMALL COMPANY VALUE
   PORTFOLIO                            --       --       --       --       --       --       --       --       --     18.06*
MERRILL LYNCH WORLD STRATEGY
   PORTFOLIO                            --       --       --       --       --       --       --       --       --      3.77*
MERRILL LYNCH BASIC VALUE EQUITY
   PORTFOLIO                            --       --       --       --       --       --       --       --       --     15.97*
-------------------
* Unannualized
------------------------------------------------------------------------------------------------------------------------------

The performance data in Tables 4 and 5, illustrate the growth of an investment, and the average annual total return of the Investment Funds, respectively, over the periods shown assuming a single initial contribution of $1,000 and termination of the EQUI-VEST Contract at the end of each period on December 31, 1997, under circumstances in which the contingent withdrawal charge applies. The values shown are also net of all other charges and expenses assessed against the Investment Funds. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation further assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or additional contributions were made, no loans, and no amounts were allocated to any other Investment Fund under the Contract.

In order to calculate the performance information, we divide the termination value (defined below) of a Contract which is terminated on December 31, 1997 by the $1,000 investment made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding. "Termination value" means the Annuity Account Value less the contingent withdrawal charge, the annual administrative charge and all other charges and expenses which are applied against an Investment Fund. See "Part 7: Deductions and Charges."


                                                            TABLE 4:
                                GROWTH OF $1,000 FOR CONTRACTS TERMINATED ON DECEMBER 31, 1997:
-------------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                         --------------------------------------------------------------------------------------
INVESTMENT                                      ONE             THREE            FIVE              TEN        SINCE PORTFOLIO
FUND                                           YEAR             YEARS            YEARS            YEARS         INCEPTION*
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                      $   963.99       $   995.72       $   978.94        $1,203.22               --
Alliance Intermediate Government
   Securities                                  981.35         1,073.73         1,043.88               --        $1,201.20
Alliance Quality Bond                          998.27         1,150.58               --               --         1,022.45
Alliance High Yield                          1,083.57         1,500.04         1,693.62         2,361.21               --
Alliance Growth & Income                     1,159.39         1,631.83               --               --         1,547.45
Alliance Equity Index                        1,212.56         1,934.65               --               --         1,899.48
Alliance Common Stock                        1,181.55         1,851.45         2,133.79         3,855.20               --
Alliance Global                              1,020.26         1,298.65         1,715.53         2,599.65         1,080.53
Alliance International                         886.73               --               --               --         1,010.64
Alliance Aggressive Stock                    1,013.42         1,538.88         1,625.43         4,313.55               --
Alliance Small Cap Growth                          --               --               --               --         1,171.84
Alliance Conservative Investors              1,035.66         1,226.36         1,209.36               --         1,550.34
Alliance Balanced                            1,051.71         1,314.94         1,264.04         2,271.86               --
Alliance Growth Investors                    1,068.09         1,422.57         1,489.48               --         2,525.24
T. Rowe Price International Stock
   Portfolio                                       --               --               --               --           911.06
T. Rowe Price Equity Income Portfolio              --               --               --               --         1,129.70
E/Q Putnam Growth & Income Value Portfolio         --               --               --               --         1,074.99
E/Q Putnam Balanced Portfolio                      --               --               --               --         1,058.95
MFS Research Portfolio                             --               --               --               --         1,073.50
MFS Emerging Growth Companies Portfolio            --               --               --               --         1,132.53
Morgan Stanley Emerging Markets Equity
   Portfolio                                       --               --               --               --           745.74
Warburg Pincus Small Company Value
   Portfolio                                       --               --               --               --         1,101.91
Merrill Lynch World Strategy Portfolio             --               --               --               --           968.59
Merrill Lynch Basic Value Equity
   Portfolio                                       --               --               --               --         1,082.45
-------------------------------------------------------------------------------------------------------------------------------
* Portfolio inception dates are shown in Tables 1 and 2.


                                                            TABLE 5:
                          AVERAGE ANNUAL TOTAL RETURN UNDER CONTRACTS TERMINATED ON DECEMBER 31, 1997:
-------------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                         --------------------------------------------------------------------------------------
INVESTMENT                                                                                                          SINCE
FUND                                           ONE          THREE          FIVE          TEN        SINCE FUND    PORTFOLIO
                                              YEAR          YEARS         YEARS         YEARS       INCEPTION*   INCEPTION**
-------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                        -3.60%         -0.14%        -0.42%         1.87%            --           --
Alliance Intermediate Government
   Securities                                -1.86           2.40          0.86            --           0.97%        2.75%
Alliance Quality Bond                        -0.17           4.79            --            --           0.85         0.52
Alliance High Yield                           8.36          14.47         11.11          8.97           8.80           --
Alliance Growth & Income                     15.94          17.73            --            --          11.98        10.82
Alliance Equity Index                        21.26          24.60            --            --          20.14        18.21
Alliance Common Stock                        18.15          22.79         16.37         14.45             --           --
Alliance Global                               2.03           9.10         11.40         10.03           7.12           --
Alliance International                      -11.33             --            --            --          -1.47         0.39
Alliance Aggressive Stock                     1.34          15.45         10.20         15.74             --           --
Alliance Small Cap Growth                       --             --            --            --           5.96        17.18
Alliance Conservative Investors               3.57           7.04          3.88            --           2.99         5.46
Alliance Balanced                             5.17           9.56          4.80          8.55             --           --
Alliance Growth Investors                     6.81          12.47          8.29            --           7.61        11.89
T. Rowe Price International Stock
   Portfolio                                    --             --            --            --         -11.98        -8.89
T. Rowe Price Equity Income Portfolio           --             --            --            --           7.97        12.97
E/Q Putnam Growth & Income Value Portfolio      --             --            --            --           2.48         7.50
E/Q Putnam Balanced Portfolio                   --             --            --            --           2.29         5.90
MFS Research Portfolio                          --             --            --            --           1.02         7.35
MFS Emerging Growth Companies Portfolio         --             --            --            --           4.40        13.25
Morgan Stanley Emerging Markets Equity
   Portfolio                                    --             --            --            --         -25.42       -25.43
Warburg Pincus Small Company Value
   Portfolio                                    --             --            --            --           3.51        10.19
Merrill Lynch World Strategy Portfolio          --              --           --            --          -7.67        -3.14
Merrill Lynch Basic Value Equity
   Portfolio                                    --             --            --            --           1.10         8.24


-------------------

 * Fund inception dates are: Alliance Money Market (5/11/82), Alliance Intermediate Government Securities (6/1/94), Alliance Quality Bond (1/4/94), Alliance High Yield (1/4/94), Alliance Growth & Income (1/4/94), Alliance Equity Index (6/1/94), Alliance Common Stock (8/27/81), Alliance Global (1/4/94), Alliance International (9/1/95), Alliance Growth Investors (1/4/94), Alliance Aggressive Stock (5/1/84), Alliance Small Cap Growth (6/2/97), Alliance Conservative Investors (1/4/94), Alliance Balanced (5/1/84), T. Rowe Price International Stock (6/2/97), T. Rowe Price Equity Income (6/2/97), EQ/Putnam Growth & Income Value (6/2/97), EQ/Putnam Balanced (6/2/97), MFS Research (6/2/97), MFS Emerging Growth Companies (6/2/97), Morgan Stanley Emerging Markets Equity (8/20/97), Warburg Pincus Small Company Value (6/2/97), Merrill Lynch World Strategy (6/2/97), Merrill Lynch Basic Value Equity (6/2/97).

** Portfolio inception dates are shown in Tables 1 and 2.

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and HRT or EQAT and may present the performance of the Investment Funds or compare it with
(1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are described elsewhere in this prospectus, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of over 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors over 2,500 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Contract Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times and The Wall Street Journal.

--------------------------------------------------------------------------------
                     PART 4: THE GUARANTEED INTEREST ACCOUNT
--------------------------------------------------------------------------------

The Guaranteed Interest Account is part of our general account and pays interest at guaranteed rates. The general account supports all of our policy and contract guarantees, as well as our general obligations. The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptive and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 ACT), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. We have been advised that the staff of the SEC has not made a review of the disclosures that are included in the prospectus for your information and that relate to the general account and the Guaranteed Interest Account. These disclosures, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


The amount that you as a Contract Owner have in the Guaranteed Interest Account at any time is equal to the sum of all contributions and transfers that have been allocated to that Account on your behalf, less the sum of all amounts that have been withdrawn, transferred or deducted, plus all interest that has been credited on your behalf.

Interest is credited to the Account every day. There are three levels of interest rates simultaneously in effect in the Guaranteed Interest Account: the minimum interest rate guaranteed over the life of the Contract, the yearly guaranteed interest rate for the calendar year, and the current interest rate. Current interest rates are set periodically by Equitable Life, at its discretion, according to procedures that Equitable Life reserves the right to change. All interest rates are effective annual rates, but before deduction of applicable administrative or contingent withdrawal charges.


An interest rate is assigned to each allocation to the Guaranteed Interest Account and the rate is guaranteed for a certain period of time, depending on when the allocation is made. Therefore, for these Contracts, different interest rates may apply to different amounts in this Account. (An exception to this approach is made for Corporate Trusteed and EDC Contracts issued to governmental employers in New York whose EQUI-VEST funding arrangements became effective on or after July 1, 1989.)


The yearly guaranteed interest rate for 1998 is 4% and for 1999 is 4%. The yearly guaranteed interest rate will never be less than the minimum Contract guarantee of 3% (4% for EQUI-VEST Corporate Trusteed Contracts, Series 100 and 200 NQ group certificates).

--------------------------------------------------------------------------------
                       PART 5: THE FIXED MATURITY ACCOUNT
--------------------------------------------------------------------------------

ALLOCATIONS TO FIXED MATURITY PERIODS


The Fixed Maturity Account is only available under the EQUI-VEST Series 400 Traditional IRA, QP IRA, Roth IRA, and NQ Contracts.


Your Fixed Maturity Account contains the Fixed Maturity Periods to which you have made a contribution or transfer. Each amount contributed (including amounts transferred) to a Fixed Maturity Period and held to that Period's Expiration Date accumulates interest at the Rate to Maturity in effect on the date of your contribution to that Period. Thus, your Rate to Maturity is the interest rate your contribution will earn if your money remains in that Fixed Maturity Period until its Expiration Date.

Your Maturity Amount in a Fixed Maturity Period on its Expiration Date is your original contribution plus interest, using the Rate to Maturity in effect on the date of your contribution (or transfer) for the Fixed Maturity Period (less appropriate adjustments for any charges or premature withdrawals).

Before maturity, you have a Market Adjusted Amount in each Fixed Maturity Period to which you have made a contribution. The Market Adjusted Amount is the present value of your Maturity Amount, discounted at the Rate to Maturity in effect for new contributions on the date of the calculation. It thus reflects whatever market value adjustment (see details below) would apply on that day were you to withdraw the entire amount in your Fixed Maturity Period. (On the Expiration Date, your Market Adjusted Amount equals your Maturity Amount.)

Contributions may be made to one or more Fixed Maturity Periods; however, you may not make more than one contribution to any one Fixed Maturity Period. You may not make a contribution to a Fixed Maturity Period which has an Expiration Date beyond the date on which annuity payments are to commence under your Contract. If you have contributed funds to one or more Fixed Maturity Periods you must select Maximum Fund Choice; transfers out of the Guaranteed Interest Account will be restricted. See "Transfers" in Part 6.

AVAILABILITY OF FIXED MATURITY PERIODS


Fixed Maturity Periods are available as Investment Options only to Owners of Series 400 Traditional IRA, QP IRA, Roth IRA, and NQ Contracts. This option is not available for Contracts issued in Maryland.


We offer Fixed  Maturity  Periods  ending on June 15 (or the preceding  Business
Day) for each of the maturity years 1998 through 2008. Not all Fixed Maturity Periods will be available in all states. As Fixed Maturity Periods expire, we expect to add maturity years so that generally ten are available in most states at any time.

RATES TO MATURITY AND PRESENT VALUE PER $100 OF MATURITY AMOUNT

Because the Maturity Amount of a contribution to a Fixed Maturity Period can be determined at the time it is made, you can determine the amount required to be contributed to a Fixed Maturity Period in order to produce a target Maturity Amount (assuming no transfers or withdrawals are made and no charges are allocated to the Fixed Maturity Period). The required contribution is the present value of that Maturity Amount discounted at the Rate to Maturity on the Transaction Date for the contribution.

The same approach as described above may also be used to determine the amount which you would need to allocate to each Fixed Maturity Period in order to create a series of constant Maturity Amounts for two or more years.

The Rates to Maturity that are available for new contributions can be obtained from your Equitable Representative or by calling our Customer Service line at
(800) 628-6673.

OPTIONS AT EXPIRATION DATE

We will notify you at least 45 days before the Expiration Date of each Fixed Maturity Period in which you have any money. You may elect one of the following options to be effective at the Expiration Date:

     (a) to transfer the Maturity Amount into any Fixed Maturity Period we are then offering, or into any of our other Investment Options.

     (b) to withdraw the Maturity Amount (subject to any contingent withdrawal charge which may apply under your Contract).

If we have not received your election as of the Expiration Date, the Maturity Amount in the expired Fixed Maturity Period will be transferred into the Money Market Fund (or another Investment Option if required by state regulation). As to contracts issued in New York, see New York Contracts -- Fixed Maturity Account in "Part 7: Deductions and Charges."

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR TERMINATION PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, terminations and deductions) from a Fixed Maturity Period prior to its Expiration Date will result in a positive or negative market value adjustment, which is reflected in your Market Adjusted Amount. The amount of the adjustment will depend on two factors: (a) the difference between the Rate to Maturity on the date of your contribution or transfer and the Rate to Maturity for the same Fixed Maturity Period on the date of the calculation, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally contributed to a Fixed Maturity Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Market Adjusted Amount should you withdraw before the Expiration Date.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Fixed Maturity Period will be determined for each contribution allocated to that Fixed Maturity Period as follows:

(1) We determine the Market Adjusted Amount on the Transaction Date as follows:

     (a) We determine the Book Value that would be payable on the Expiration Date, using the applicable Rate to Maturity. The Book Value equals your contribution to the Fixed Maturity Period, reduced by any prior withdrawals, transfers and charges and reflecting any prior market value adjustments, accumulated at the Rate to Maturity on the date of the contribution.

     (b) We determine the time remaining in your Fixed Maturity Period (based on the Transaction Date) and convert it to fractional years based on a 365-day year (or on 366-day year in a leap year). For example, three years and 12 days becomes 3.0329.

     (c) We determine the current Rate to Maturity which applies on the Transaction Date to new contributions to the same Fixed Maturity Period.

     (d) We determine the present value of the Book Value payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2) We determine the Book Value as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Fixed Maturity Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Fixed Maturity Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Fixed Maturity Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Fixed Maturity Period by (ii) the Market Adjusted Amount in such Fixed Maturity Period prior to the withdrawal or transfer. See Appendix I for an example.

The Rate to Maturity for new contributions to a Fixed Maturity Period is the rate we have in effect for this purpose even if new allocations to that Fixed Maturity Period would not be accepted at the time. If we do not have a Rate to Maturity in effect for a Fixed Maturity Period to which the "current Rate to Maturity" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Fixed Maturity Periods, the "current Rate to Maturity" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.50% to the current rate in (1)(c) above.

INVESTMENTS

Contributions  received  under the  Contracts  and  allocated to Fixed  Maturity
Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. The separate account provides an additional measure of assurance that full payment of amounts due under the Fixed Maturity Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other liabilities relating to the Contracts are not chargeable with liabilities arising out of any other business we may conduct. Investments purchased with amounts contributed to the Fixed Maturity Account (and any earnings on those amounts) are our property. Any favorable investment performance on the assets held in the separate account accrues solely to our benefit. Contract Owners do not participate in the performance of the assets held in the separate account. We may, subject to applicable state law, transfer all assets allocated to the separate account to our general account. Regardless of whether assets supporting Fixed Maturity Accounts are held in a separate account or our general account, all benefits relating to the value in the Fixed Maturity Account are guaranteed by us.

We have no specific formula for establishing the Rates to Maturity for the Fixed Maturity Periods. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed-income securities to be acquired with amounts that are allocated to the Fixed Maturity Periods at the time that the Rates to Maturity are established. Our current plans are to invest such amounts in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the Fixed Maturity Periods.

Although the foregoing generally describes our plans for investing the assets supporting our obligations under the fixed portion of the Contracts, we are not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Rates to Maturity we establish be determined by the performance of the nonunitized separate account. Interests held in the nonunitized separate account are registered under the 1933 Act. See "Part 4: The Guaranteed Interest Account" for a discussion of our general account.

--------------------------------------------------------------------------------

                  PART 6: PROVISIONS OF THE EQUI-VEST CONTRACTS

--------------------------------------------------------------------------------

THE EQUI-VEST CONTRACT SERIES

EQUI-VEST is designed as a funding vehicle for either personal or employer-sponsored retirement programs. EQUI-VEST may be offered either as an individual Contract or as a group Contract with individual Certificates. The difference is primarily one of state requirements; the basic provisions are the same regardless of group or individual Contract form. Your Contract or Certificate will indicate what form you have. Certain provisions of your Contract may differ depending on the type of program purchased and the state or date of issue. (See "Part 1: Summary" for a description of the types of programs offered.) In this prospectus, we use a "series" number when necessary to differentiate among Contracts. Currently, there are four series of EQUI-VEST Contracts. You can identify the EQUI-VEST series you have by referring to your confirmation notice, or you may contact your Equitable Representative or call our toll-free number. In general, the series designations are:


-------------------------------------------------------------
   TSA, SEP, EDC, Annuitant-Owned HR-10 and     Series 100
   Trusteed Contracts issued before August
   17, 1995. NQ,  Traditional IRA, and QP
   IRA Contracts issued before January 3,
   1994 and Roth IRA Contracts Converted
   from such IRA and QP IRA Contracts.
-------------------------------------------------------------
   TSA, EDC, Annuitant-Owned HR-10 and          Series 200
   Trusteed  Contracts  issued on or after
   August 17, 1995. SEP Contracts issued
   on or after  August 17, 1995 and before
   November 1, 1995 and  currently in a
   state where the Series 300 Contract has
   not been approved.
-------------------------------------------------------------
   NQ, Traditional IRA, QP IRA and Roth IRA     Series 300
   Contracts issued on or after January 3,
   1994 and before the date Series 400
   Contracts became  available in a state
   and Roth IRA Contracts  Converted from
   such IRA and QP IRA Contracts;  and SEP
   Contracts issued on or after November
   1, 1995 in states which have approved the
   Series 300 Contract.
-------------------------------------------------------------
   NQ,  Traditional  IRA, QP IRA, and Roth      Series 400
   IRA Contracts issued on or after
   July 10, 1995 in states where
   approved and Roth IRA Contracts
   Converted from such IRA and QP
   IRA Contracts. SIMPLE IRA Contracts in
   all approved states. (We reserve the
   right to issue a Series 200 or 300
   SIMPLE IRA Contract, as necessary, for
   states not approving the Series 400 version.)
------------------------------------------------


The provisions of your Contract may be restricted by any plan or agreement relating to it or by applicable laws or regulations.

SELECTING INVESTMENT OPTIONS

You can  choose  one of the  following  two  methods  for  selecting  Investment
Options:

o Maximum Fund Choice, allowing you to allocate contributions to any Investment Fund, the Guaranteed Interest Account and the Fixed Maturity Periods; however, this election will result in restrictions in the amount you can transfer out of the Guaranteed Interest Account; or

o Maximum Transfer Flexibility, allowing you to allocate contributions to the Guaranteed Interest Account and any Investment Funds except the Alliance Conservative Investors, Alliance Money Market, Alliance Intermediate Government Securities, Alliance Quality Bond, or Alliance High Yield Funds; no transfer restrictions apply.

Once this selection is made, you may allocate contributions to, or transfer among, only the Investment Options that you have chosen. After your Contract is issued, you may request in writing to add any remaining Funds or eliminate Funds that result in transfer restrictions, but we have the right to deny the request. See "Transfers" elsewhere in this section.


The Guaranteed Interest Account is always available as an Investment Option. Subject to state regulatory approval, the Fixed Maturity Periods are available to Owners of Series 400 Traditional IRA, QP IRA, Roth IRA, and NQ Contracts. If you want to invest in the Fixed Maturity Periods, you must select Maximum Fund Choice.


For Original Contracts, only the Guaranteed Interest Account and the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock Funds are available. In most cases, you may request to add additional Funds to your Original Contract, although we have the right to deny such requests. See "Transfers" elsewhere in this section for the transfer restrictions applicable to Original Contracts.

CONTRIBUTIONS UNDER THE CONTRACTS

Generally, contributions may be made at any time: in single sum amounts, on a regular basis or as your financial situation permits. For some types of retirement plans, contributions must be made by the employer. Contributions are credited as of the Transaction Date, provided they are accompanied with complete information. Contributions not made by wire transfer, our Automatic Investment Program or payroll deduction must be made by check drawn on a bank in the U.S. clearing through the Federal Reserve System, and payable in U.S. dollars to Equitable Life. Third party checks endorsed to Equitable Life are not acceptable forms of payment except in cases of a rollover from a qualified plan, a tax-free exchange under the Code or a trustee check that involves no refund. All checks are accepted subject to collection. Equitable Life reserves the right to reject a payment if an unacceptable form of payment is received.


You may be able to move amounts you have invested with another carrier to your EQUI-VEST Contract. To make such a change, funds must be remitted via wire or check. Therefore, any assets accumulated under an existing program will have to be liquidated. For example, existing insurance policies and annuity contracts funding a qualified plan must be converted into cash.

Minimum amounts that may be contributed are as follows:


o  TRADITIONAL IRA AND ROTH IRA

   -- Series 100 -- $20


   -- Series 300 and 400 -- $50

o  QP IRA


   -- Series 100 -- $1,000


   -- Series 300 and 400 -- $2,500

o  NQ

   -- $1,000 (initial); $50 (initial for payroll deduction)

   -- $50 (ongoing)

o  ALL OTHERS -- $20

We reserve the right to change minimum and maximum contribution amounts upon 90 days prior written notice and to waive them in certain cases.

Special Limits

NQ: Subsequent contributions to Series 100 NQ Contracts will be restricted for Annuitants age 59 and older in states where individual Contracts are issued.

TSA: In certain cases, provided the total annual contribution to the TSA will be at least $200 annually, we may accept contributions of less than $20. Currently we do not accept contributions via direct TSA to TSA transfers under Rev. Rul. 90-24 where any such funds were invested in a custodial account under Code
Section 403(b)(7) and are still subject to its restrictions.

IRA: Contributions to IRA Contracts may be subject to maximums, as discussed below and in "Part 9: Federal Tax & ERISA Matters." Contributions may be "regular" IRA contributions, "rollover" contributions or "direct transfers." A $2,000 annual limit applies to regular contributions, but not to rollovers or direct transfers.


"Regular" contributions to Traditional IRAs (but not to Roth IRAs) may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Rollover and direct transfer contributions may be made to IRAs after you attain age 70 1/2. However, any amount contributed must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Contributions to the Investment Funds and the Guaranteed Interest Account

We allocate contributions to the Investment Funds and the Guaranteed Interest Account on the Transaction Date according to your allocation percentages. Allocation percentages can be changed at any time by writing to our Processing Office or by using TOPS. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested.

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund. The number of Accumulation Units purchased equals the dollar amount of the contribution divided by the Accumulation Unit Value for that Investment Fund computed for the Transaction Date on which we receive the contribution at our Processing Office. The number of Accumulation Units purchased will not vary because of any later change in the Accumulation Unit Value. A description of the computation of the Accumulation Unit Value is found in the SAI.

Contributions allocated to the Guaranteed Interest Account become part of our general account on the Transaction Date and begin to accrue interest at the guaranteed interest rate then in effect.


Contributions to the Fixed Maturity Account (Series 400 IRA, QP IRA, Roth IRA and NQ Contracts Only)


You must provide specific instructions for contributions to the Fixed Maturity Account. Contributions (or transfers) to a Fixed Maturity Period will have the Rate to Maturity for the specified Period offered on the Transaction Date. Contributions may be made to one or more Fixed Maturity Periods; however, you may not make more than one contribution (or transfer) to any one Fixed Maturity Period. In no event may contributions be made to Fixed Maturity Periods with maturities beyond the date on which annuity payments are to commence under your Contract. See "Distribution Options" elsewhere in this section.

Automatic Investment Program


Our Automatic Investment Program (AIP) provides for a specified amount to be automatically deducted from a bank checking account, bank money market account or credit union checking account and to be contributed into an IRA or NQ Contract on a monthly basis. AIP is also available for Single Life SEP and Keogh Units provided that the single life is the Employer who sponsors the Plan. AIP contributions may be made to any Investment Option available under your Contract except the Fixed Maturity Periods. You may elect AIP by properly completing the appropriate form, which is available from your Equitable Representative, and returning it to our Processing Office. You elect which day of the month (other than the 29th, 30th or 31st) you wish to have your bank account debited. That date, or the next Business Day if that day is a non-Business Day, will be the Transaction Date. AIP is not available to QP IRA Contract Owners.


You may cancel AIP at any time by notifying our Processing Office in writing at least two business days prior to the next scheduled transaction. Equitable Life is not responsible for any debits made to your account prior to the time written notice of revocation is received at our Processing Office.

ANNUITY ACCOUNT VALUE


Your Annuity Account Value for an EQUI-VEST Contract is the sum of your amounts in the Investment Options, plus the amount in any Loan Reserve Account, including accrued interest. These amounts are defined below and include your value in the Investment Funds, your value in the Guaranteed Interest Account and your value in the Fixed Maturity Account. The loan reserve account, applicable only to certain TSA and Corporate Trusteed Contracts, is described in the SAI.

Value in the Investment Funds

Your value in an Investment Fund on any Business Day under your Contract is equal to the number of your Accumulation Units in that Investment Fund times the Accumulation Unit Value for that Fund for that date. Your number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by your contributions and transfers (including transfers to the Loan Reserve Account) less any Accumulation Units redeemed for withdrawals, transfers or deductions for applicable charges.


The number of Accumulation Units you purchase or sell in any Investment Fund is equal to the dollar amount of your transaction divided by the Accumulation Unit Value for the Investment Fund on the Transaction Date. The number of Accumulation Units you own will not vary because of any later change in the Accumulation Unit Value. However, the Accumulation Unit Value varies with the investment performance of the Fund, which in turn reflects the investment income and realized and unrealized capital gains and losses of the corresponding Portfolio, as well as Trust fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Contracts. A description of the computation of the Accumulation Unit Values is found in the SAI.


Value in the Guaranteed Interest Account

Your value in the Guaranteed Interest Account on any Business Day is equal to contributions and transfers made to the Guaranteed Interest Account plus interest, less withdrawals, transfers and deductions for applicable charges.


Value in the Fixed Maturity Account

Your value in each Fixed Maturity Period on any Business Day is your Market Adjusted Amount in that Period. See "Part 5: The Fixed Maturity Account."

TRANSFERS

You may transfer all or portions of your Annuity Account Value among the Investment Options you have chosen at any time, subject to the restrictions stated below. The amount transferred must be at least $300 or, if less, the entire amount in the Investment Option. We reserve the right to waive the $300 minimum transfer requirement.

o If you have not selected the Alliance Conservative Investors, Alliance Money Market, Alliance Intermediate Government Securities, Alliance Quality Bond or Alliance High Yield Fund, no transfer restrictions will apply under your Contract.

o If you have selected to make all Investment Options available (Maximum Fund Choice), then the maximum amount which you may transfer in any Contract Year from the Guaranteed Interest Account to any other Investment Option is the greater of (a) 25% of the amount you had in the Guaranteed Interest Account on the last day of the prior Contract Year or (b) the total of all amounts you transferred from the Guaranteed Interest Account to any other Investment Option in the prior Contract Year.

o Transfers out of a Fixed Maturity Period other than at the Expiration Date will result in a market value adjustment. See "Part 5: The Fixed Maturity Account."

o Transfers may not be made to Fixed Maturity Periods to which you have already made a contribution or transfer.

If you transfer money to the Guaranteed Interest Account from another financial institution during your first Contract Year, and if you have selected Maximum Fund Choice, you will be permitted, during the balance of that Contract Year, to transfer up to 25% of such initial Guaranteed Interest Account balance to any other Investment Option.

However, for Original Contract Owners, including Original Contract Owners who elect to amend their Contract by selecting Maximum Transfer Flexibility, the Alliance Money Market Fund is always available but we do not permit transfers into that Fund from any other Investment Option. No other transfer limitations apply to Original Contracts.

Upon 90 days advance notice, we have the right to change or establish additional restrictions on transfers among the Investment Options.

A transfer request will be effective on the Transaction Date. Transfers in or out of the Investment Funds will be at the Accumulation Unit Value for that Transaction Date. Transfers out of the Fixed Maturity Periods will be at the Market Adjusted Amount on that Transaction Date. Transfers into the Fixed Maturity Periods will be at the Rate to Maturity on that Transaction Date. A transfer request does not change your percentages for allocating current or future contributions among the Investment Options. All transfers among the Investment Options will be confirmed in writing.

Written transfer requests should be sent directly to the Processing Office. Your signed request for a transfer should specify your Contract number, the amounts to be transferred and the Investment Options to and from which the amounts are to be transferred. You can use our TOPS service to make transfers among any Investment Options other than the Fixed Maturity Periods. Please contact your Equitable Representative or the Processing Office to receive the form necessary to obtain a special code number required for TOPS.

AUTOMATIC TRANSFER OPTIONS INVESTMENT SIMPLIFIER

We offer two automatic options for transferring amounts from the Guaranteed Interest Account to the Investment Funds: the Fixed-Dollar and the Interest Sweep. You may select either, but not both, of these options.

o  Fixed-Dollar Option

   Under the Fixed-Dollar Option you may elect to have a fixed-dollar amount transferred out of the Guaranteed Interest Account and into the Investment Funds of your choosing (unless transfers to the Alliance Money Market Fund are prohibited) on a monthly basis. You can either specify the number of monthly transfers or instruct us to continue to make monthly transfers until available amounts in the Guaranteed Interest Account are depleted. In order to elect this option you must have a minimum amount of $5,000 in the Guaranteed Interest Account on the date we receive your election form at our Processing Office and you must elect to transfer at least $50 per month. The Fixed-Dollar Option is subject to the Guaranteed Interest Account transfer limitation described in "Transfers" in this section.

   The Fixed-Dollar Option relies upon the principles of dollar-cost averaging. Dollar-cost averaging is an investment strategy whereby equal dollar amounts are invested at regular intervals. By allocating fixed amounts on a regularly scheduled basis -- as opposed to allocating the total amount at one particular time -- an investor may be less susceptible to the impact of market fluctuations. Although dollar-cost averaging is designed to lessen the impact of market fluctuations, it does not assure a profit nor protect against loss in a declining market.

o  Interest Sweep

   Under the Interest Sweep Option, the amount transferred each month will equal the amount of interest that has been credited to amounts you have in the Guaranteed Interest Account from the last Business Day of the prior month to the last Business Day of the current month. To be eligible for this option you must have at least $7,500 in the Guaranteed Interest Account on the date we receive your election and on the last Business Day of each month thereafter.

   You may elect either option by completing an election form and sending it to our Processing Office. You can obtain a form from your Equitable Representative. For the Fixed-Dollar Option, the first monthly transfer will occur on the last Business Day of the month in which we receive your election form at our Processing Office. For the Interest Sweep, the first monthly transfer will occur on the last Business Day of the month following the month in which we receive your election form at our Processing Office.

Termination of Automatic Options

Automatic transfer options will terminate:

     -- Under the Fixed-Dollar Option, when either the number of designated monthly transfers have been completed or the amount you have available in the Guaranteed Interest Account has been depleted, as applicable; or

     -- Under the Interest Sweep, when the amount you have in the Guaranteed Interest Account falls below $7,500 (determined on the last Business Day of the month) for two consecutive months; or

     -- Under either option, on the date we receive your written request to terminate automatic transfers at our Processing Office or on the date your Contract terminates.

ASSET REBALANCING SERVICE

The Asset Rebalancing Feature will allow a Contract Owner to have amounts in the Investment Funds rebalanced on an ongoing basis. The feature enables a Contract Owner to maintain a desired asset allocation and keep their investment strategy on track. Funds are reallocated among the different Investment Funds to keep them in line with selected target percentages. There is no fee for this service.

This feature is not available for balances in the  Guaranteed  Interest  Account
(GIA) or the Fixed Maturity Account (FMA). To be eligible, the Annuity Account Value must be at least $5,000, exclusive of the GIA and FMA. The Contract Owner may elect to have assets rebalanced either quarterly (calendar), semi-annually or annually. Asset Rebalancing will be processed on the first business day of the month. Rebalancing transactions cannot be made for the current month or retroactively. Asset Rebalancing will be done only on the total Annuity Account Value in the Investment Funds as of the transaction date the Contract Owner selected. Asset Rebalancing does not allow the Contract Owner to rebalance only a portion of the Annuity Account Value.

AUTOMATIC NQ DEPOSIT SERVICE

The Automatic NQ Deposit Service (ADS) is available to EQUI-VEST Contract Owners who are receiving an Automatic Minimum Distribution payment from an EQUI-VEST TSA, Traditional IRA, QP IRA, SIMPLE IRA, SEP or SARSEP. It is not available for EQUI-VEST EDC or Trusteed Contracts.

The ADS will deposit the required automatic minimum distribution payment from the Contract Owner's EQUI-VEST TSA, IRA, QP IRA, SIMPLE IRA, SEP or SARSEP Contract directly into an existing EQUI-VEST NQ Contract in accordance with your allocation instructions for that Contract.


LOANS (FOR TSA AND CORPORATE
TRUSTEED ONLY)

Unless restricted by the employer's plan, loans are permitted against the Annuity Account Value of certain TSA and Corporate Trusteed Contracts only. Loans under a Corporate Trusteed Contract, however, may not be available in all states. Loans under TSA and Corporate Trusteed Contracts are restricted by the rules of the Code. In addition, ERISA rules apply to loans under Corporate Trusteed Contracts and under individual TSA Contracts where the TSA plan is subject to Title I of ERISA.

Loans are not available under University TSA Contracts and under any TSA when the Required Minimum Distributions Option (described later in this section) has been elected.

The EQUI-VEST program permits only one loan at any one time. Before a loan can be made under either a Corporate Trusteed or TSA Contract, a properly completed loan request form must be signed. Participants should read the terms and conditions contained in this document carefully and consult with a tax adviser before taking out a loan. A loan request form can be obtained from your Equitable Representative, by writing to our Processing Office or by calling our toll-free number. In the case of Corporate Trusteed and certain TSA Contracts, the written consent of the Participant's spouse will be required before a loan can be made. More details of the loan provisions are stated in the Contract and on the loan request form.

A loan will not be treated as a taxable distribution when made to the extent that it conforms to Code limits. If the loan fails to qualify under Code limits, or if interest and principal is not repaid when due, or, in some instances, if service with the employer terminates, the amount borrowed and not yet repaid may be treated as a taxable distribution.


The amount and terms of loans under TSA and Corporate Trusteed Contracts are discussed in "Part 1: Additional Loan Provisions" in the SAI. The tax consequences of failure to repay a loan are substantial and are discussed in "Part 9: Federal Tax and ERISA Matters" and in Part 1 of the SAI.


ASSIGNMENT AND FUNDING CHANGES

Generally, the Contract Owner may not assign a Contract for any purpose other than to effect a tax-free exchange; however, a trustee owner of a Trusteed Contract can transfer ownership to the Annuitant. We will not be bound by an assignment unless it is in writing and we have received it at the Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 9: Federal Tax and ERISA Matters."


An employer or trustee can change the funding vehicle for an EDC or Trusteed Contract, respectively. You can change the funding vehicle for an NQ, TSA, Traditional IRA, Roth IRA, SIMPLE IRA or SEP Contract.


PARTIAL WITHDRAWALS AND TERMINATION

You may withdraw funds from or terminate your Contract at any time before the Contract annuitizes and while the Annuitant is alive. Subject to Code restrictions, you may withdraw funds from your Contract in any amount of at least $300 but the Annuity Account Value should be at least $500 after the withdrawal is made. Unless you specify otherwise, withdrawals will be taken on a pro rata basis from the Investment Funds and the Guaranteed Interest Account. We will make withdrawals from the Fixed

Maturity Periods as you direct. Partial withdrawals or terminations may result in a contingent withdrawal charge, explained fully in "Part 7: Deductions and Charges." Withdrawals are generally taxable and may be subject to tax penalty when the withdrawal is taken prior to age 59 1/2. In some cases, withdrawals or termination may be prohibited or limited by the terms of your retirement plan. We may be required to withhold income taxes from the amount withdrawn. See "Part 9: Federal Tax and ERISA Matters." Partial withdrawals or terminations of amounts held in the Fixed Maturity Periods prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Termination Prior to the Expiration Date" in Part 5.


To make a withdrawal or termination, you should complete a Request for Disbursement form which leads you through the withdrawal process, step by step. This form is available from your Equitable Representative or from our Processing Office. In order to process your request, we may require additional information or signatures, depending on the provisions of your Contract or retirement plan. If we have received the information we require, the requested partial withdrawal or termination will become effective on the Transaction Date and proceeds will be mailed within seven days thereafter. If we receive only partially completed information, we will return the request to you for completion prior to processing.


We may terminate your Contract and pay your Annuity Account Value, less any outstanding loan (and accrued interest) (1) if no contributions are made for three Contract Years and the Annuity Account Value is less than $500, or (2) if you request a partial withdrawal that would result in the Annuity Account Value falling below $500. We may also terminate your Contract if no contributions are made within 120 days from the Contract Date. For group certificates, we may terminate your certificate if no contributions are made within 120 days from the issue date.

The amount of any outstanding loan balance plus any applicable contingent withdrawal charge on the loan balance will be deducted from the proceeds paid upon termination.

For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur: attainment of age 70 1/2, death, retirement, or termination of employment in all Texas public institutions of higher education. To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law.

THIRD PARTY TRANSFERS OR EXCHANGES

You may request that your Contract be exchanged for another contract or certificate issued by another carrier at any time by completing the Transfer/Rollover of Assets or 1035 Exchange to Another Carrier form. This form contains specific delivery instructions and is available from your Equitable Representative.


A contingent withdrawal charge and third party transfer charge, if applicable, may be imposed on your Annuity Account Value prior to the transfer or exchange. Any higher investment return which you anticipate as a result of this transfer or exchange may be outweighed by the cost of these charges, if appli-cable. See "Part 7: Deductions and Charges." Consult your tax or legal adviser before making any such transfers or exchanges.


REQUIREMENTS FOR DISTRIBUTIONS

Payouts may be subject to applicable withdrawal charges. See "Part 7: Deductions and Charges." Distributions may also be taxable and subject to tax penalties. See "Part 9: Federal Tax and ERISA Matters." Amounts in the Fixed Maturity Periods that are applied to a distribution option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Termination Prior to the Expiration Date" in Part 5.


Traditional IRA, EDC, Annuitant-Owned HR-10, SEP, SIMPLE IRA, TSA and Trusteed Contracts are subject to the Code's minimum distribution requirements for qualified plans. Generally, distributions from these Contracts, except for all types of Traditional IRAs and any contract where the annuitant is a 5% business owner, must commence by the later of April 1st of the calendar year following the calendar year in which the annuitant attains age 70 1/2, or retires from service with the employer sponsoring the plan. Subsequent distributions must be made by December 31st of each calendar year. If the required minimum distribution is not made, a penalty tax in an amount equal to 50% of the difference between the amount required to be withdrawn and the amount actually withdrawn may apply. See "Part 9: Federal Tax and ERISA Matters" for a discussion of various special rules concerning the minimum distribution requirements.

In addition, distributions from a qualified plan, including our prototype plans through which Annuitant-Owned HR-10 Contracts are issued, are subject to the provisions of the plan document. For Traditional IRA and SIMPLE IRA retirement benefits subject to minimum distribution requirements, we will send a form listing the distribution options available during the year you attain age 70 1/2 (if you have not annuitized before that time).

DISTRIBUTION OPTIONS

The Contract is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. In addition to a lump sum distribution option, two other types of distribution options are available: income annuity and flexible payment distribution options.

An annuity form of distribution option or "annuitization" pays out contributions and earnings under the Contract in installments over a specified period or over the Annuitant's life. Annuitization payments, if selected, are calculated as of the annuitization date chosen, which is on file with our Processing Office. You can change this date by writing to our Processing Office anytime before the date, subject to certain restrictions as described in the Contract.


Except for EDC,  Trusteed and NQ  Contracts,  the  Contract  Owner is always the
Annuitant. In an EDC or Trusteed Contract, the Annuitant is generally the covered employee. For EDC Contracts, the employer is the Contract Owner and, for Trusteed Contracts, the Owner is the plan trustee. For NQ Contracts, Contract Owners may name an Annuitant other than themselves if they wish.


INCOME ANNUITY DISTRIBUTION OPTIONS:

o LIFE ANNUITY: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life annuity distribution options.

o LIFE ANNUITY -- PERIOD CERTAIN: This annuity form guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before the end of a selected period of time (the "certain period"), payments will continue to the beneficiary for the balance of the certain period. The certain period cannot exceed life expectancy of the Annuitant (or joint life expectancy of the Annuitant and the Annuitant's spouse for qualified retirement plans). A life annuity with a certain period of 10 years is the normal form of annuity under NQ Contracts.

o LIFE ANNUITY -- REFUND CERTAIN: This annuity form guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before the amount applied to purchase this annuity option has been recovered, payments will continue to the beneficiary until that amount has been recovered. This annuity option is available only as a fixed annuity.

o PERIOD CERTAIN ANNUITY: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies. It does not permit any repayment of the unpaid principal, so you could not elect to receive part of the payments as a single-sum payment with the rest paid in monthly annuity payments. This is the normal form of annuity for Annuitants in governmental EDC plans in New York. Currently, this annuity option is available only as a fixed annuity.

o JOINT AND SURVIVOR LIFE ANNUITY: This annuity form guarantees payments for the rest of the Annuitant's life and, after his or her death, continuation of payments to the survivor. Generally, unless the Annuitant elects otherwise with the written consent of the spouse, this will be the normal form of annuity payment for married Annuitants under qualified plans and certain TSAs.

All of the life annuity distribution options outlined above (with the exception of Joint and Survivor Life Annuity) are available as either Single or Joint life annuities. Life annuity distribution options are not available for Annuitants in governmental EDC plans in New York.

FIXED AND VARIABLE ANNUITY FORMS:


We offer the annuity distribution options outlined above in fixed form. In variable form, only the following options are available: Life Annuity (except in New York), Life Annuity -- Period Certain, Joint and Survivor Life (100% to Survivor) and Joint and Survivor Life Period Certain Annuity (100% to Survivor). Life annuity distribution options are not available for Annuitants in governmental EDC plans in New York. Fixed annuity payments, funded through our general account, do not change and will be based on the tables of guaranteed annuity payments in your Contract or on our then current annuity rates, whichever is more favorable for the Annuitant. For all Annuitants, the normal form of annuity provides for fixed payments. Variable payments will be funded through your choice of Investment Funds of the HRT through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Investment Fund. Variable benefits are not allowed for governmental EDC plans in New York. See "Annuity Unit Values" in the SAI.


We also make the variable annuity distribution option available to owners of our single premium deferred annuity (SPDA) contracts. SPDA contractholders who are considering purchasing a variable distribution option should also review "Part 2: Separate Account A and Its Investment Funds," "Part 3: Investment Performance," the Hudson River Trust prospectus (directly following this prospectus) and the sections of the Statement of Additional Information which discuss the variable annuity distribution option.

We may offer other forms not outlined here. Your Equitable Representative can provide details.

For each annuity distribution option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Contract. If your Contract is lost, you must provide us with a written statement to this effect.

If, at the time you elect an annuity distribution option, the Annuity Account Value is less than $2,000 or the initial payment under the option elected is less than $20, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

The size of the payments will depend on the form of annuity (fixed or variable), the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity distribution option, the Annuitant's age (or the Annuitant's and joint annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an annuity distribution option is chosen and payments have commenced, no change can be made, other than transfers (if permitted in the future) among the investment funds if a variable annuity is selected.

A $350 administrative charge will generally apply upon the election of a life contingent annuity distribution option. In no event will a Contract Owner ever receive less than the minimum amounts guaranteed by the Contract.

FLEXIBLE PAYMENT DISTRIBUTION OPTIONS:

o PARTIAL WITHDRAWALS: See "Partial Withdrawals and Termination" in this section.


o SYSTEMATIC WITHDRAWAL: You may elect either at the time of Contract issue or anytime thereafter to have an amount periodically withdrawn from your Contract. (Currently not available for EDC, Trusteed, HR-10 Annuitant-Owned Contracts, or a TSA Contract if it has an outstanding loan.) A check for the amount withdrawn will be made payable to you and mailed to your address or, if you prefer, we will electronically transfer the money to your checking account. You determine on which day of the month (1st through 28th) you wish to have the Systematic Withdrawal occur. A minimum Annuity Account Value in the Investment Funds and the Guaranteed Interest Account of $20,000 is required at the time this feature is elected and you may terminate it at any time.

   The amount withdrawn may be either the amount of interest earned under the Guaranteed Interest Account or a fixed-dollar amount of the Annuity Account Value in the Investment Funds or in the Guaranteed Interest Account. When the interest option is elected, a minimum of $20,000 must be maintained in the Guaranteed Interest Account. No minimum Annuity Account Value is required to be maintained when the fixed-dollar option is elected. Withdrawals may be scheduled monthly or quarterly, subject to minimum amount of $300. Amounts withdrawn which are in excess of the 10% free corridor amount are subject to the contingent withdrawal charge. See "Contingent Withdrawal Charge" in Part 7.

o REQUIRED MINIMUM DISTRIBUTIONS OPTION: We offer a payment option, which we call "Required Minimum Distributions Option," which is intended to meet the general minimum distribution requirements applicable to qualified plans, Traditional IRAs, SEPs, SIMPLE IRAs, TSAs, and EDC Contracts. See "Part 9:
   Federal Tax and ERISA Matters." You may elect the Required Minimum Distributions Option if the Annuitant is at least age 70 1/2and your Contract has an Annuity Account Value in the Investment Funds and the Guaranteed Interest Account of at least $2,000. You can elect the Required Minimum Distributions Option by filing the proper election form with us. If you elect the Required Minimum Distributions Option, we will pay out of the Annuity Account Value in the Investment Funds and the Guaranteed Interest Account an amount which the Code requires to be distributed from your Contract. If such amounts are insufficient and you hold amounts in the Fixed Maturity Account, we will then pay out required amounts from the Fixed Maturity Account. In performing this calculation, we assume that the only funds subject to the Code's minimum distribution requirements are those held under your Contract. We calculate the Required Minimum Distributions Option amount based on the information you give us, the various choices you make and certain assumptions, including the assumption that you are required by law to receive a minimum distribution. Currently, the Required Minimum Distributions Option payments will be made annually. We are not responsible for errors that result from inaccuracies in the information you provide. The choices you can make are described in Part 3 of the SAI.


   You may elect the Required Minimum Distributions Option for each Contract you own, subject to our rules then in effect. This election is revocable except for EDC Contracts. The Required Minimum Distributions Option is not available under Contracts that have an outstanding loan. Generally electing this option does not restrict making partial withdrawals, or subsequently electing an annuity distribution option.

   The minimum check that will be sent is $300, or, if less, your Annuity Account Value. If, after the deduction of the amount of the minimum distribution, the total Annuity Account Value is less than $500, we may terminate the Contract and pay the Cash Value. See "Partial Withdrawals and Termination" above.

   Any applicable withdrawal charges will be deducted in addition to the amount distributed under the Required Minimum Distributions Option. Withdrawal charges will be deducted on a pro rata basis from the Investment Funds and the Guaranteed Interest Account or, if there is an insufficient amount in these Options, on a pro rata basis from the Fixed Maturity Periods. See "Contingent Withdrawal Charge" in Part 7.

   If you have an EQUI-VEST TSA that was purchased before December 31, 1986 or a TSA purchased from another carrier before December 31, 1986 and subsequently transferred to an EQUI-VEST TSA, the amount of your pre-1987 account balance is not subject to the minimum distribution rules at age 70 1/2. However, post-1986 salary reduction contributions and all earnings since that date are subject to minimum distribution requirements of Code Section 401(a)(9).

o DEPOSIT OPTION: This distribution option is for NQ Contracts only. Proceeds from your NQ Contract can be deposited for a period selected (including one for as long as the Annuitant lives), and will be credited with a guaranteed rate of interest for that period.

GUARANTEED DEATH BENEFIT

When the Annuitant Dies


Generally, upon receipt of acceptable proof of the Annuitant's death, we will pay a death benefit to the beneficiary named in your Contract. You designate the beneficiary on the application. You may change your beneficiary by writing to our Processing Office. The change is effective on the date the written submission was signed. A beneficiary change request must be received by the Processing Office before the submission of a death claim.


In general, the death benefit is equal to the greater of: (i) the Annuity Account Value (less any outstanding loan and accrued interest, if any) and (ii) the "minimum death benefit." The minimum death benefit will not be less than all contributions made (less any applicable taxes and any outstanding loan and accrued interest, if any) adjusted for total withdrawals. We will pay the death benefit to the beneficiary in the form of an annuity distribution option if you have chosen such form under your Contract. If no annuity option is in effect at the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to certain exceptions in the Contract, our rules then in effect and any other applicable legal requirements, the beneficiary may elect to: (a) apply the death benefit to an annuity distribution option we offer, (b) apply the death benefit to provide any other form of distribution option we offer, (c) elect any combination of forms of distribution option, or (d) in certain circumstances, continue the Contract.

For Series 300 and 400 Contracts only, if the Annuitant is also the Contract Owner and the Owner/ Annuitant elects his or her spouse to be the sole primary beneficiary and to be the Successor Annuitant and Contract Owner, then the surviving spouse automatically becomes both the successor Contract Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

When the Contract Owner Dies before the Annuitant (NQ Contracts Only)


For all NQ Contracts, when the Contract Owner is not the Annuitant and the Contract Owner dies before any annuity distribution payments have begun, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Contract Owner. For Series 300 and 400 Contracts only, you have the right to designate a Successor Owner either on the application form or in a written request sent to our Processing Office. The Code requires that the original Contract Owner's entire interest in the Contract be completely distributed to the named beneficiary by the December 31st following the fifth anniversary of such Owner's death (unless an annuity distribution option is elected and payments begin within one year after the Contract Owner's death and are made over the beneficiary's life or over a period not exceeding the beneficiary's life expectancy). If an annuity distribution option has not been elected, as described above, we will pay any remaining Annuity Account Value (less any applicable contingent withdrawal charge) on the fifth anniversary of the Contract Owner's death. If the named beneficiary is the Contract Owner's surviving spouse and has been designated as the successor owner, no distributions are required as long as both the surviving spouse and the Annuitant are living.


YOUR BENEFICIARY

You designate the beneficiary for the death benefit under the Contract on the application. You may change your beneficiary by writing to our Processing Office. The change is effective on the Transaction Date. The Owner must be the beneficiary under EDC plans and the trustee must be the beneficiary under most Trusteed plans. The death benefit available to the beneficiary is determined as of the Business Day due proof of death is received at our Processing Office. On that Business Day, the Annuity Account Value is deducted from the Investment Options and is credited with interest at an interest rate not less than the rate required by law. If you have transferred the value of another Equitable Life annuity contract to your EQUI-VEST Contract, the value of that contract's minimum death benefit calculated as of the time of transfer will be included in total contributions for purposes of calculating the minimum death benefit.

If no benefit option is in effect at the Annuitant's death, the beneficiary can select a lump sum option or one of the forms of annuity benefit. Under an EQUI-VEST NQ Contract, where the Annuitant and Owner are not the same, the beneficiary at the death of the Owner may elect to continue the Contract by deferring payment of the entire amount in the Investment Options for a period of five years from the death of the Original owner; the beneficiary may also elect to receive payments within one year of the original owner's death in the form of a life annuity or installment option for a period of not longer than the life expectancy of the beneficiary.

At the time of payment, subject to our rules in effect, the beneficiary may elect to apply the single sum payment to a new EQUI-VEST NQ Contract which will be owned by the beneficiary.


If a beneficiary selects a lump sum option or applies some or all of the benefits to an EQUI-VEST NQ Contract, we will issue a Form 1099-R for the year of payment advising the Internal Revenue Service of the distribution from the original EQUI-VEST NQ Contract.


Under all Contracts, any option selected must provide for distribution of the Annuity Account Value within the period of time permitted by the Code. For EDC Contracts, benefits must be distributed within a period not to exceed 15 years (or within the period of the life expectancy of the surviving spouse if the spouse is the designated beneficiary). See "Part 9:
Federal Tax and ERISA Matters."

If a lump sum is selected, it is generally paid through the Equitable Life Access Account,(TM) an interest bearing checking account. A beneficiary has immediate access to the proceeds by writing a check on the account. We pay interest from the date the lump sum is deposited into the Access Account until the date the Access Account is closed.

PROCEEDS

Application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds and payment of any portion of the Annuity Account Value in the Investment Funds (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interests in the Investment Funds. We can defer payment of any portion of the Annuity Account Value in the Guaranteed Interest Account and in the Fixed Maturity Account for up to six months while you are living.

--------------------------------------------------------------------------------
                         PART 7: DEDUCTIONS AND CHARGES
--------------------------------------------------------------------------------

ALL CONTRACTS

Most charges applied to your Contract apply to all Investment Options. However, HRT and EQAT Charges to Portfolios and Charges to Investment Funds do not apply to the Guaranteed Interest Account or to the Fixed Maturity Account. See "Allocation of Certain Charges to the Fixed Maturity Account" in this section.

CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against the Trusts' assets, direct operating expenses of the Trusts (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of the Trusts (such as brokerage commissions and other expenses related to the purchase and sale of securities) are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be increased without a vote of that Portfolio's shareholders.


Investment advisory fees are established under investment advisory agreements between HRT and its investment manager, Alliance, and between EQAT, EQ Financial, as Manager and the EQAT Advisers. All of these fees and expenses are described more fully in the prospectuses of HRT and EQAT. Since shares are purchased at their net asset value, these fees and expenses are, in effect, passed on to the Separate Account and are reflected in the Accumulation Unit Values for the Investment Funds. The maximum fees are as follows:

-------------------------------------------------------------

                                              MAXIMUM
                                        INVESTMENT ADVISORY
HRT PORTFOLIO                            FEE (ANNUAL RATE)
-------------------------------------------------------------
                                               0.350%
Alliance Money Market
Alliance Intermediate Government
   Securities                                  0.500%
Alliance High Yield                            0.600%
Alliance Quality Bond                          0.525%
Alliance Growth and Income                     0.550%
Alliance Equity Index                          0.325%
Alliance Common Stock                          0.475%
Alliance Global                                0.675%
Alliance International                         0.900%
Alliance Aggressive Stock                      0.625%
Alliance Small Cap Growth                      0.900%
Alliance Conservative Investors                0.475%
Alliance Balanced                              0.450%
Alliance Growth Investors                      0.550%
-------------------------------------------------------------

-------------------------------------------------------------

                                              MAXIMUM
                                            INVESTMENT
                                          MANAGEMENT AND
EQAT PORTFOLIO                         ADVISORY FEE (ANNUAL
                                               RATE)
-------------------------------------------------------------

T. Rowe Price International Stock              0.75%
T. Rowe Price Equity Income                    0.55%
EQ/Putnam Growth & Income Value                0.55%
EQ/Putnam Balanced                             0.55%
MFS Research                                   0.55%
MFS Emerging Growth Companies                  0.55%
Morgan Stanley Emerging Markets
Equity                                         1.15%
Warburg Pincus Small Company Value             0.65%
Merrill Lynch World Strategy                   0.70%
Merrill Lynch Basic Value Equity               0.55%
-------------------------------------------------------------

EQ Financial has entered into expense limitation agreements with EQAT, with respect to each Portfolio, pursuant to which EQ Financial has agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses of each Portfolio other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of each Portfolio's business and amounts pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act are limited to certain amounts. See the EQAT prospectus for details.

The Rule 12b-1 Plan provides that EQ Trust, on behalf of each Portfolio, may charge annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Certificates. Fees and expenses are described more fully in the EQ Trust prospectus.

CHARGES FOR STATE PREMIUM AND OTHER
APPLICABLE TAXES

Currently, we deduct a charge for applicable taxes, such as state or local premium taxes, from the amount applied to provide an annuity distribution option if elected. The current tax charge that might be imposed varies by state and ranges from 0% to 3.50%; however, the rate is 1% in Puerto Rico and 5% in the Virgin Islands.

We reserve the right to deduct any such charge from each contribution or from distributions or upon termination. If we have deducted any applicable tax charges from contributions, we will not deduct a charge for the same taxes at a later time. If, however, an additional tax is later imposed upon us when you withdraw, terminate or annuitize, we reserve the right to deduct a charge at such time.


--------------------------------------------------------------------------------
                  EQUI-VEST TRADITIONAL IRA, QP IRA, ROTH IRA,
                        SEP, SIMPLE IRA AND NQ CONTRACTS
                            (SERIES 300 AND 400 ONLY)
--------------------------------------------------------------------------------

CHARGES TO INVESTMENT FUNDS

We make a daily charge at a guaranteed maximum effective annual rate of 1.35% against the assets held in each of the Investment Funds. This charge is reflected in the Accumulation Unit Values for the particular Investment Fund and covers mortality and expense risk charges of 1.10% and expenses of 0.25%. The current charge is .24% against the assets of the HRT and EQAT Funds for expenses, except as noted. We reserve the right to increase the charge back to the maximum at our discretion. This period will remain in effect until further notice. We charge 0.25% against the assets of the Alliance Money Market, Alliance Common Stock, Alliance Aggressive Stock, and Alliance Balanced Funds.


The mortality and expense risk charge is comprised of 0.60% for mortality risk and 0.50% for expense risk, although the allocation of these risk charges may vary. We assume a mortality risk by (a) our obligation to pay a death benefit that will not be less than the total value of all contributions made (less any applicable taxes) adjusted for total withdrawals, (b) our obligation to make annuity payments for the life of the Annuitant under guaranteed fixed annuity options, regardless of the Annuitant's longevity, (c) our guarantees relating to annuity purchase rates, the actuarial basis for which can be changed only for new contributions and only on the fifth anniversary of the Contract Date and every five years thereafter, and (d) our obligation to waive the contingent withdrawal charge upon the payment of a death benefit.

The expense risk we assume is the risk that, over time, our actual expense of administering the Contracts may exceed the amounts realized from the expense charge and the annual administrative expense charge. Part of the mortality and expense risk charge may be considered to be an indirect reimbursement for certain sales and promotional expenses relating to the Contracts to the extent that the charge is not needed to meet the actual expenses incurred.


The charge for expenses, together with the annual administrative charge described below, is designed to reimburse us for our costs in providing administrative services in connection with the Contracts.


ANNUAL ADMINISTRATIVE CHARGE

On the last Business Day of each Contract Year, we deduct from the Annuity Account Value an annual administrative charge equal to the lesser of $30 or 2% of the Annuity Account Value on such Business Day for the first two Contract Years, and $30 for each Contract Year thereafter. This charge is deducted on a pro rata basis from the Investment Funds and the Guaranteed Interest Account, and from the Fixed Maturity Account should collection from the other Options be insufficient and we have not been otherwise reimbursed. This charge will be prorated for a fractional year if, before the end of the Contract Year, you surrender your Contract, the Annuitant dies or you elect an annuity distribution option. Accumulation Units will be redeemed in order to pay any portion of the charge deducted from an Investment Fund. Any portion of the charge deducted from the Guaranteed Interest Account or Fixed Maturity Account is withdrawn in dollars.


We reserve the right to increase this charge if our administrative costs increase, but the charge is guaranteed never to exceed $65 annually, subject to applicable law. We also reserve the right to eliminate the administrative charge for Traditional IRA, Roth IRA, SEP, SARSEP, SIMPLE IRA and NQ Contracts having a minimum Annuity Account Value of a specified amount currently set at $25,000 for NQ, and $20,000 for the other markets, on the last Business Day of each Contract Year. We also reserve the right to deduct this charge on a quarterly, rather than annual, basis.

CONTINGENT WITHDRAWAL CHARGE

No sales charges are deducted from contributions. However, to assist us in defraying the various sales and promotional expenses incurred in connection with selling the Contracts, we assess a charge on amounts withdrawn when you make a partial withdrawal or terminate your Contract if the amount withdrawn is in excess of the free corridor amount (defined in this section) or if no exception applies. The amount of the

EQUI-VEST TRADITIONAL IRA, QP, IRA, ROTH IRA, SEP, SIMPLE IRA, AND NQ CONTRACTS (SERIES 300 AND 400 ONLY) (CONTINUED)

withdrawal and the applicable withdrawal charge are deducted pro rata from the Investment Funds and the Guaranteed Interest Account and from the Fixed Maturity Account should collection from the other Options be insufficient. The amount deducted to pay the withdrawal charge is also subject to the withdrawal charge.


The contingent withdrawal charge is equal to 6% of the amount attributable to withdrawn contributions which have been made in the current and five prior Contract Years. In the case of a termination, we will pay the greater of (i) the Annuity Account Value after the withdrawal charge has been imposed, as described above, or (ii) the free corridor amount plus 94% of the remaining Annuity Account Value. For purposes of calculating the withdrawal charge (1) we treat contributions as being withdrawn before earnings on a first-in, first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings on most NQ Contracts as withdrawn first. See "Part 9:
Federal Tax and ERISA Matters."

We reserve the right to change the amount of the contingent withdrawal charge, provided that it will not exceed 6% of the amount deemed attributable to withdrawn contributions. Applicable regulations would not permit such a change where it would be unfairly discriminatory to any person. Moreover, the withdrawal charge will be reduced if needed in order to comply with any state law that applies. See New York Contracts -- Fixed Maturity Account in this section. The tax consequences of withdrawals are discussed under "Part 9:
Federal Tax and ERISA Matters."

Free Withdrawal Amount (Free Corridor)

No withdrawal charge will be applied during any Contract Year in which the amount withdrawn is less than or equal to 10% of the Annuity Account Value at the time the withdrawal is requested minus any amount previously withdrawn during that Contract Year. This 10% portion is called the FREE CORRIDOR AMOUNT. Any withdrawal requested that exceeds the free corridor amount will be subject to the contingent withdrawal charge, unless one of the following exceptions applies.

Exceptions to the Contingent Withdrawal Charge

A contingent withdrawal charge will not apply upon any of the events listed below:

o  the Annuitant dies and a death benefit is payable to the beneficiary; or

o we receive a properly completed election form providing for the Annuity Account Value to be used to buy a life contingent annuity.

A contingent withdrawal charge will not apply in the following events. However, we reserve the right to impose a contingent withdrawal charge, in accordance with your Contract and applicable state law, for preexisting conditions or conditions which began within 12 months of your Contract Date for these events:

o the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

o we receive proof satisfactory to us that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

o the Annuitant has been confined to a nursing home for more than a 90-day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   --   it provides continuous room and board to three or more persons;

   --   it is supervised by a registered nurse or licensed practical nurse;

   --   it keeps daily medical records of each patient;

   --   it controls and records all medications dispensed; and

   --   its primary service is other than to provide housing for residents.


Additionally, a withdrawal charge will not apply to a Traditional IRA, QP IRA, Roth IRA, SIMPLE IRA, or SEP Contract upon the following events:


o the Annuitant has completed at least six Contract Years and has attained age 59 1/2; or

o a request is made for a refund of a contribution in excess of amounts allowed to be contributed under the Code within one month of the date on which the contribution is made.

EQUI-VEST TRADITIONAL IRA, QP IRA, ROTH IRA, SEP, SIMPLE IRA AND NQ CONTRACTS (SERIES 300 AND 400 ONLY) (CONTINUED)


New York Contracts -- Fixed Maturity Account

For Contracts issued in New York, the contingent withdrawal charge applicable to contributions to the Fixed Maturity Account (including amounts transferred to that Account from the other Investment Options) and which are withdrawn from the Fixed Maturity Account, will never exceed 6%; however, the contingent withdrawal charge could be lower.

For the Fixed Maturity Account, the contingent withdrawal charge will be the greater of that determined by applying the New York Declining Scale ("Declining Scale") and the New York Alternative Scale ("Alternative Scale"), not to exceed 6%. As to the withdrawal of amounts that have been transferred within the Fixed Maturity Account from one Maturity Period to another, the Alternative Scale is applied if it produces a higher charge than the Declining Scale.

-------------------------------------------------------------
       DECLINING SCALE              ALTERNATIVE SCALE
-------------------------------------------------------------
   Year of Investment in         Year of Transfer within
   Fixed Maturity Account*       Fixed Maturity Acount*

   Within Year 1         6%      Within Year 1         5%
          2              6%             2              4%
          3              5%             3              3%
          4              4%             4              2%
          5              3%             5              1%
          6              2%      After Year 5          0%
   After Year 6          0%

                                 Not to  exceed  1% times
                                 the  number  of years
                                 remaining  in Maturity
                                 Period,  rounded to the
                                 higher number of years.
                                 In other words, if 4.3
                                 years remain, it would
                                 be a 5% charge.

-------------------
* Measured from the Contract Anniversary Date prior to the date of the contribution or transfer.
--------------------------------------------------------------------------------


For example, compare the withdrawal charge that would be applicable to a withdrawal from a Series 400 Traditional IRA, QP IRA or NQ Contract that has an Annuity Account Value of $10,000-$8,000 from contributions made three years ago and $2,000 from positive investment performance.

o If the total amount of contributions are withdrawn within the first six years after they were made, the normal Series 400 withdrawal charge would be $480 (6% of $8,000). However, if the contributions were made to the Fixed Maturity Account, the withdrawal charge would be lower. According to the New York Declining Scale described above, in the third year, the withdrawal charge would be limited to 5% of the $8,000, or $400.


o Now assume that, although the contributions had been made to the Fixed Maturity Account three years ago, they were transferred to a new Maturity Period within the Fixed Maturity Account in the third year, and further assume that there is exactly one year remaining in the Maturity Period to which the amounts were transferred. Because there was a transfer within the Fixed Maturity Account, the New York Alternative Scale may now apply. Based on this Scale, a contribution that was so transferred will be subject to a 5% withdrawal charge, if withdrawn in the year of the transfer, such charge not to exceed 1% for each year remaining in the Maturity Period. Since, in this example, the time remaining is exactly one year, the Alternative Scale would limit the withdrawal charge to 1%. However, New York regulations allow that the greater of the Declining Scale or the Alternative Scale is used. Therefore, the withdrawal charge would be 5%, or $400, based on the Declining Scale.

o In no event would the contingent withdrawal charge exceed that otherwise applicable under the Contract; application of the New York Scale can only result in a lower charge. Thus, if a contribution had been in the Contract for more than six years and was thus exempt from a withdrawal charge, no such charge would be applicable.

o For withdrawals from an Investment Option other than the Fixed Maturity Account, the amount available for withdrawal without a contingent withdrawal charge is reduced by the amount of contributions in the Fixed Maturity Account to which no withdrawal charge applies.

o As of any date on which 50% or more of your Annuity Account Value is held in the Fixed Maturity Account, the free corridor amount is zero.

o If you have not made a prior election for the reinvestment of your Maturity Amount when it reaches the Expiration Date, such Amount will be reinvested in whichever Fixed Maturity Period then offered has the nearest Expiration Date; if no Fixed Maturity Periods are being offered, it will be reinvested in the Money Market Fund.

The potential for the contingent withdrawal charge applicable to withdrawals from the Fixed Maturity Account to be lower than the otherwise applicable charge and the potential for the free corridor amount to also be lower than that which would otherwise apply should be considered in making allocations to, or transfers to or from, the Fixed Maturity Account.

EQUI-VEST TRADITIONAL IRA, QP IRA, ROTH IRA, SEP, SIMPLE IRA AND NQ CONTRACTS (SERIES 300 AND 400 ONLY) (CONCLUDED)

ALLOCATION OF CERTAIN CHARGES TO THE FIXED MATURITY ACCOUNT

The annual administrative charge and the contingent withdrawal charge will be deducted from the Guaranteed Interest Account and the Investment Funds, as discussed above. In the event that amounts in those Options are insufficient to cover these charges, we reserve the right to deduct those charges from the Fixed Maturity Periods. Charges applied to the Fixed Maturity Periods are considered withdrawals and, as such, will result in a market value adjustment. See "Part 5:
The Fixed Maturity Account."


CHARGE ON THIRD PARTY TRANSFER OR EXCHANGE

If you ask us to make a direct transfer to a third party of amounts under your Contract, or request that your Contract be exchanged for another contract or certificate issued by another carrier, we deduct from the Annuity Account Value both a contingent withdrawal charge as described above (if any) and (except for Series 300 Contracts in Florida) a charge of $25 per occurrence. We reserve the right to increase this $25 fee to a maximum of $65 for each direct transfer or exchange.


--------------------------------------------------------------------------------
ALL EQUI-VEST EDC, TSA AND TRUSTEED CONTRACTS PLUS TRADITIONAL IRA, QP IRA, ROTH IRA, SEP, SIMPLE IRA AND NQ (SERIES 100 AND 200 ONLY)
--------------------------------------------------------------------------------

LIMITATION ON CHARGES

Under the terms of these Contracts, for the Alliance Money Market, Alliance Balanced, Alliance Common Stock and Alliance Aggressive Stock Funds, the aggregate amount of the Separate Account charge made to those Funds, the HRT charges for investment advisory fees and the direct operating expenses of the HRT may not exceed a total effective annual rate of 1.75% of the value of the assets held in those Investment Funds.


CHARGES TO INVESTMENT FUNDS

We make a daily charge against the assets held in each of the Investment Funds. This charge is reflected in the Accumulation Unit Values for the particular Investment Fund and covers expenses, expense risks, mortality risks (for the annuity rate guarantee), death benefits (for the minimum death benefit) and financial accounting. For the Alliance Money Market, Alliance Balanced and Alliance Common Stock Funds, the charge is made at an annual rate guaranteed not to exceed 1.49%. For all other Investment Funds of the HRT and EQAT, the charge is made at an annual rate guaranteed not to exceed 1.34%.

Specific charges for each series are set forth below:

-------------------------------------------------------------
                         SERIES 100
-------------------------------------------------------------
                                ALLIANCE
                             MONEY MARKET,
                           ALLIANCE BALANCED,
                            ALLIANCE COMMON       OTHER
                              STOCK FUNDS         FUNDS
-------------------------------------------------------------
Expenses                          .60%             .60%
Expense Risks                     .30              .15
Mortality Risks                   .30              .30
Death Benefits                    .05              .05
Financial Accounting              .24              .24
-------------------------------------------------------------


-------------------------------------------------------------
                         SERIES 200
-------------------------------------------------------------
                                ALLIANCE
                             MONEY MARKET,
                           ALLIANCE BALANCED,
                            ALLIANCE COMMON       OTHER
                              STOCK FUNDS         FUNDS
-------------------------------------------------------------
Expenses and Financial
   Accounting                     .25%             .25%
Expense Risks                     .55              .49
Mortality Risks and Death
   Benefits                       .60              .60
-------------------------------------------------------------

The charge for expenses is designed to reimburse us for various research and development costs and for administrative expenses that exceed the annual administrative charge described below. The expense risk we assume is the risk that, over time, our actual administrative expense may exceed the amounts realized from the expense and the annual administrative expense charges, which may not be increased. We assume a mortality risk by (a) our obligation to pay a death benefit that will not be less than the total value of all contributions made (less any applicable taxes) adjusted for total withdrawals, (b) our obligation to make annuity payments for the life of the Annuitant, regardless of the Annuitant's longevity, (c) our guarantees relating to annuity purchase rates, and (d) our obligation to waive the contingent withdrawal charge upon the payment of a death benefit. The charge for financial accounting services is designed to reimburse us for our costs in providing those services in connection with the Contracts, and, like the charge for expenses, is not designed to include an element of profit. The total of these charges may be reallocated among the categories of charges shown above; however, we intend to limit any possible reallocation to include only the charges for expense risks, mortality risks and death benefits.

ALL EQUI-VEST EDC, TSA AND TRUSTEED CONTRACTS PLUS TRADITIONAL IRA, QP IRA, ROTH IRA, SEP, SIMPLE IRA AND NQ (SERIES 100 AND 200 ONLY) (CONTINUED)


Part of the respective charges for expense risks, mortality risks and death benefits may be considered to be an indirect reimbursement for certain sales and promotional expenses relating to the Contracts to the extent that the charges are not needed to meet the actual expenses incurred.

ANNUAL ADMINISTRATIVE CHARGE

Except as discussed below, on the last Business Day of each Contract Year we deduct from the Annuity Account Value an annual administrative charge equal to the lesser of $30 or 2% of the Annuity Account Value on such Business Day (adjusted to include any withdrawals made during the year). This charge is deducted from each Investment Option on a pro rata basis. This charge will be prorated for a fractional year if, before the end of the Contract Year, you surrender your Contract, the Annuitant dies or you elect an annuity distribution option. Accumulation Units will be redeemed in order to pay any portion of the charge deducted from an Investment Fund.

Any portion of the charge deducted from the Guaranteed Interest Account is withdrawn in dollars.

Exceptions to Annual Administrative Charge


For IRA, QP IRA, Roth IRA, NQ, SEP, SIMPLE IRA, Unincorporated Trusteed, and Annuitant-Owned HR-10 Contracts, the charge is zero if the Annuity Account Value is at least $10,000 at the end of the Contract Year.


For TSA, EDC and Corporate Trusteed Contracts, the charge is zero if the Annuity Account Value is at least $25,000 at the end of the Contract Year.

CONTINGENT WITHDRAWAL CHARGE


No sales charges are deducted from contributions. However, to assist us in defraying the various costs and promotional expenses incurred in connection with selling the Contracts, we assess a charge on amounts withdrawn when you make a partial withdrawal or terminate your Contract if the amount withdrawn is in excess of the free corridor amount (defined below) or if no exception applies. The withdrawal charge is deducted pro rata from the Annuity Account Value in addition to the amount of the requested withdrawal; the amount deducted which is applied to pay the withdrawal charge is also subject to the withdrawal charge.


Free Withdrawal Amount (Free Corridor)


For NQ, Trusteed, TSA and QP IRA Contracts (but not IRA, Roth IRA or QP IRA group Contracts), no withdrawal charge will be applied during any Contract Year in which the amount withdrawn is less than or equal to 10% of the Annuity Account Value at the time the withdrawal is requested minus any amount previously withdrawn during that Contract Year. This 10% portion is called the FREE CORRIDOR AMOUNT. For EDC, SEP, SIMPLE IRA and QP IRA Series 100 and 200 group Contracts, the free corridor amount is available only after three Contract Years have been completed or the Annuitant has reached age 59 1/2.


HOW THE CONTINGENT WITHDRAWAL CHARGE IS APPLIED FOR SERIES 100 AND 200 NQ AND TRUSTEED CONTRACTS


Partial withdrawals in excess of the free corridor amount will be subject to a withdrawal charge of 6% of the amount of the contributions made during the current and five prior Contract Years. In the case of a termination, we will pay the greater of (i) the Annuity Account Value after the withdrawal charge has been imposed, as described above, and after giving effect to any outstanding loan balance (including accrued interest), or (ii) the free corridor amount plus 94% of the remaining Annuity Account Value. For NQ Contracts issued to Annuitants age 59 or older, this percentage will be 95% in the fifth Contract Year and 96% in the sixth Contract Year. For Trusteed Contracts issued to Annuitants age 60 or older, this percentage is 95% in the fifth Contract Year. For NQ and Trusteed group Contracts, there is no reduction in the contingent withdrawal charge for older Annuitants (referred to above) in the fifth and sixth Contract Year.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn before earnings, on a first-in, first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, Federal income tax law treats earnings on most NQ Contracts as withdrawn first. See "Part 9: Federal Tax and ERISA Matters."


No charge will be applied to any amount withdrawn from an NQ or Trusteed Contract if:

o  the  amount   withdrawn  is  applied  to  the  election  of  a  life  annuity distribution option; or

o  the  Annuitant   dies  and  the  death  benefit  is  made  available  to  the beneficiary.

No charge will be applied to any amount withdrawn from a Trusteed Contract if:

o the Owner has completed at least five Contract Years and the Annuitant has reached age 59 1/2; or

ALL EQUI-VEST EDC, TSA AND TRUSTEED CONTRACTS PLUS TRADITIONAL IRA, QP IRA, ROTH IRA, SEP, SIMPLE IRA AND NQ (SERIES 100 AND 200 ONLY) (CONTINUED)


o a request is made for a refund of an excess contribution within one month of the date on which the contribution is made.

No charge will be applied to any amount withdrawn from a Corporate Trusteed Contract if the Annuitant has reached age 59 1/2 and has either retired or terminated employment, regardless of the number of completed Contract Years.


HOW THE CONTINGENT WITHDRAWAL CHARGE IS APPLIED FOR SERIES 100 AND 200 TRADITIONAL IRA, ROTH IRA, SEP, SIMPLE IRA, TSA, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS

Withdrawals under these Contracts and defaulted loan amounts under TSA Contracts (in excess of the free corridor amount, if applicable) may be subject to a charge of up to 6% of the amount withdrawn or the defaulted loan amount, as the case may be. The percentage charged will be based on the Contract Year in which the withdrawal is made, as shown below:


-------------------------------------------------------------

           CONTRACT
           YEAR(S)                        CHARGE
-------------------------------------------------------------

          1 through 5                        6%*
          6 through 8                        5
          9                                  4
         10                                  3
         11                                  2
         12                                  1
         13 and later                        0

-------------------
* This percentage will be reduced to 5% for Contracts issued to Annuitants under individual Contracts only, in year 5,
  if age 60 or older.
-------------------------------------------------------------

The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current Contract Year and the nine prior Contract Years before the withdrawal is made.


No charge will be applied to any amount withdrawn from an IRA, Roth IRA, QP IRA, SEP, SIMPLE IRA, TSA, EDC or Annuitant-Owned HR-10 (except for NQ and Trusteed Contracts) Contract if:


o the Contract Owner has completed at least five Contract Years and the Annuitant has reached age 59 1/2;

o a request is made for a refund of an excess contribution within one month of the date on which the contribution is made;

o  the  Annuitant   dies  and  the  death  benefit  is  made  available  to  the beneficiary;

o the Contract Owner has completed at least five Contract Years, the Annuitant has reached age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the Annuitant's age 59 1/2 and allows no prepayment;

o the Contract Owner has completed at least three Contract Years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years that allows no prepayment;

o the amount withdrawn is applied to the election of a life contingent annuity distribution option (this form of payment is not available for Annuitants in governmental EDC plans in New York);

o the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of the Annuitant's life expectancy, that allows no prepayment (this provision is available only for Annuitants in governmental EDC plans in New York).

No charge will be applied to any amount withdrawn from a TSA Contract if:

o the Contract Owner has completed at least five Contract Years, has reached age 55 and has separated from service.

No charge will be applied to any amount withdrawn from a SEP Contract funding SARSEP arrangements if:

o the amount withdrawn is a distribution of deferrals disallowed (plus or minus any gain or loss) by reason of the employer's failure to meet the Code's requirement that 50% of eligible employees elect SARSEP within the plan year and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which you were notified of such disallowance; or

o the amount withdrawn is an "excess contribution" (as such term is defined in Section 408(k)(6)(C)(ii) of the Code), plus or minus any gain or loss, and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which the excess contributions were made; or

o the amount withdrawn is an "excess deferral" (as such term is defined in Section 402(g)(2) of the Code), plus or minus any gain or loss, and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which such excess deferrals were made.

We reserve the right to reduce or eliminate the withdrawal charge in certain cases, including transfers to a Traditional IRA, QP IRA or Roth IRA from another EQUI-VEST Contract. In no event would such reduc-

ALL EQUI-VEST EDC, TSA AND TRUSTEED CONTRACTS PLUS TRADITIONAL IRA, QP IRA, ROTH IRA, SEP, SIMPLE IRA AND NQ (SERIES 100 AND 200 ONLY) (CONCLUDED)

tion or elimination be permitted where it would be unfairly discriminatory to any person.


The tax consequences of withdrawals are discussed under "Part 9: Federal Tax and ERISA Matters."

As a result of regulations which apply to EDC plans of governmental employers in New York (NY EDC PLANS), EQUI-VEST Contracts which fund New York EDC Plans contain special provisions which apply to all NY EDC Plans whose EQUI-VEST funding arrangements became effective or were renewed on or after July 1, 1989.

These provisions permit the automatic termination of all Contracts issued in connection with a NY EDC Plan five years after the effective date (or any renewal date) of its EQUI-VEST funding arrangement without the deduction of any contingent withdrawal charges. If agreed to by the employer and us, the period may be shorter than five years. A decision to permit the automatic termination of all Contracts would result in the transfer of each Contract's Annuity Account Value to a successor funding vehicle designated by the employer.

The employer sponsoring a NY EDC Plan can renew the EQUI-VEST funding arrangement in a written notice to us which includes a certification of compliance with procedures under the applicable regulations. We are not responsible for the validity of any certification by the employer. A written notice to transfer must be received at our Processing Office and accepted by us not later than seven days before the date on which a transfer is to occur. If an employer fails to notify us in writing as to a transfer of the NY EDC arrangement, or as to its intention not to renew, we will continue the arrangement and associated contracts will not be automatically terminated.

No further investment experience, whether positive or negative, will be credited under a NY EDC Plan Contract once the Contract terminates. As with other tax-favored retirement programs in which the funding is affected by actions of a sponsoring employer, we are not required to provide Annuitants with information relating to an employer's decision to exercise any termination right.

--------------------------------------------------------------------------------

                              PART 8: VOTING RIGHTS

--------------------------------------------------------------------------------

HRT AND EQAT VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of HRT or EQAT. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:


o  to elect each Trust's Board of Trustees,

o  to ratify the selection of independent auditors for each Trust, and


o on any other matters described in each Trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because HRT is a Massachusetts business trust, and EQAT is a Delaware business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Contract Owners and Employers, if appropriate, the opportunity to instruct us how to vote the number of shares attributable to their Contracts. If we do not receive instructions in time from all Contract Owners and Employers, if appropriate, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Contract Owners vote.


Each share of each Trust is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control each Trust. EQAT shares currently are sold only to our separate accounts. HRT shares are held by other separate accounts of ours and by insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of Contract Owners, we currently do not foresee any disadvantages arising out of this. HRT's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that HRT's response to any of those events insufficiently protects our Contract Owners, we will see to it that appropriate action is taken to protect our Contract Owners.


SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Contract Owner approval, Contract Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Contract Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

--------------------------------------------------------------------------------

                      PART 9: FEDERAL TAX AND ERISA MATTERS

--------------------------------------------------------------------------------

ANNUITIES


This prospectus briefly describes our understanding of the current Federal income tax rules that apply to annuities. First we discuss non-qualified annuities, and then discuss some of the special tax rules that apply to an annuity contract purchased to fund a tax-favored retirement program. These annuity contracts include Trusteed and Annuitant-owned HR-10 Contracts purchased for a "qualified plan" (a plan qualified under Section 401 (a) of the Code), and TSA, Traditional IRA, QP IRA, SEP IRA, SIMPLE IRA, Roth IRA or EDC Contracts. Under an annuity purchased to fund a tax-favored retirement program, in order to qualify for its special treatment under Federal tax law, rights and benefits of the Annuitant or the Annuitant's beneficiary may be restricted.

Additional tax information appears in the SAI. This prospectus and the SAI do not provide detailed tax information and do not address state and local income and other taxes, or Federal gift and estate taxes. The U.S. income tax and withholding rules that apply to foreign persons and entities are also outside the scope of this prospectus. Not every Contract has every feature discussed in this section. Please consult a tax adviser when considering the tax aspects of your Contract.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider, legislative proposals that, if enacted, could change the tax treatment of annuities and retirement plans. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted. Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TRANSFERS AMONG INVESTMENT OPTIONS

Under current law, there will not be any tax liability if you transfer the Annuity Account Value among the Investment Funds, the Guaranteed Interest Account and the Fixed Maturity Account.

IMPACT OF TAXES TO EQUITABLE LIFE

The Contracts provide that we may charge the Separate Account for taxes. We can also set up reserves for taxes.

TAXATION OF NON-QUALIFIED ANNUITIES

A non-qualified annuity (NQ) contract is funded only with after-tax funds, and generally is not subject to any special retirement plan rules. There are no tax law limits on the amount of contributions that can be made to an NQ contract. In contrast, Roth IRAs (discussed under this Part) are also funded on an after-tax basis, but tax law limits contributions based on compensation and annual income.

Equitable has designed the EQUI-VEST NQ Contract to qualify as an "annuity" for purposes of Federal income tax law. As such, gains in the Annuity Account Value of the Contract generally will not be taxable to an individual until a distribution from the Contract occurs, either by a pre-annuitization withdrawal of part or all of its value, or when payments are received periodically after annuitization. The taxable portion of distributions and payments from annuity contracts is ordinary income and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below.

Taxation prior to Annuitization

Prior to the date that annuity payments begin, any partial withdrawals are taxable to the Contract Owner to the extent that there has been a gain in the Annuity Account Value. The balance of the distribution is treated as a return of the "investment" or "basis" in the Contract and is not taxable. Generally, the investment or basis in the Contract equals the contributions made less any amounts previously withdrawn which were not taxable.

If the Contract is surrendered, the distribution is taxable to the extent it exceeds the investment in the Contract.

Under the following circumstances, gains in the Annuity Account Value of a Contract may be taxable, even in the absence of a cash payment from the
Contract: (1) if a Contract fails investment diversification requirements, gains may be taxable; (2) if an individual transfers a Contract as a gift to someone other than a spouse (or divorced spouse), gains will be taxable at the time of transfer; (3) the assignment or pledge of any portion of the value of a Contract will be treated as a distribution of that portion of the Contract;

and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity contract during any calendar year to the same taxpayer, the contracts are required to be aggregated in computing the taxable amount of any distribution.


Aggregation is required only for the purpose of figuring out the taxable amount on any distribution including surrenders, from one or more linked contracts. For this reason, your tax report on Form 1099-R may indicate a different taxable amount than you may have originally anticipated.


Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Contract unless an exception under the Code applies.


Taxation after Annuitization

Once periodic payments in the form of an annuity begin, a portion of each payment is considered to be a tax-free return of investment based on the ratio of the investment to the expected return under the Contract. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax free. After the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

Payments because of Death

If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 6, the beneficiary is generally subject to the same tax treatment as would have applied to the Contract Owner, had the Contract Owner surrendered the Contract. If before any benefit is actually paid, the beneficiary elects to apply the death benefit to a life income or installment option, the beneficiary is generally subject to the same tax treatment as would have applied to the Contract Owner, had the Contract Owner annuitized the Contract. The taxable amount will reflect the Contract Owner's investment in the Contract.

Special distribution requirements apply upon the death of the owner of a non-qualified annuity. That is, in the case of a Contract where the owner and annuitant are different, even though the annuity contract could continue because the annuitant is alive, Federal tax law requires that the person who succeeds as owner of such a Contract take distribution of the amounts in the Contract within a specified period of time, unless such owner is the spouse.

Penalty Tax

In addition to income tax, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2, (2) made on or after the death of the Contract Owner, (3) attributable to the disability of the taxpayer, (4) part of a series of substantially equal periodic payments for the life (or life expectancy period) of the taxpayer or the joint lives (or joint life expectancy period) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity contract prior to August 14, 1982 which are transferred to the Contract in a tax-free exchange.

GENERAL RULES OF FEDERAL AND STATE INCOME TAX WITHHOLDING; INFORMATION REPORTING

Equitable Life is required to withhold Federal income tax on the taxable portion of payments from annuity contracts. Withholding may also apply to any taxable amounts paid under a 10-day free look cancellation. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Recipients in the United States generally may elect under certain conditions not to be subject to income tax withholding. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you may be affected by such rules.

Certain states have indicated that state income tax withholding will apply to payments from annuity contracts made to residents. Generally, an election out of Federal withholding will also be considered an election out of state withholding. In some states, a recipient may elect out of state withholding, even if Federal withholding applies. Contact your tax adviser to see how state income tax withholding may apply to your payment.

Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Contract. The Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.

Any income tax withheld is a credit against income tax liability. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding.

Periodic annuity payments are generally subject to wage-bracket type withholding (as if such payments were wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments) which total less than $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. If a recipient fails to provide a correct Taxpayer Identification Number, withholding is made as if the recipient is single with no exemptions.

A recipient of a partial or total non-periodic distribution will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct Taxpayer Identification Number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right, if any, to make withholding elections.

All distributions or taxable transactions with respect to the Contract are reported to the appropriate taxpayer and the Internal Revenue Service on Form 1099-R in the calendar year following the year of the transaction. In certain cases, IRS rules also require us to report nontaxable transactions, such as tax-deferred exchanges of one annuity contract to another.

OTHER WITHHOLDING

In certain cases, Equitable may be required to withhold, or temporarily hold back, an amount of death benefit due to potential application of state inheritance or estate tax rules or Federal "generation skipping tax," which is a form of estate tax. The potential application of these rules varies depending on the amount of the death benefit, the relationship of the beneficiaries to the deceased, and the residence of the parties. You should consult with your tax or legal adviser concerning potential application of these rules to your own personal situation.

SPECIAL RULES FOR NQ AND TRUSTEED CONTRACTS ISSUED IN PUERTO RICO

Only NQ and Trusteed Contracts are available in Puerto Rico.

EQUI-VEST TRUSTEED -- The tax treatment of qualified plans by the United States and by Puerto Rico is similar in many respects, but may not be identical. Please consult your tax adviser to determine any differences which may affect your own situation.

NQ -- Under current law, Equitable Life treats income from such Contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from these Contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Contract may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

SPECIAL RULES FOR TAX-FAVORED RETIREMENT PROGRAMS

An annuity contract may be used to fund certain employer-sponsored retirement programs.

The Code describes how a retirement program can qualify for tax-favored status and sets requirements for various features including: participation, nondiscrimination, vesting and funding; limits on contributions, distributions and benefits; penalties; and withholding, reporting and disclosure. Certain tax advantages of a tax-favored retirement program may not be available under state and local tax laws.

This section of the prospectus briefly describes our understanding of some of the current Federal income tax rules that pertain to an annuity contract purchased to fund a tax-favored retirement program for these special markets: qualified plan and TSA. Other markets are discussed elsewhere in this Part.

QUALIFIED PLANS

General; Contributions

Any type of employer -- corporation, partnership, self-employed individual -- is eligible to establish a plan qualified under Section 401(a) of the Code (a "qualified plan") for participating employees, provided that the qualified plan meets the requirements of Section 401. A discussion of the rules governing establishment and operation of a qualified plan is beyond the scope of this prospectus. Employers should consult their tax advisers for information.

Both employer and employee contributions to qualified plans are subject to a variety of limitations, some of which are discussed here briefly. Violation of contribution limits may result in plan disqualification and/or imposition of monetary penalties.


The annual limit of employer and employee contributions (as defined in Section 415(c) of the Code) which may be made on behalf of an employee to all of the defined contribution plans of an employer is the lesser of $30,000 or 25% of compensation or earned income.

Any reallocated forfeitures and voluntary nondeductible employee contributions will generally be included for purposes of the contribution limit. In calculating contributions to the plan, the law requires that compensation or earned income of more than $150,000, as adjusted from time to time for cost-of-living changes, cannot be considered. In 1998, this compensation limit is $160,000. Effective for plan years beginning after December 31, 1997, the formula for determining the overall limits on contributions includes compensation from the employer in the form of elective deferrals (defined below) and excludable contributions under Code Section 457 or "EDC" plans and "cafeteria" plans (plans giving employees a choice between cash or specified excludable health and welfare benefits).

Special limits on contributions apply to anyone who participates in more than one qualified plan or who controls another trade or business. There is also an overall limit on the total amount of contributions and benefits under all tax-favored retirement programs in which a person participates. The annual limits on contributions referred to here do not apply to rollover contributions which may be permitted under the plan, or trustee-to-trustee transfer contributions.

Salary reduction contributions made under a cash or deferred arrangement (401(K)
PLAN) are limited to $7,000, as adjusted from time to time for cost-of-living changes. In 1998, the annual dollar limit on these "elective deferrals" is $10,000. This limit applies to the aggregate of all elective deferrals under all tax-favored plans with all employers in which the individual participates, for example, also including salary reduction contributions under TSAs. Effective for years beginning after December 31, 1997, employer matching contributions to a 401(k) plan for self-employed individuals are treated the same as employer matching contributions for employees. That is, they are not subject to elective deferral limits.

Qualified plans must not discriminate in favor of highly compensated employees. In addition, special "top heavy" rules apply to plans where more than 60% of the contributions or benefits are allocated to certain highly compensated employees known as "key employees." Determination of compliance with both nondiscrimination and top heavy rules requires various tests. Certain 401(k) plans can adopt a "SIMPLE 401(k)" feature which will enable the plan to meet nondiscrimination requirements without testing. The SIMPLE 401(k) feature requires the 401(k) plan to meet specified contribution, vesting, and exclusive plan requirements, similar to those discussed in this Part under "SIMPLE IRAS (SAVINGS INCENTIVE MATCH PLANS)."

TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)

General

An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees may make contributions to an annuity contract purchased for the benefit of the employee. These annuity contributions, if properly made, will not be treated as currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the annuity contract until distributions are taken.

Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.

Contributions to TSAs

ANNUAL CONTRIBUTIONS. Annual contributions to TSAs made through the employer's payroll are limited. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to the TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. To determine the permissible annual contribution to the participant's TSA, a TSA plan participant and tax adviser along with your Equitable Representative generally must calculate tentative annual contributions under several formulas. Generally, the contribution limit is the lowest of the following: (1) the annual "maximum exclusion allowance" for the employee in Section 403(b)(2) of the Code,
(2) the annual limit on employer contributions to defined contribution plans, and (3) the annual limit on all elective deferrals.

The annual exclusion allowance for the employee under Section 403(b)(2) of the Code is 20% of includable compensation times years of service less previous contributions to all qualified plans, TSAs and EDC plans the participant participates with this employer. The annual limit on employer contributions to defined contribution plans (as discussed above under "Qualified Plans -- General; Contributions") is the lesser of $30,000 or 25% of compensation, disregarding compensation over $160,000 (in 1998). The annual limit on all elective deferrals under all plans of any employer this individual participates in (also discussed above under "Qualified Plans -- General; Contributions") is generally limited to $10,000 in 1998. Note, however, that the maximum salary reduction contribution that may be made by a participant who participates both in a 403(b)
arrangement and an EDC plan will be limited to the lower maximum allowed under Code Section 457 (in 1998, this is $8,000).


Note that excess deferrals which are not withdrawn by April 15 following the year of the deferral may cause the contract to fail to be treated as a TSA.

Special provisions may allow "catch-up" contributions to compensate for smaller contributions made in previous years.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. Rollover contributions may be made to your EQUI-VEST TSA Contract from TSAs under Section 403(b) of the Code (including custodial accounts under Section 403(b)(7) of the Code). See "Distributions from Qualified Plans and TSAs -- Tax-Deferred Rollover" for a description of rollovers. With appropriate written documentation that is satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds. See "Traditional Individual Retirement Annuities ("Traditional IRAs") -- Contributions to Traditional IRAs -- Conduit IRAs" below.

We will also accept direct transfers of TSA funds pursuant to Revenue Ruling 90-24 provided you provide us with acceptable written documentation as to the source of the funds. We do not currently accept direct transfer of funds which were ever held in custodial accounts under Section 403(b)(7) of the Code).

DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS

WITHDRAWAL RESTRICTIONS. Restrictions apply to the salary reduction (elective deferral) portion of a TSA or 401(k) program, including both contributions and earnings. Distributions of restricted salary reduction amounts generally may be made only if the Annuitant attains age 59 1/2, dies, is disabled, separates from service or on account of financial hardship. Hardship withdrawals are limited to the amount actually contributed under a salary reduction agreement, without earnings. These restrictions do not apply to the amount of your TSA Contract as of December 31, 1988 attributable to salary reduction contributions and earnings (or to the extent such amount is properly carried over from an existing TSA to an EQUI-VEST TSA Contract). To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA Contract.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under qualified plans and TSAs are generally not subject to Federal income tax until benefits are distributed. Distributions include withdrawals from the Contract, surrenders of the Contract and annuity payments from the Contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from qualified plans or TSAs are includable in gross income as ordinary income. Distributions from qualified plans or TSAs may be subject to 20% Federal income tax withholding. See "General Rules of Federal and State Income Tax Withholding; Information Reporting" above and "Special Withholding Rules Applicable to Qualified Plans and TSAs" below. In addition, qualified plan and TSA distributions may be subject to additional tax penalties. For information regarding tax penalties which may apply, see "Penalty Tax on Premature Distributions" and "Tax Penalties for Insufficient Distributions" later in this section.

If a plan participant or TSA Owner has made after-tax contributions, for example, the individual will have a tax basis in the Contract which may be recovered. On a total surrender, the amount received in excess of the basis is taxable. Equitable will report the total amount of the distribution. It is the Contract Owners responsibility to determine how much of the distribution is taxable. The amount of any partial distribution from a qualified plan or a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.


If an annuity distribution option is elected, any basis will be recovered as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after the cost basis of the annuity is recovered is fully taxable. If the participant dies before recovering basis and there is a refund feature under the annuity, the beneficiary of the refund may recover the remaining cost basis as payments are made. If the participant (and beneficiary under a joint and survivor annuity) die prior to recovering the full cost basis of the annuity, a deduction is allowed on the participant's (or beneficiary's) final tax return.


Distributions from qualified plans (but not TSAs) may be eligible for the special tax treatment accorded lump sum distributions (favorable five-year averaging, and in certain cases, favorable ten-year averaging and long-term capital gain treatment). This treatment is not available unless the balance to the credit of a plan participant who has participated in the plan for at least five years is paid to the recipient within one taxable year, and is payable (i) after the participant attains age 59 1/2 or (ii) on account of the participant's
(a) death, (b) separation from service (not applicable to self-employed individuals), or (c) disability (applicable only to self-employed individuals). Five-year averaging will be eliminated effective January 1, 2000.

DEATH BENEFIT. Distributions made on account of the death of the Annuitant in a qualified plan or TSA are generally given the same tax treatment the Annuitant would have received had distributions been made to the Annuitant. In some instances, distributions from a qualified plan or TSA made to a surviving spouse may be rolled over to a Traditional individual retirement arrangement on a tax-deferred basis. See "Tax-Deferred Rollover," and "Traditional Individual Retirement Annuities (Traditional IRAs) -- Contributions to Traditional IRAs" below.

LOANS. If the plan permits, loans may be made from a qualified plan or TSA plan. Loans are generally not treated as taxable distributions, except under the following circumstances. If the amount of the loan exceeds permissible limits under the Code when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing interest and principal, the amount not repaid when due may be treated as a taxable distribution. Under Proposed Treasury Regulations which are not yet effective, the IRS would require the entire unpaid balance of the loan to be includable in income in the year of the default. See the discussion in Part 6 under "Loans (for TSA and Corporate Trusteed Only)," the discussion below and in Part 4 of the SAI for certain additional Equitable Life, Code and ERISA rules covering loans from qualified plans or TSAs.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS. Any distribution from a qualified plan or a TSA which is an "eligible rollover distribution" may be rolled over into another eligible retirement plan, either as a direct rollover or a rollover within 60 days of receiving the distribution. To the extent a distribution is rolled over, it remains tax deferred.

A distribution from a qualified plan may be rolled over to another qualified plan which will accept rollover contributions or a Traditional individual retirement arrangement; a TSA distribution may be rolled over to another TSA or Traditional individual retirement arrangement. Death benefits received by a spousal beneficiary may only be rolled over to a Traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under the Code. Distributions which cannot be rolled over generally include periodic payments for life or for a period of 10 years or more, and minimum distributions required under Section 401(a)(9) of the Code (discussed below). Eligible rollover distributions are discussed in greater detail under "Special Withholding Rules Applicable to Qualified Plans and TSAs" below.

Direct transfers of qualified plan funds to another qualified plan investment and direct transfers of TSA funds from one TSA to another pursuant to Revenue Ruling 90-24 are not distributions.

MINIMUM DISTRIBUTIONS. The minimum distribution rules mandate qualified retirement plan and TSA participants to start taking annual distributions from their retirement plans by a required date. When minimum distributions must begin depends on, among other things, the individual's age and retirement status. The distribution requirements are designed to use up the participant's interest in the plan over the individual's life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. Exceptions which may permit an individual to delay commencement of required minimum distributions are noted in the next paragraphs. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2 , or to delay taking it until the three-month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2 unless an exception applies.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

Some individuals may be entitled to delay commencement of required minimum distributions for all or part of their account balance until after age 70 1/2. Consult your tax adviser to determine whether you may qualify for these exceptions. These individuals are as follows:

o For qualified plan and TSA participants who have not retired from service with the employer sponsoring the plan or TSA arrangement in question by the calendar year the participant turns age 70 1/2, the Required Beginning Date for minimum distributions is extended to April 1 following the calendar year of such retirement. (This delay does not apply to 5% owners of qualified plans; the regular rules apply even if the 5% owner still works.)

   TSA plan participants may also delay commencement to age 75 of the portion of their Annuity Account Value attributable to their December 31, 1986 TSA account balance, even if retired at age 70 1/2. (If you have directly transferred  amounts from another  insurer's TSA to your  EQUI-VEST  TSA, you must
   tell us at the time of the transfer the amount of your December 31, 1986 account balance to take advantage of this exception.)


There are two general ways to take minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.


You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Generally, the minimum distribution must be calculated annually for, and taken from, each tax-qualified retirement plan and TSA. Distributions in excess of the amount required in any year from a qualified plan, for example, will not satisfy the required amount for a TSA the individual also participates in. In Notice 88-38, the IRS indicated that an individual maintaining more than one Code
Section 403(b) arrangement may choose to take the annual required minimum distribution for all TSAs from any one or more TSAs the individual maintains, as long as the required distribution is calculated separately for each TSA and all the minimum distribution amounts are added together.

An account-based minimum distribution method may be a lump sum payment, or a periodic withdrawal made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. In the alternative, an individual could meet the minimum distribution requirements by applying the Annuity Account Value to an annuity over the individual's life or the joint lives of the individual and a designated beneficiary, or over a period certain not extending beyond applicable life expectancies.


If an individual dies before the Required Beginning Date or before distributions in the form of an annuity begin, distributions of the entire interest under the contract must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the Annuitant's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy. If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained age 70 1/2. In the alternative, such spouse can roll over the death benefit to a Traditional IRA. See "Tax-Deferred Rollover" above. If an individual dies after the Required Beginning Date or after distributions in the form of an annuity have begun, payments after death must continue to be made at least as rapidly as the payments made before the death of the Annuitant.

SPOUSAL CONSENT RULES


In the case of many qualified plans and certain TSAs, if an Annuitant is married at the time a loan, withdrawal, or other distribution is requested under the Contract, spousal consent is required. In addition, unless the Annuitant elects otherwise with the written consent of the spouse, the retirement benefits payable under the plan or arrangement must be paid in the form of a "qualified joint and survivor annuity" (QJSA). A QJSA is an annuity payable for the life of the Annuitant with a survivor annuity for the life of the spouse in an amount which is not less than one-half of the amount payable to the Annuitant during his or her lifetime. In addition, a married Annuitant's beneficiary must be the spouse, unless the spouse consents in writing to the designation of a different beneficiary.


PENALTY TAX ON PREMATURE DISTRIBUTIONS

The taxable portion of distributions from a qualified plan or TSA will be subject to a 10% penalty tax unless the distribution is made on or after the Annuitant's death, attributable to the Annuitant becoming disabled, or when the Annuitant reaches age 59 1/2. The penalty tax will also not apply if the Annuitant (i) separates from service and elects a payout over his or her life or life expectancy (or joint and survivor lives or life expectancies), (ii) has attained age 55 and separates from service, or (iii) uses the distribution to pay certain extraordinary medical expenses.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make Minimum Distributions discussed above may cause the disqualification of the qualified plan or TSA. Disqualification may result in current taxation of the Annuitant's entire benefit. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any.

It is the plan administrator's responsibility to see that minimum distributions from a qualified plan are made. It is the Owner's responsibility in a TSA to see that the minimum distributions are made with respect to a Contract. We do not automatically make distributions from a Contract before the maturity date unless a request has been made. We will notify you when our records show that your age 70 1/2 is approaching. In the case of TSA Contracts, if you do not select a method, we will assume you are taking your minimum distribution from another TSA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation. See "Minimum Distributions" above.

SPECIAL WITHHOLDING RULES APPLICABLE TO QUALIFIED PLANS AND TSAS

The general rules discussed above in this Part under "General Rules of Federal and State Income Tax Withholding; Information Reporting" apply, with the following addendum.

If the payment is an "eligible rollover distribution" from a qualified plan or a TSA, the recipient generally may not elect out of income tax withholding. All "eligible rollover distributions" are subject to mandatory Federal income tax withholding of 20% unless the employee elects to have the distribution directly rolled over to a qualified plan or Traditional individual retirement arrangement. The following are not eligible rollover distributions subject to mandatory 20% withholding:

o any distribution to the extent that the distribution is a "required minimum distribution" under Section 401(a)(9) of the Code;

o any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually (1) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and his or her designated beneficiary, or (2) for a specified period of 10 years or more;

o certain corrective distributions under Code Sections 401(k), 401(m) and 402(g);

o  loans that are treated as deemed distributions;

o P.S. 58 costs (incurred if the plan provides life insurance protection for participants); and

o a distribution to a beneficiary other than to a surviving spouse or a current or former spouse under a qualified domestic relations order.

If a distribution is made to a plan participant's surviving spouse, or to a current or former spouse under a qualified domestic relations order, the distribution may be an eligible rollover distribution, subject to mandatory 20% withholding, unless one of the exceptions described above applies.

If a distribution is not an "eligible rollover distribution," the rules on elective withholding described above in "General Rules of Federal and State Income Tax Withholding; Information Reporting" apply.

In the case of Trusteed Contracts which continue to be owned by the trustee, any required Federal income tax withholding is the responsibility of the plan administrator.

ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Qualified plans under Section 401 of the Code are generally subject to ERISA. Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

CERTAIN RULES APPLICABLE TO PLAN LOANS

Qualified plans and TSA loans are subject to Code limits and may also be subject to the limits of the applicable plan. Code requirements apply even if the plan is not subject to ERISA. For example, loans offered by certain qualified plans and TSAs are subject to the following conditions:

o The amount of a loan to a participant, when aggregated with all other loans to the participant from all qualified plans of the employer, cannot exceed the greater of $10,000 or 50% of the participant's nonforefeitable accrued benefits, and cannot exceed $50,000 in any event. This $50,000 limit is reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST Contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

o If the loan does not qualify under the conditions above, the participant fails to repay the interest or principal when due, or in some instances, if the participant separates from service or the plan is terminated, the amount borrowed and not repaid may be treated as a distribution. The participant may be required to include as ordinary income the unpaid amount due and a 10% penalty tax on premature distributions may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

In addition, certain loan rules apply only to loans under ERISA plans:

o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for insuring that any loan meets applicable Department of Labor (DOL) requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not Equitable Life, to properly administer any loan made to plan participants.

o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with

   EQUI-VEST Processing and all other terms and conditions of the loan.

o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

o Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.

o Except to the extent permitted in accordance with the terms of a prohibited transaction exemption issued by DOL, loans are not available (i) in a Keogh (non-corporate) plan to an owner-employee or a partner who owns more than 10% of a partnership or (ii) to 5% shareholders in an S corporation.

CERTAIN  RULES  APPLICABLE  TO PLANS  DESIGNED TO COMPLY WITH SECTION  404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor, and the plan sponsor may choose not to comply with Section 404(c).

The EQUI-VEST Trusteed, HR-10 Annuitant-Owned, SIMPLE IRA and TSA programs provide the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. Equitable Life and its Agents shall not be responsible if a plan fails to meet the requirements of
Section 404(c).

GENERAL DISCUSSION OF IRAS

The term "IRA" may generally refer to all individual retirement arrangements, including individual retirement accounts and individual retirement annuities. In addition to being available in both trusteed or custodial account form or individual annuity form, there are many varieties of IRAs. There are "Traditional IRAs" which are generally funded on a pre-tax basis. There are Roth IRAs, newly available in 1998, which must be funded on an after-tax basis. SEP-IRAs (including SARSEP-IRAs) and SIMPLE-IRAs are issued and funded in connection with employer-sponsored retirement plans. Regardless of the type of IRA, your interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

EQUI-VEST offers several different types of Contracts or Certificates designed to qualify as an "individual retirement annuity" under Section 408(b) of the Code. This prospectus contains the information which the IRS requires to be disclosed to you before you purchase an individual retirement arrangement. This section of Part 9 covers some of the special tax rules that apply to individual retirement arrangements, including (in this order) Traditional IRAs, Roth IRAs, SEP-IRAs and SARSEP-IRAs, and SIMPLE IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

Further information regarding individual retirement arrangements generally can be found in Internal Revenue Service Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually, and can be obtained from any IRS district office.

There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs, you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.

We have received favorable opinion letters from the IRS approving the forms of the individual Contract and group certificates for EQUI-VEST as a Traditional IRA. Such IRS approval is a determination only that the form of the contract or certificate meets the requirements for an individual retirement annuity and does not represent a determination of the merits of the contract or certificate as an investment. Certain state regulatory requirements may apply to vary this form of the Contract or Certificate. We have applied for an IRS opinion letter to approve the form of the EQUI-VEST SIMPLE IRA. The IRS does not yet have a procedure in place for approving the form of Roth IRAs.

CANCELLATION

You can cancel any version of EQUI-VEST IRA Contract issued (Traditional IRA, SEP-IRA, SARSEP-IRA, SIMPLE-IRA, Roth IRA) by following the directions in Part 1 under "10 Day Free Look." For conversions of existing EQUI-VEST Traditional IRA Contracts to EQUI-VEST Roth IRA Contracts, you can cancel the ROTH IRA ENDORSEMENT by following the instructions in the "Request for Full Conversion to an EQUI-VEST Roth IRA" form or the "Request for Partial Conversion to an EQUI-VEST Roth IRA" form. Since there may be adverse tax consequences if a Contract is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making a decision to cancel your IRA.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")

The following discussion relates to Traditional IRAs. Roth IRAs, SEP-IRAs, SARSEP-IRAs and SIMPLE-IRAs are discussed later in this section.

CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to establish a Traditional IRA, or as later additions to an existing Traditional IRA: "regular" contributions out of earnings, tax-deferred "rollover" contributions from specified tax-qualified plans, or direct custodian-to-custodian transfers from other Traditional individual retirement arrangements ("direct transfers"). See "Contributions under the Contracts" in Part 6. The immediately following discussion relates to "regular" contributions to Traditional IRAs. Direct transfer and rollover contributions are discussed below under "Transfer and Rollover Contributions to Traditional IRAs."

Regular Contributions to Traditional IRAs

Generally, the sum of an individual's contributions to all of his/her Traditional IRAs and Roth IRAs for a taxable year may not exceed $2,000. This $2,000 annual limit does not apply to rollover or direct transfer contributions into an IRA, nor does it apply to employer contributions to a SIMPLE-IRA, SEP-IRA or SARSEP-IRA. In addition, where an individual earns less than $2,000 in a taxable year, such individual's contributions will be limited to the amount of his/her earnings (rather than $2,000), with the following exception.

Where married individuals file joint income tax returns, their compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly may be able to contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice-versa.) No more than $2,000 can be contributed annually to either spouse's Traditional IRAs or Roth IRAs. Each spouse owns his or her individual retirement arrangements (Traditional IRA and Roth IRA) even if contributions were fully funded by the other spouse.

As long as an individual has earnings as described above of at least the amount of the contribution, there is no maximum income limit which would prevent him or her from making regular contributions of up to $2,000 to a Traditional IRA. (The individual's income may affect the deductibility of the Traditional IRA contribution.)

The amount of Traditional IRA contribution for a tax year that you can deduct depends on whether you are covered by an employer-sponsored, tax-favored retirement plan (including a qualified plan, TSA, SEP-IRA or SIMPLE IRA, but not an EDC plan).

In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

Regardless of adjusted gross income (AGI), if you are not covered by a retirement plan you may make a deductible contribution to a Traditional IRA for each tax year (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) up to the lesser of $2,000 or 100% of compensation.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $30,000 and $40,000 in 1998. This amount will be indexed every year until 2005. If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $50,000 and $60,000 in 1998. This amount will be indexed every year until 2007. Married individuals filing separately and living apart at all times are not treated as being married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of a Traditional IRA contribution with the phase-out, you determine AGI and subtract $30,000 if you are single, or $50,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess AGI. You then determine the limit on the deduction for Traditional IRA contributions using the following formula:

                                Maximum           Adjusted
  $10,000 - Excess AGI    x   Permissible   =      Dollar
  --------------------
        $10,000                  Dollar           Deduction
                               Deduction            Limit

Nondeductible Traditional IRA Contributions

An individual not eligible to deduct part or all of the Traditional IRA contribution may still make nondeductible contributions to Traditional IRAs on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions to the individual's Traditional IRAs and Roth IRAs (or the nonworking spouse's Traditional IRAs and Roth IRAs) may not, however, together exceed the maximum $2,000 per person limit. See "Excess Contributions." INDIVIDUALS MUST KEEP THEIR OWN RECORDS OF DEDUCTIBLE AND NONDEDUCTIBLE CONTRIBUTIONS TO TRADITIONAL IRAS IN ORDER TO PREVENT DOUBLE TAXATION ON THE DISTRIBUTION OF PREVIOUSLY TAXED AMOUNTS. SEE "WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS -- NONDEDUCTIBLE CONTRIBUTIONS."

An individual making nondeductible contributions in any taxable year, or receiving amounts from any Traditional IRA to which he or she has made non-deductible contributions, must file the required information with the IRS. Moreover, individuals making nondeductible Traditional IRA contributions must retain all income tax returns and records pertaining to such contributions until interests in such IRAs are fully distributed.

Contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). Thus, for calendar year taxpayers, contributions to a Traditional IRA for a tax year may be made through April 15 of the next tax year.

No contributions to a Traditional IRA are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal Traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

Transfer and Rollover Contributions to
Traditional IRAs

Rollover contributions may be made to a Traditional IRA from these sources: (i) qualified plans under Section 401 of the Code, (ii) TSAs under Section 403(b) of the Code (including 403(b)(7) custodial accounts) and (iii) other Traditional individual retirement arrangements. In 1998, we do not accept rollover contributions from SIMPLE-IRAs. Direct transfer contributions may be made to a Traditional IRA only from another Traditional IRA (including for this purpose a SEP-IRA or SARSEP-IRA, but not a SIMPLE IRA or Roth IRA).

The difference between a rollover and a direct transfer is that in a rollover the individual actually receives the funds rolled over, or is treated as receiving them in the case of a change from one type of plan to another. In a direct transfer, the individual never takes possession of the funds, but directs the first IRA custodian, trustee or issuer to transfer funds directly to Equitable, as the IRA issuer. Direct transfers can only be made between identical plan types (for example, Traditional IRA to Traditional IRA or Roth IRA to Roth IRA). Rollovers may also be made between identical plan types.
Although the economic effect of a Traditional IRA to Traditional IRA rollover and a Traditional IRA to Traditional IRA direct transfer are the same -- both can be accomplished on a completely tax-free basis -- Traditional IRA to Traditional IRA rollovers are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollovers and can be made more frequently than once a year.

A rollover contribution is made to the Contract either as a "direct rollover" of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the Traditional individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another Traditional individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received.

Generally, the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax free to a Traditional IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more. The distribution from a qualified plan or TSA generally will be all taxable unless you have made nondeductible employee contributions to the plan or TSA. After-tax contributions to plans cannot be rolled over. Your plan fiduciary should give you information as to what amounts are eligible to be rolled over.

Tax-free direct rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan or TSA. A nonspouse beneficiary cannot roll over qualified plan or TSA benefits. In some cases, IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

CONDUIT IRAS. In certain limited circumstances, a Traditional IRA can serve as a "conduit IRA." To get this "conduit" IRA treatment, the source of funds used to establish the Traditional IRA must be a rollover contribution from the qualified plan and the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If the source of the funds originally rolled over into a Traditional IRA is from a qualified plan or TSA and no other funds are commingled with this IRA, amounts can be rolled out of the IRA in the future to another qualified plan or TSA that accepts such contributions. The conduit IRA will no longer qualify as such if you mix regular Traditional IRA contributions or contribute funds from other sources with the rollover distribution from the qualified plan or TSA. You cannot roll over amounts that were originally in a qualified plan through a conduit IRA to a TSA and vice-versa. We offer a separate Traditional IRA contract subject to separate charges, designed to serve as a "conduit" IRA for this purpose (QP IRA Contract).

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO LIMITATIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Traditional IRA at any time; you do not need to wait for a special event like retirement. However, for the tax consequences of withdrawals from Traditional IRAs, see the discussion on "Taxable Distributions from Traditional IRAs," and "Penalty Tax on Premature Distributions" below.

TAXABLE DISTRIBUTIONS FROM TRADITIONAL IRAS. Amounts paid from Traditional IRAs are not subject to Federal income tax until benefits are distributed to the individual owner or beneficiary. Distributions include withdrawals from your Contract, surrender of your Contract and annuity payments from your Contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, payments from Traditional IRAs are includable in gross income as ordinary income. Distributions made before age 59 1/2 may be subject to an additional 10% Federal income tax penalty. (See "Penalty Tax on Premature Distributions" below.)

Distributions from a Traditional IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

TAXATION OF DEATH BENEFIT. Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

NONDEDUCTIBLE CONTRIBUTIONS. If you have ever made nondeductible IRA contributions to any Traditional individual retirement arrangement (whether or not this particular Traditional IRA), you may be able to recover a portion of any Traditional IRA distribution tax free. You must keep records of all such nondeductible contributions. At the end of any tax year in which you receive a distribution from any Traditional IRA, you determine the ratio of the total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs held by you at the end of the tax year plus all Traditional IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from Traditional IRAs during that tax year to determine the nontaxable portion of each distribution.

NONTAXABLE TRANSACTIONS -- TRADITIONAL IRAS. A distribution from a Traditional IRA (other than a required minimum distribution discussed below) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions"; (2) the entire amount received is rolled over to another individual retirement arrangement; (3) if an amount is directly transferred at the Owner's direction to another Traditional IRA; (see "Contributions to Traditional IRAs -- Transfer and Rollover Contributions to Traditional IRAs") or (4) in certain limited circumstances, where the Traditional IRA acts as a "conduit IRA" the entire amount is paid into a qualified plan or TSA that accepts such contributions. See "Conduit IRAs" above.

REQUIRED MINIMUM DISTRIBUTIONS AFTER AGE 70 1/2

Distributions during Life

The minimum distribution rules require Traditional IRA owners to start taking annual distributions with respect to their IRAs beginning at age 70 1/2. The distribution requirements are designed to provide for distribution of Traditional IRAs over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three-month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year (which may be combined and distributed simultaneously). Once minimum distributions begin, they must be made at some time every year.

There are two general ways to take minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account-based minimum distribution method may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. Generally, the required minimum distribution for each year for an account-based method is computed by dividing the Traditional IRA account balance as of the close of business on December 31 of the preceding year by the applicable life expectancy, determined using IRS tables and IRS rules. An annuity-based method involves application of the Annuity Account Value to an annuity over the individual's life or the joint lives of the individual and a designated beneficiary, or over a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one Traditional individual retirement arrangement or other tax-favored retirement plan may be able to choose different distribution options for each arrangement. Your Required Minimum Distribution for any taxable year is calculated by adding together the separate Required Minimum Distribution amounts from each of your Traditional individual retirement arrangements. The IRS, however, does not require that you take out the Required Minimum Distribution from each Traditional individual retirement arrangement that you maintain. As long as the total amount distributed annually for all Traditional IRAs satisfies your overall required minimum distribution requirement for all of your Traditional IRAs, you may choose to take annual required distributions for Traditional IRAs from any one or more Traditional individual retirement arrangements that you maintain.

Distributions after Death

If the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. The IRS has indicated that an exception to this rule may apply if the beneficiary of the Traditional IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the Traditional IRA his or her own" and halt distributions until he or she reaches age 70 1/2.

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Traditional IRA must be completed by December 31 of the fifth year after the owner's death, unless payments to a designated beneficiary begin by December 31 of the year after the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained age 70 1/2. In the alternative, a surviving spouse may elect to treat the Traditional IRA as his or her own, or roll over the inherited IRA into the surviving spouse's own Traditional IRA, in which case the spouse can delay taking distributions until the spouse attains age 70 1/2. Under Series 300 and 400 Contracts, if you elect to have your spouse be the sole primary beneficiary and to be the Successor Annuitant and Contract Owner, then your surviving spouse automatically becomes both the successor Contract Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your Traditional IRA. See "Tax Penalty for Insufficient Distributions" below.

It is the Owner's responsibility to see that the minimum distributions are made with respect to a Traditional IRA Contract. We do not make distributions from a Contract before the maturity date unless a request has been made. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

PROHIBITED TRANSACTIONS. An IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the IRA Contract as of the first day of that tax year. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Premature Distributions" below.

EXCESS CONTRIBUTIONS. Excess contributions to an IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" IRA contributions, contributions to all Traditional IRAs and Roth IRAs in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution" (without regard to the deductibility or nondeductibility of Traditional IRA contributions under this limit). Also, any "regular" contributions to a Traditional IRA made after you reach age 70 1/2 are excess contributions.

In the case of rollover Traditional IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2).

An excess contribution (rollover or "regular") which is withdrawn before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income for the tax year in which the excess contribution from which they arose was made and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the tax year (including extensions), the "regular" contributions may still be withdrawn after that time if the Traditional IRA and Roth IRA contributions for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be reduced by recharacterizing them as contributions for later years.

If excess rollover contributions are not withdrawn before the time for filing your Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. Excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax for premature distributions.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. The taxable portion of distributions from a Traditional IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the following exceptions applies. There are exceptions for:

o  Your death,

o  Your disability,

o  Distributions used to pay certain extraordinary medical expenses,

o Distributions used to pay medical insurance premiums for certain unemployed individuals,

o Substantially equal payments made at least annually over your life (or your life expectancy), or over the lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method,

o Distributions used to pay specified higher education expenses as defined in the Code, and

o  "Qualified first-time homebuyer distributions" as defined in the Code.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS. As indicated above in the discussion on "Required Minimum Distributions after Age 70 1/2," failure to make required distributions may cause the disqualification of the Traditional IRA. Disqualification may result in current taxation of the entire benefit. In addition, a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

It is the owner's responsibility in a Traditional IRA to see that the minimum distributions are made with respect to a Contract. We do not automatically make distributions from a Contract before the maturity date unless a request has been made. We will notify you when our records show that your age 70 1/2 is approaching. In the case of a Traditional IRA Contract, if you do not select a method, we will assume you are taking your minimum distribution from another Traditional IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

ILLUSTRATION OF GUARANTEED RATES

The following two tables which the IRS requires us to furnish to prospective IRA Contract Owners illustrate guaranteed rates for contributions assumed to be allocated entirely to the Guaranteed Interest Account under Series 300 and 400 Contracts. Table I illustrates a $1,000 contribution made annually on the Contract Date and on each subsequent anniversary, assuming no withdrawals or transfers were made from the Contract. Table II assumes a single initial contribution of $1,000, with no further contributions, withdrawals or transfers. The 3% guaranteed rate is the minimum guaranteed interest rate in the Contract.

As explained in "Part 8: Deductions and Charges," the values shown assume the contingent withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each Contract Year in which the Annuity Account Value is less than $20,000.

To find the appropriate value for the end of the Contract Year at any attained age, subtract the issue age (age nearest birthday) from the attained age and enter the table at the corresponding year. Years that correspond to an attained age in excess of 70 should be ignored, unless the Contract is a Roth IRA.

The information shown in the tables should be considered in light of your present age and (with respect to Table I) your ability to contribute $1,000 annually. Any change in the amounts contributed annually, or in the amount of the single contribution, would, of course, change the results shown.

                           TABLE I
                 ANNUITY ACCOUNT VALUES AND
                         CASH VALUES

        (Assuming $1,000 Contributions Made Annually at the Beginning of the Contract Year)

-------------------------------------------------------------

                    3% MINIMUM GUARANTEE
-------------------------------------------------------------

                          ANNUITY
      CONTRACT            ACCOUNT               CASH
      YEAR END             VALUE               VALUE
-------------------------------------------------------------

          1          $    1,009.40       $      954.89
          2               2,039.68            1,929.54
          3               3,100.87            2,933.43
          4               4,193.90            3,967.43
          5               5,319.72            5,032.45
          6               6,479.31            6,129.42
          7               7,673.69            7,313.69
          8               8,903.90            8,543.90
          9              10,171.01            9,811.01
         10              11,476.14           11,116.14
         11              12,820.43           12,460.43
         12              14,205.04           13,845.04
         13              15,631.19           15,271.19
         14              17,100.13           16,740.13
         15              18,613.13           18,253.13
         16              20,201.53           19,841.53
         17              21,837.57           21,477.57
         18              23,522.70           23,162.70
         19              25,258.38           24,898.38
         20              27,046.13           26,686.13
         21              28,887.52           28,527.52
         22              30,784.14           30,424.14
         23              32,737.67           32,377.67
         24              34,749.80           34,389.80
         25              36,822.29           36,462.29
         26              38,956.96           38,596.96
         27              41,155.67           40,795.67
         28              43,420.34           43,060.34
         29              45,752.95           45,392.95
         30              48,155.53           47,795.53
         31              50,630.20           50,270.20
         32              53,179.11           52,819.11
         33              55,804.48           55,444.48
         34              58,508.61           58,148.61
         35              61,293.87           60,933.87
         36              64,162.69           63,802.69
         37              67,117.57           66,757.57
         38              70,161.10           69,801.10
         39              73,295.93           72,935.93
         40              76,524.81           76,164.81
         41              79,850.55           79,490.55
         42              83,276.07           82,916.07
         43              86,804.35           86,444.35
         44              90,438.48           90,078.48
         45              94,181.64           93,821.64
         46              98,037.08           97,677.08
         47             102,008.20          101,648.20
         48             106,098.44          105,738.44
         49             110,311.40          109,951.40
         50             114,650.74          114,290.74
-------------------------------------------------------------

                           TABLE II
                  ANNUITY ACCOUNT VALUES AND
                         CASH VALUES

        (Assuming a Single Contribution of $1,000 and
                   No Further Contribution)

-------------------------------------------------------------

                    3% MINIMUM GUARANTEE
-------------------------------------------------------------

                          ANNUITY
      CONTRACT            ACCOUNT               CASH
      YEAR END             VALUE               VALUE
-------------------------------------------------------------


          1              $1,009.40         $    954.89
          2               1,018.89              963.87
          3               1,019.46              964.40
          4               1,020.04              964.96
          5               1,020.64              965.53
          6               1,021.26              966.11
          7               1,021.90            1,021.90
          8               1,022.55            1,022.55
          9               1,023.23            1,023.23
         10               1,023.93            1,023.93
         11               1,024.65            1,024.65
         12               1,025.38            1,025.38
         13               1,026.15            1,026.15
         14               1,026.93            1,026.93
         15               1,027.74            1,027.74
         16               1,028.57            1,028.57
         17               1,029.43            1,029.43
         18               1,030.31            1,030.31
         19               1,031.22            1,031.22
         20               1,032.16            1,032.16
         21               1,033.12            1,033.12
         22               1,034.11            1,034.11
         23               1,035.14            1,035.14
         24               1,036.19            1,036.19
         25               1,037.28            1,037.28
         26               1,038.40            1,038.40
         27               1,039.55            1,039.55
         28               1,040.73            1,040.73
         29               1,041.96            1,041.96
         30               1,043.22            1,043.22
         31               1,044.51            1,044.51
         32               1,045.85            1,045.85
         33               1,047.22            1,047.22
         34               1,048.64            1,048.64
         35               1,050.10            1,050.10
         36               1,051.60            1,051.60
         37               1,053.15            1,053.15
         38               1,054.74            1,054.74
         39               1,056.39            1,056.39
         40               1,058.08            1,058.08
         41               1,059.82            1,059.82
         42               1,061.61            1,061.61
         43               1,063.46            1,063.46
         44               1,065.37            1,065.37
         45               1,067.33            1,067.33
         46               1,069.35            1,069.35
         47               1,071.43            1,071.43
         48               1,073.57            1,073.57
         49               1,075.78            1,075.78
         50               1,078.05            1,078.05
-------------------------------------------------------------

ROTH IRAS
(ROTH INDIVIDUAL RETIREMENT ANNUITIES)

The EQUI-VEST Roth IRA is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Code. As with the Traditional IRA, your interest in the Roth IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the benefits or payments.

This section of the prospectus contains our understanding of the special tax rules that apply to Roth IRAs. Some of the rules are the same as those that apply to Traditional IRAs and some are different.

Roth IRAs must be funded on an after-tax basis. There is no limit to the number of IRAs (including Roth IRAs) you may establish or maintain as long as you meet the requirements for establishing and funding the IRA. However, if you maintain multiple IRAs you may be required to aggregate IRA values or contributions for tax purposes. You should be aware that all types of IRAs are subject to certain restrictions in order to qualify for special treatment under the Federal tax law.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to purchase a Roth IRA, or as later additions to an existing Roth IRA: "regular" after-tax contributions out of earnings, taxable "rollover" contributions from Traditional IRAs ("conversion" contributions), tax-free rollover contributions from other Roth IRAs, or tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"). The immediately following discussion relates to "regular" Roth IRA contributions. Direct transfer and rollover contributions are discussed below under " Rollovers and Direct Transfers."

Regular Contributions to Roth IRAs

Generally, the sum of an individual's contributions to all of his/her Traditional IRAs and Roth IRAs for a taxable year may not exceed $2,000. This $2,000 annual limit does not apply to rollover or direct transfer contributions into a Traditional or Roth IRA, nor does it apply to employer contributions to a SIMPLE-IRA, SEP-IRA or SARSEP-IRA. In addition, where an individual earns less than $2,000 in a taxable year, such individual's contributions will be limited to the amount of his/her earnings (rather than $2,000), with the following exception.

Where married individuals file joint income tax returns, their compensation effectively can be aggregated for purposes of determining the permissible amount of regular contributions to Traditional IRAs (and Roth IRAs). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly may be able to contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) No more than $2,000 can be contributed annually to either spouse's Traditional IRAs or Roth IRAs. Each spouse owns his or her individual retirement arrangements (Traditional IRA and Roth IRA) even if contributions were fully funded by the other spouse.

ROTH IRA CONTRIBUTIONS CANNOT BE MADE AT ALL FOR ANY YEAR WHERE AN INDIVIDUAL'S FEDERAL INCOME TAX FILING STATUS IS "MARRIED FILING JOINTLY" AND ADJUSTED GROSS INCOME IS OVER $160,000, OR FILING STATUS IS SINGLE WITH ADJUSTED GROSS INCOME OVER $110,000.

Roth IRA contributions may be made in reduced amounts for married individuals filing jointly with adjusted gross income between $150,000 and $160,000 and single taxpayers with adjusted gross income between $95,000 and $110,000. A married individual filing separately with adjusted gross income of more than $10,000 cannot make a regular Roth IRA contribution; and the amount of the permissible contribution is phased out for married individuals filing separately with adjusted gross income of between $0 and $10,000. For the potential effects of violating these rules, see discussion of "Excess Contributions" below.

Contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). In contrast to Traditional IRAs, regular contributions to Roth IRAs are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that.

Roth IRA contributions are not tax deductible.

Rollovers and Direct Transfers

Rollover contributions may be made to a Roth IRA from only two sources: (i) another Roth IRA, or (ii) a Traditional IRA in a "conversion" rollover. No contribution may be made to a Roth IRA from a qualified plan under Section 401(a) of the Code, or a tax-sheltered arrangement under Section 403(b) of the Code. Currently, we also do not accept rollover contributions, from SIMPLE-IRAs. The rollover must be made within 60 days of the date the proceeds from the other Roth IRA or the Traditional IRA were received.

Direct transfer contributions may be made to a Roth IRA only from another Roth IRA. The difference between a rollover and a direct transfer is that in a rollover the individual actually receives the funds rolled over, or constructively receives them in the case of a change from one type of plan to another. In a direct transfer, the individual never takes possession of the funds, but directs the first Roth IRA custodian, trustee or issuer to transfer funds directly to Equitable, as the Roth IRA issuer. Direct transfers can only be made between identical plan types (for example, Roth IRA to

Roth IRA); rollovers may be made between identical plan types but must be made between different plan types (for example, Traditional IRA to Roth IRA). Although the economic effect of a Roth IRA to Roth IRA rollover and a Roth IRA to Roth IRA direct transfer are the same -- both can be accomplished on a completely tax-free basis -- Roth IRA to Roth IRA rollovers are limited to once every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollovers and can be made more frequently than once a year.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. Also, in some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

Conversion Rollover Contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are deemed to withdraw) all or a portion of funds from a Traditional IRA you maintain and roll it over to a Roth IRA within 60 days after you receive (or are deemed to receive) the Traditional IRA proceeds. Unlike a rollover from a Traditional IRA to another Traditional IRA, the conversion rollover transaction involving a Roth IRA is not tax exempt; the distribution from the Traditional IRA is generally fully taxable. (If you have ever made nondeductible regular contributions to any Traditional IRA -- whether or not it is the Traditional IRA you are converting -- a pro rata portion of the distribution is tax exempt.) For this reason, Equitable is required to withhold 10% Federal income tax from the amount converted unless you elect out of such withholding. See "Roth IRA Federal and State Income Tax Withholding and Information Reporting" below.

However, even if you are under age 59 1/2, there is no premature distribution penalty on the Traditional IRA withdrawal. Also, a special rule applies to Traditional IRA funds converted to a Roth IRA in calendar year 1998 only. For 1998 Roth IRA conversion transactions, you include the gross income from the Traditional IRA conversion ratably over the four-year period 1998-2001. See discussion of pre-age 59 1/2 withdrawal penalty and the special penalties that could apply to premature withdrawals of converted funds under "Penalty Tax on Premature Distributions" below.

YOU CANNOT MAKE CONVERSION ROLLOVER CONTRIBUTIONS TO A ROTH IRA FOR ANY TAXABLE YEAR IN WHICH YOUR ADJUSTED GROSS INCOME EXCEEDS $100,000 REGARDLESS OF YOUR FEDERAL INCOME TAX FILING STATUS. (For this purpose, adjusted gross income is computed without the gross income stemming from the Traditional IRA conversion.) Even if your adjusted gross income is $100,000 or less, you also cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your Federal income tax filing status is "married filing separately."

Finally, you cannot make conversion rollover contributions to a Roth IRA to the extent that the funds in the Traditional IRA are subject to the annual required minimum distribution rule applicable to Traditional IRAs beginning at age 70 1/2. For the potential effects of violating these rules, see discussion of "Excess Contributions" below.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement. However, these withdrawals may be subject to a contingent withdrawal (surrender) charge as stated in your Contract. Also, the withdrawal may be taxable to an extent and, even if not taxable, may be subject to penalty in certain circumstances. See the discussion below under "Distributions from Roth IRAs" and "Penalty Tax on Premature Distributions."

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your Contract, surrender of your Contract and annuity payments from your Contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

(1) Rollovers from a Roth IRA to another Roth IRA.

(2) Direct transfers from a Roth IRA to another Roth IRA (see "Rollovers and Direct Transfers" under "Contributions to Roth IRAs" above).

(3) "Qualified Distributions" from Roth IRAs. (See "Qualified Distributions from Roth IRAs" below).

(4) Return of excess contributions (see "Excess Contributions" below).

Qualified Distributions from Roth IRAs

Distributions from Roth IRAs made because of one of four qualifying events or reasons are not includable in income, provided a specified five-year holding or aging period is met. The qualifying events or reasons are the owner's attainment of age 59 1/2, the owner's death, the owner's disability, or a "qualified first-time homebuyer distribution" (as defined in the Code). Qualified first-time homebuyer distributions are limited to $10,000 lifetime in the aggregate from all Roth and Traditional IRAs of the taxpayer.

Five-Year Holding or Aging Period

The  applicable  five-year  holding  or  aging  period  depends  on the  type of contribution made to the Roth IRA. For Roth IRAs funded by regular contributions, or rollover or direct transfer contributions which are not directly or indirectly attributable to converted Traditional IRAs, any distribution made after the five-taxable-year period beginning with the first taxable year for which the individual made a regular contribution to any Roth IRA (whether or not the one from which the distribution is being made) meets the five-year holding or aging period.

For Roth IRAs funded directly or indirectly by converted Traditional IRAs, the applicable five-year holding period begins with the year of the conversion transaction.

Although there is currently no statutory prohibition against commingling regular contributions and conversion rollover contributions in any Roth IRA, or against commingling conversion rollover contributions made in more than one taxable year to Roth IRAs, the IRS strongly encourages individuals to maintain separate Roth IRAs for regular contributions and conversion rollover contributions. It also strongly encourages individuals to differentiate Roth conversion IRAs by conversion year. Under pending legislation which could be enacted with a retroactive effective date, aggregation of Roth IRAs by conversion year may be required. In the case of a Roth IRA which contains conversion rollover contributions and regular contributions, or conversion rollover contributions from more than one year, the five-year holding period would be reset to begin with the most recent taxable year for which a conversion contribution is made.

Non-Qualified Distributions from Roth IRAs

Non-qualified distributions from Roth IRAs are any distributions which do not meet the qualifying event and five-year holding or aging period tests described above and are potentially taxable as ordinary income. Traditional IRA distributions are fully taxable unless the individual has made nondeductible contributions to any of his/her Traditional IRAs. In contrast, non-qualified distributions from Roth IRAs receive return-of-investment-first treatment. That is, there is tax only on the difference between the amount of the distribution and the amount of Roth IRA contributions. In this calculation, Roth IRA contributions are reduced by the amount of any Roth IRA distributions previously recovered tax free. Also, if you maintain multiple Roth IRAs, you may be required to aggregate Roth IRA distributions and contributions for tax calculations.

Like Traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Although the IRS has not yet issued complete guidance on all aspects of Roth IRAs, it appears that individuals will be required to keep their own records of regular and conversion rollover contributions to all Roth IRAs in order to assure appropriate taxation. An individual making contributions to a Roth IRA in any taxable year, or receiving amounts from any Roth IRA, may be required to file the information with the IRS and retain all income tax returns and records pertaining to such contributions until interests in Roth IRAs are fully distributed.

Required Minimum Distributions at Death

If you die before annuitization or before the entire amount of the Roth IRA has been distributed to you, distributions of your entire interest under the Roth IRA must be completed by December 31 of the fifth year after your death, unless payments to a designated beneficiary begin by December 31 of the year after your death and are made over the beneficiary's life or over a period which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, no distributions are required until after the surviving spouse's death.

Taxation of Death Benefit

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

Federal and State Income Tax Withholding from Roth IRA; Information Reporting

The general rules discussed above in this Part under "General Rules of Federal and State Income Tax Withholding; Information Reporting" apply, with the following addendum applicable to Roth IRAs.

Equitable Life is required to withhold Federal income tax on payments from annuity contracts which may be included in gross income. For this reason we are generally required to withhold on conversion rollovers of Traditional IRAs to Roth IRAs, as the deemed withdrawal from the Traditional IRA is taxable.

Generally, no withholding is required on distributions which are not taxable (for example, a direct transfer from one Roth IRA to another Roth IRA you own). In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding as described in "General Rules of Federal and State Income Tax Withholding; Information Reporting." This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part. If we withhold income tax, any income tax withheld is a credit against your income tax liability. Distributions from Roth IRAs are reported to the IRS on Form 1099-R. We also make annual reports to the IRS on Form 5498 as to any regular or rollover contributions received. You will get a copy of any of the information furnished to the IRS.

PROHIBITED TRANSACTIONS

The general rules discussed above in this Part of the prospectus under "Traditional IRAs -- Prohibited Transactions" apply.

EXCESS CONTRIBUTIONS

Excess contributions to a Roth IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" Roth IRA contributions, any contributions in excess of the amount permitted is an "excess contribution." (As discussed above under "Contributions to Roth IRAs -- Regular Contributions to Roth IRAs," the amount permitted may be zero for persons over adjusted gross income limits, and is generally $2,000 -- or earnings if less -- reduced by regular contributions made to Traditional IRAs.) In the case of rollover Roth IRA contributions, "excess contributions" are amounts which are not eligible to be rolled over (for example, conversion rollovers from a Traditional IRA for individuals with adjusted gross income in excess of $100,000 in the conversion year).

There is some uncertainty under current law regarding the adjustment of excess contributions to Roth IRAs. The rules applicable to Traditional IRAs, which may apply, provide that an excess contribution ("regular" or rollover) which is withdrawn before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Premature Distributions"), provided any earnings attributable to the excess contribution are also withdrawn. The withdrawn earnings on the excess contribution, however, could be includable in the individual's gross income for the tax year in which the excess contribution from which they arose was made and could be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the tax year (including extensions), the "regular" contributions may still be withdrawn after that time if the Roth IRA contribution for the tax year did not exceed $2,000 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax.

Pending legislation, if enacted, would provide that a taxpayer has up until the due date of the Federal income tax return for a tax year (including extensions) to correct an excess contribution to a Roth IRA by doing a trustee-to-trustee transfer to a Traditional IRA of the excess contribution and the applicable earnings, as long as no deduction is taken for the contribution.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

The  general  rules  discussed  above  in  this  Part  of the  prospectus  under
"Traditional IRAs -- Penalty Tax on Premature Distributions" generally also apply to Roth IRAs. That is, the taxable portion of distributions from a Roth IRA made before you reach age 59 1/2 will be subject to an additional 10% Federal income tax penalty unless one of the listed exceptions applies. For Roth IRA distributions, the penalty exception for "qualified first-time homebuyer distributions" as defined in the Code could apply, for example, if you have not met the five-year holding or aging period for the distribution to be completely tax free.

Under pending legislation, if amounts converted from a Traditional IRA to a Roth IRA are withdrawn in the five-year period beginning with the year of conversion, to the extent attributable to amounts that were includable in income due to the conversion transaction, the amount withdrawn from the Roth IRA would be subject to the 10% early withdrawal penalty, even if the amount withdrawn from the Roth IRA is not includable in income because of the recovery-of-investment first rule. However, if the recipient is eligible for one of the penalty exceptions listed above (e.g., being age 59 1/2 or older) no penalty will apply.

Such pending legislation also provides that an additional 10% penalty applies, apparently without exception, to withdrawals allocable to 1998 conversion transactions before the five-year exclusion date, in order to recapture the benefit of the prorated inclusion of Traditional IRA conversion income over the four-year period. See "Contributions to Roth IRAs -- Conversion Rollover Contributions to Roth IRAs." It is not known whether this legislation will be enacted in its current form, but it could be retroactive to January 1, 1998.

SIMPLIFIED EMPLOYEE PENSIONS (SEPS)

An employer can establish a SEP plan for its employees and can make contributions to a Contract for each eligible employee. A SEP IRA Contract is a form of Traditional IRA Contract, owned by the employee-Annuitant and most of the rules applicable to Traditional IRAs discussed above apply. A major difference is the amount of permissible contributions. Rules similar to those discussed above under "Qualified Plans General; Contributions" apply. Due to statutory limits, in 1998 an employer can annually contribute an amount for an employee up to the lesser of $24,000 or 15% of the employee's compensation, determined without taking into account the employer's contribution to the SEP. This $24,000 maximum, based on the 1998 statutory compensation limit of $160,000, may be adjusted for cost-of-living changes in future years. Under our current practice, regular Traditional IRA contributions by the employee may not be made under a SEP IRA Contract and are put into a separate Traditional IRA Contract.

Salary reduction SEP (SARSEP) plans may no longer be established for years beginning after December 31, 1996. However, employers who had established SARSEP plans prior to 1997 can continue to make contributions on behalf of participating employees for 1997 and later years. SARSEP plans are subject to a number of special rules, some of which are discussed in the SAI.

SEP plans are available under EQUI-VEST Series 300 in most states. EQUI-VEST SEP Series 200 are available in states where the 300 Series is not available.

SIMPLE IRAS (SAVINGS INCENTIVE
MATCH PLANS)

An eligible employer may establish a "SIMPLE IRA" plan to make contributions to special individual retirement accounts or individual retirement annuities for its employees ("SIMPLE IRAs"). The IRS has issued various forms which may be used by employers to set up a SIMPLE IRA plan. Currently, we are accepting only those SIMPLE IRA plans using IRS Form 5304-SIMPLE. Use of Form 5304-SIMPLE requires that the employer permit the employee to select a SIMPLE IRA provider.

The employer cannot maintain any other qualified plan, SEP plan or TSA arrangement if it makes contributions under a SIMPLE IRA plan. (Eligible employers may maintain EDC plans.)

Any type of employer -- corporation, partnership, self-employed person, government or tax-exempt entity -- is eligible to establish a SIMPLE IRA plan if it meets the requirements about number of employees and compensation of those employees. It is the responsibility of the employer to determine whether it is eligible to establish a SIMPLE IRA plan and whether such plan is appropriate.


The employer must have no more than 100 employees who earned at least $5,000 in compensation from the employer in the prior calendar year.


An employer establishing a SIMPLE IRA plan should consult its tax adviser concerning the various technical rules applicable to establishing and maintaining SIMPLE IRA plans. For example, the definition of employee's "compensation" may vary depending on whether it is used in the context of employer eligibility, employee participation, and employee or employer contributions.


Participation must be open to all employees who received at least $5,000 in compensation from the employer in any two preceding years (they do not have to be consecutive years) and who are reasonably expected to receive at least $5,000 in compensation during the year. (Certain collective bargaining unit and alien employees may be excluded.)


The only kinds of contributions which may be made to a SIMPLE IRA are (i) contributions under a salary reduction agreement entered into between the employer and the participating employee and (ii) required employer contributions (employer matching contributions or employer nonelective contributions). (Direct transfer and rollover contributions from other SIMPLE IRAs, but not Traditional IRAs or Roth IRAs, may also be made.) Salary reduction contributions can be any percentage of compensation (or a specific dollar amount, if the employer's plan permits) but are limited to $6,000 in 1998. The $6,000 elective deferral limit may be indexed for cost-of-living adjustments in future years.

Generally, the employer is required to make matching contributions on behalf of each eligible employee in an amount equal to the salary reduction contributions, up to 3% of the employee's compensation. In certain circumstances, an employer may elect to make required employer contributions on an alternate basis. Effective for taxable years beginning in 1997, employer matching contributions to a SIMPLE IRA for self-employed individuals are treated the same as matching contributions for employees. (They are not subject to the elective deferral limits.)

Tax Treatment of SIMPLE IRAs

Unless specifically otherwise mentioned, for example, regarding differences in funding and potential penalty tax on distributions, the rules discussed above under "Traditional IRAs" also apply to SIMPLE IRAs.

Amounts contributed to SIMPLE IRAs are not currently taxable to employees. Only the employer can deduct SIMPLE IRA contributions, not the employee. An employee eligible to participate in a SIMPLE IRA is treated as an active participant in an employer plan and thus may not be able to deduct (fully) regular contributions to his/her own Traditional IRA.

As with Traditional IRAs in general, contributions and earnings accumulate tax deferred until withdrawn and are then fully taxable. There are no withdrawal restrictions applicable to SIMPLE IRAs. However, because of the level of employer involvement, SIMPLE IRA plans are subject to some rules under ERISA. See the rules under "ERISA Matters" above.

Amounts withdrawn from a SIMPLE IRA can be rolled over to another SIMPLE IRA, or to a Traditional IRA. In 1998, no rollovers are permitted from a SIMPLE IRA to a Roth IRA. No rollovers from a SIMPLE IRA to a Traditional IRA are permitted for individuals under age 59 1/2 who have not participated in the employer's SIMPLE IRA plan for two full years. Also, for such individuals, any amounts withdrawn from a SIMPLE IRA are not only fully taxable but are subject to a 25% (not 10%) additional Federal income tax penalty. (The exceptions for death, disability, etc. discussed in this Part under "Traditional IRAs -- Penalty Tax on Premature Distributions" apply.)


SIMPLE IRA plans are available under EQUI-VEST Series 400 in most states. EQUI-VEST SIMPLE IRA Series 300 and Series 200 are available in states where Series 400 is not available.


PUBLIC AND TAX-EXEMPT ORGANIZATION EMPLOYEE DEFERRED COMPENSATION PLANS (EDC PLANS)

Employees and independent contractors who perform services for an eligible employer which maintains a plan satisfying the requirements of Section 457 of the Code (EDC Plan) may exclude from Federal gross income certain salary reduction amounts. Employers eligible to maintain EDC Plans are governmental entities such as states, municipalities, and state agencies (GOVERNMENTAL EMPLOYER) or tax-exempt entities (TAX-EXEMPT EMPLOYER). Tax-exempt employers are generally subject to ERISA, and may be required by the provisions of that Act to limit participation in an EDC plan to a select group of management or highly compensated employees.

The EDC plan funds are subject to the claims of the employer's general creditors in an EDC plan maintained by a tax-exempt employer. In an EDC plan maintained by a governmental employer, the plan's assets must be held in trust for the exclusive benefit of employees. (Under the Internal Revenue Code, an annuity contract is afforded the same status as a trust, and the contract places the assets out of reach of the employer's creditors.) This requirement currently applies to EDC plans newly established by a governmental employer and must be met by 1999 for governmental employer EDC plans established before August 1996. Regardless of Contract ownership, the EDC plan may permit the employee to choose among various investment options.

Generally, the maximum contribution amount that can be excluded from gross income in any tax year under an EDC plan is 33(1)/3% of the employee's "includable compensation," up to $7,500. This amount may be adjusted for cost-of-living increases in accordance with Section 457 of the Code. In 1998, this amount is $8,000. Special rules may permit "catch-up" contributions during the three years preceding normal retirement age under the EDC plan.

In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 70 1/2, separates from service or in the event of an unforeseen emergency. Income or gains on contributions under an EDC plan are subject to Federal income tax when amounts are distributed or made available to the employee or beneficiary. Amounts are not deemed to be "made available" (currently taxable) just because the participant is permitted under the plan to make a one time election to defer commencement of distributions between the time amounts are allowed to be made available and before distributions actually start. Also, de minimis amounts (up to $5,000) may be taken out by the employee or forced out by the plan under certain circumstances, even though the employee may still be working and amounts would not otherwise be made available.

EDC plans are subject to minimum distribution rules similar to those that apply to qualified plans. See "Distributions from Qualified Plans and TSAs -- Minimum Distributions" above. That is, distributions from EDC plans generally must commence no later than April 1st of the calendar year following the calendar year in which the employee attains 70 1/2 or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator's responsibility to see that minimum distributions from an EDC plan are made.

If the EDC plan so provides, a deceased employee's beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and will be taxed as the payments are received. However, the death benefits must be received within 15 years of the date of the deceased employee's death (or within the period of the life expectancy of the surviving spouse if the spouse is the designated beneficiary).

Distributions from an EDC plan may not be rolled over or transferred to an IRA.

Distributions to an EDC plan participant are characterized as "wages" for income tax reporting and withholding purposes. No election out of withholding is possible. See "General Rules of Federal and State Income Tax Withholding; Information Reporting" above. Withholding on wages is the employer's responsibility. Distributions from an EDC plan are not subject to FICA tax, if FICA tax was withheld by the employer when wages were deferred. In certain circumstances, receipt of payments from an EDC plan may result in a reduction of an employee's Social Security benefits.

--------------------------------------------------------------------------------
                        PART 10: INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 included in Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1997 incorporated by reference in this prospectus, have been audited by Price Waterhouse LLP, independent accountants, whose report thereon is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon the report of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.




--------------------------------------------------------------------------------
                           PART 11: LEGAL PROCEEDINGS
--------------------------------------------------------------------------------

Equitable Life and its affiliates are parties to various legal proceedings, none of which, in our view, are likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the Contracts or the Contracts' distribution.

--------------------------------------------------------------------------------
                 APPENDIX I: AN EXAMPLE OF FIXED MATURITY PERIOD
                             MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 14, 1996 to a Fixed Maturity Period with an Expiration Date of June 15, 2005 (i.e., 9 years later) at a Rate to Maturity of 7.00% resulting in a Maturity Amount at the Expiration Date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2000. See "Part 5:
The Fixed Maturity Account" for a description of the market value adjustment.


-------------------------------------------------------------------------------------------------------------------------------
                                                                                             ASSUMED
                                                                                 GUARANTEED RATE ON JUNE 15, 2000
                                                                                5.00%                        9.00%
                                                                    -----------------------------------------------------------
As of June 15, 2000 (Before Withdrawal)
--------------------------------------
(1)  Market Adjusted Amount......................................           $  144,048                   $  119,487
(2)  Book Value..................................................              131,080                      131,080
(3)  Market Value Adjustment: (1)-(2)............................               12,968                      (11,593)

On June 15, 2000 (After Withdrawal)
----------------------------------
(4)  Portion of Market Value Adjustment Associated
     with Withdrawal: (3) x [$50,000/(1)]........................           $    4,501                   $   (4,851)
(5)  Reduction in Book Value: [$50,000-(4)]......................               45,499                       54,851
(6)  Book Value: (2)-(5).........................................               85,581                       76,229
(7)  Maturity Amount.............................................              120,032                      106,915
(8)  Revised Market Adjusted Amount..............................               94,048                       69,487
-------------------------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

---------------------------------------------------------------------------
                    STATEMENT OF ADDITIONAL INFORMATION
                             TABLE OF CONTENTS
---------------------------------------------------------------------------
                                                                  PAGE
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   Part   1:      Additional Loan Provisions                        2
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   Part   2:      Tax Rules: Special Aspects                        3
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   Part   3:      Required Minimum Distributions Option             4
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   Part   4:      Accumulation Unit Values                          5
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   Part   5:      Calculation of Annuity Payments                   5
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   Part   6:      The Reorganization                                6
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   Part   7:      Alliance Money Market Fund Yield Information      7
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   Part   8:      Other Yield Information                           7
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   Part   9:      Distribution                                      8
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   Part 10:       Key Factors in Retirement Planning                8
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   Part  11:      Long-Term Market Trends                          12
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   Part  12:      Custodian and Independent Accountants            14
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   Part  13:      Financial Statements                             14
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         HOW TO OBTAIN THE EQUI-VEST STATEMENT OF ADDITIONAL INFORMATION




     Call 1-800-628-6673 or send this request form to:
-------------------------------------------------------------
         EQUI-VEST

         Administration Office
         The Equitable
         P.O. Box 2996
         New York, NY  10116-2996
-------------------------------------------------------------



Please send me a Statement of Additional Information dated May 1, 1998



--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                                              State             Zip

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 15.        Indemnification of Directors and Officers
                -----------------------------------------

                Equitable Life's by-laws provide, in Article VII, as follows:

                7.5      Indemnification of Directors, Officers and Employees.
                         -----------------------------------------------------
                         (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company

                           (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721 -726; Insurance Law ss.1216}


                The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $100 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.


Item 16.        Exhibits
                --------

                Exhibits No.
                ------------


                (1)        (a)      Distribution and Servicing Agreement among
                                    Equico Securities, Inc. (now EQ Financial
                                    Consultants, Inc.), Equitable and Equitable
                                    Variable Life Insurance Company, dated as of May 1, 1994, incorporated by reference to Exhibit 3.(c) in Registration Statement
                                    No. 2-30070.

                           (b) Sales Agreement dated as of January 1, 1995 by and among Equico Securities, Inc. (now EQ Financial Consultants, Inc.), Equitable, Separate Account A, Separate Account No. 301 and Separate Account No. 51, previously filed as Exhibit 1(c) with this Registration Statement No. 33-89510 on April 24, 1995.


                (2)        Not applicable.

                (4)        (a)      Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement No. 33-89510 on
                                    April 24, 1995.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement No. 33-89510 on April 24, 1995.

                           (c) Forms of endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC, previously filed with this Registration Statement No. 33-89510 on April 24, 1995.

                           (d) Forms of data pages to endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI, previously filed with this Registration Statement No. 33-89510 on April 24, 1995.

                           (e) Form of application used with the annuity contract identified above, previously filed with this Registration Statement No. 33-89510 on April 26, 1996.

                (5)        (a)      Opinion and Consent of Jonathan E. Gaines,
                                    Esq., Vice President and Associate
                                    General Counsel of Equitable, as to the
                                    legality of the securities being registered, previously filed with Registration No.
                                    33-89510 on February 14, 1995.

                           (b) Copies of the Internal Revenue Service determination letters regarding qualification under Section 408 of the Internal Revenue Code, previously filed with this Registration Statement No. 33-89510 on April 26, 1996.

                (8)        Not applicable.

                (12)       Not applicable.

                (15)       Not applicable.

                (23)       Consent of Price Waterhouse LLP.

                (24) Powers of Attorney for all members of the Board of Directors.

                (26)       Not applicable.

                (27)       Not applicable.

                (28)       Not applicable.


Item 17.          Undertakings
                  ------------

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)        To include any prospectus
                                               required by section 10(a)(3) of
                                               the Securities Act of 1933;

                                    (ii)       to reflect in the Prospectus any
                                               facts or events arising after the
                                               effective date of the
                                               registration statement (or the
                                               most recent post-effective
                                               amendment thereof) which,
                                               individually or in the aggregate,
                                               represent a fundamental change in
                                               the information set forth in the
                                               registration statement;

                                    (iii)      To include any material
                                               information with respect to the
                                               plan distribution not previously
                                               disclosed in the registration
                                               statement of or any material
                                               change to such information in the
                                               registration statement;

                  The directors and officers of Equitable Life are insured under Policies issued by Lloyd's of London, X.L. Insurance Company and Ace Insurance Company. The annual limit on such policies is $100 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 29, 1998.


                                  THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                  UNITED STATES
                                  (Registrant)

                                       By: /s/ Naomi Weinstein
                                           ----------------------
                                               Naomi Weinstein
                                               Vice President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:

Michael Hegarty                          President, Chief Operating Officer and
                                         Director

Edward D. Miller                         Chairman of the Board, Chief Executive
                                         Officer and Director

PRINCIPAL FINANCIAL OFFICER:

Stanley B. Tulin                         Vice Chairman of the Board,
                                         Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:

/s/ Alvin H. Fenichel
---------------------
    Alvin H. Fenichel                    Senior Vice President and
    April 29, 1998                       Controller

DIRECTORS:

Francoise Colloc'h        Donald J. Greene            George T. Lowy
Henri de Castries         John T. Hartley             Edward D. Miller
Joseph L. Dionne          John H.F. Haskell, Jr.      Didier Pineau Valencienne
Denis Duverne             Michael Hegarty             George J. Sella, Jr.
William T. Esrey          Mary R. (Nina) Henderson    Stanley B. Tulin
Jean-Rene Fourtou         W. Edwin Jarmain            Dave H. Williams
Norman C. Francis         G. Donald Johnston, Jr.





/s/ Naomi Weinstein
----------------------
    Naomi Weinstein
    Attorney-in-Fact
    April 29, 1998

                                  EXHIBIT LIST

Exhibit No.                                                  TAG VALUE
-----------                                                  ---------
23         Consent of Price Waterhouse LLP.                  EX-99.23 CONSENT

24         Powers of Attorney.                               EX-99.24 POW ATTY

27         Financial Data Schedules                          EX-27

23959